                                                                 CONFORMED COPY

                        TRANSWORLD HOLDINGS (UK) LIMITED
                                    AS PARENT

                       TRANSWORLD HEALTHCARE (UK) LIMITED
                              AS ORIGINAL BORROWER

                                       AND

                        TRANSWORLD HOLDINGS (UK) LIMITED
                       TRANSWORLD HEALTHCARE (UK) LIMITED
                                OMNICARE LIMITED
                             ALLIED MEDICARE LIMITED
                                 AMCARE LIMITED
                             ALLIED OXYCARE LIMITED
                              NOVACARE (UK) LIMITED
                             AS ORIGINAL GUARANTORS

                                     PARIBAS
                                   AS ARRANGER

                                     PARIBAS
                                BARCLAYS BANK PLC
                                 AS UNDERWRITERS

                                BARCLAYS BANK PLC
                           AS AGENT AND SECURITY AGENT

                                       AND

                                     OTHERS






                   -------------------------------------------

                           (POUNDS STERLING)45,500,000
                             SENIOR CREDIT AGREEMENT

                   -------------------------------------------






                                 CLIFFORD CHANCE

                                    CONTENTS

CLAUSE                                                                     Page

1.     Definitions And Interpretation........................................1
2.     The Facilities.......................................................31
3.     Utilisation Of The Term Facility.....................................32
4.     Interest Periods For Term Advances...................................35
5.     Payment And Calculation Of Interest On Term Advances.................36
6.     Utilisation Of The Revolving Facility................................37
7.     Payment And Calculation Of Interest On Revolving Advances............39
8.     Market Disruption And Alternative Interest Rates.....................40
9.     Notification.........................................................41
10.    Repayment Of The Term Facility.......................................42
11.    Repayment Of The Revolving Facility..................................43
12.    Mandatory Prepayment.................................................43
13.    Cancellation And Voluntary Prepayment................................46
14.    Taxes................................................................48
15.    Tax Receipts.........................................................50
16.    Increased Costs......................................................51
17.    Illegality...........................................................52
18.    Mitigation...........................................................53
19.    Representations......................................................53
20.    Financial Information................................................62
21.    Other Information....................................................65
22.    Financial Condition..................................................66
23.    Covenants............................................................75
24.    Events Of Default....................................................84
25.    Guarantee And Indemnity..............................................90
26.    Commitment Commission And Fees.......................................93
27.    Costs And Expenses...................................................94
28.    Default Interest And Break Costs.....................................95
29.    Parent's Indemnities.................................................96
30.    Currency Of Account And Payment......................................98
31.    Payments.............................................................98


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32.    Set-Off..............................................................99
33.    Sharing.............................................................100
34.    The Agent, The Arranger, The Underwriters And The Banks.............101
35.    Assignments And Transfers...........................................106
36.    Additional Borrowers................................................108
37.    Additional Guarantors...............................................109
38.    Calculations And Evidence Of Debt...................................110
39.    Remedies And Waivers, Partial Invalidity............................111
40.    Notices.............................................................111
41.    Counterparts........................................................112
42.    Amendments..........................................................113
43.    Governing Law.......................................................114
44.    Jurisdiction........................................................114
Schedule 1 THE BANKS ......................................................116
Schedule 2 FORM OF TRANSFER CERTIFICATE....................................117
Schedule 3 CONDITIONS PRECEDENT............................................121
Schedule 4 NOTICE OF DRAWDOWN..............................................127
Schedule 5 FORM OF COMPLIANCE CERTIFICATE..................................129
Schedule 6 FORM OF BORROWER ACCESSION MEMORANDUM...........................130
Schedule 7 FORM OF GUARANTOR ACCESSION MEMORANDUM..........................132
Schedule 8 ADDITIONAL CONDITIONS PRECEDENT.................................134
Schedule 9 FORM OF RESIGNATION NOTICE......................................136
Schedule 10 ASSOCIATED COSTS RATE..........................................137
Schedule 11 FORM OF CLOSING CERTIFICATE....................................139

THIS AGREEMENT is made on 17 December 1999

BETWEEN

(1) TRANSWORLD HOLDINGS (UK) LIMITED a company incorporated in England and Wales with company registration number 3890177 (the "PARENT");

(2) TRANSWORLD HEALTHCARE (UK) LIMITED (a company incorporated in England and Wales with company registration number 03370146) in its capacity as borrower hereunder (the "ORIGINAL BORROWER");

(3) TRANSWORLD HOLDINGS (UK) LIMITED, TRANSWORLD HEALTHCARE (UK) LIMITED, OMNICARE LIMITED, ALLIED MEDICARE LIMITED, AMCARE LIMITED, ALLIED OXYCARE LIMITED and NOVACARE (UK) LIMITED (the "ORIGINAL GUARANTORS");

(4)     PARIBAS as arranger of the Facilities (the "ARRANGER");

(5)     BARCLAYS BANK PLC as agent for the Banks (the "AGENT");

(6) BARCLAYS BANK PLC as security agent for and on behalf of the Finance Parties (as defined below) (the "SECURITY AGENT");

(7) PARIBAS and BARCLAYS BANK PLC as underwriters of the Facilities (the "UNDERWRITERS"); and

(8)     THE BANKS (as defined below).

IT IS AGREED as follows.

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS

        In this Agreement:

        "ACCESSION MEMORANDUM" means a Borrower Accession Memorandum or a Guarantor Accession Memorandum.

        "ACCOUNTANTS REPORT" means the long form report by PricewaterhouseCoopers dated December 1999 in relation to the Business in the agreed form which deals with, among other things, the tax and VAT treatment of the Group.

        "ACCOUNT DEBTOR" in relation to any person, means any other person who is or may become obligated to such first mentioned person under, with respect to, or on account of, a receivable.

        "ACQUISITION AGREEMENT" means, in relation to a Permitted Acquisition or a Permitted Equity Funded Acquisition, the purchase agreement prepared in accordance with its Acquisition Feasibility Memorandum between the purchaser and the vendors together with all schedules, exhibits and attachments to such agreement and all amendments to such purchase agreement.

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        "ACQUISITION COSTS" means all fees, out-of-pocket costs and expenses, stamp, registration and other taxes incurred by the Parent or any other member of the Group in connection with the a Permitted Acquisition, the Facilities, the Warrants, the Notes, the Mezzanine Facility, the Finance Documents or the Mezzanine Finance Documents, the documentation relating to the Warrants and/or the documentation relating to the Notes.

        "ACQUISITION DOCUMENTS" means the Acquisition Agreements and all documents to be executed pursuant thereto in the form to be agreed for the purposes of the relevant Acquisition Agreement and such other documents (if any) relating to the transactions contemplated in such agreements and identified by the Agent and the Parent in writing as an Acquisition Document.

        "ACQUISITION EXPENDITURE ACCOUNT" means an interest bearing account with the Security Agent into which Available Cash is to be paid into and held and which is charged in favour of the Security Agent for the obligations of the Obligors under this Agreement. Such Available Cash may be withdrawn from time to time from the date hereof for the purposes of financing the Total Consideration.

        "ACQUISITION FEASIBILITY MEMORANDUM" means, in relation to a Permitted Acquisition, the acquisition feasibility memorandum (to be delivered to the Agent as a condition precedent to drawdown of a Term B Advance) describing the Permitted Acquisition and prepared in accordance with the Acquisition Policy including:

        (a) a report detailing the extent to which such acquisition deviates (if at all) from the Acquisition Policy together with the rationale for the Board's recommendation to make such deviation; and

        (b) the Acquisition Agreement marked to show material amendments from the Framework Acquisition Agreement together with a commentary explaining the rationale for such amendments.

        "ACQUISITION POLICY" means, in relation to a Permitted Acquisition, the acquisition policy of the Group as identified in Section I Clause C(5) of Schedule 3 (Conditions Precedent).

        "ACQUISITION WORKING CAPITAL" means, in relation to a Permitted Acquisition, the estimated permanent working capital of the Relevant Business being an amount equal to fifteen per cent. of the turnover of the Relevant Business for the 12 months preceding the date of the proposed acquisition.

        "ADDITIONAL BORROWER" means any company which has become an Additional Borrower in accordance with Clause 36 (Additional Borrowers).

        "ADDITIONAL GUARANTOR" means any company which has become an Additional Guarantor in accordance with Clause 37 (Additional Guarantors).

        "ADDITIONAL OBLIGOR" means an Additional Borrower or Additional
        Guarantor.

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        "ADJUSTED CASH FLOW" means, in respect of any Relevant Period, Cash Flow for such Relevant Period:

        (a)     plus Interest Receivable, to the extent received in cash;

        (b)     minus Interest Payable, to the extent payable in cash; and

        (c)     minus any taxes paid in cash during such Relevant Period.

        "ADVANCE" means a Revolving Advance or a Term Advance.

        "AGREED PRO FORMA ADJUSTMENTS" means in respect of any Permitted Acquisition or Permitted Equity Funded Acquisition adjustments made to EBIT relating to such acquisition which:

        (a) add back any non-recurring costs and expenses of the vendors and any overall reduction in operating expenses arising as a result of such acquisition;

        (b) deducting any new operational costs and expenses including amounts payable to any superintendent or similar person; and

        (c) in respect of any calculation of EBIT or EBITDA for any Relevant Period where such Permitted Acquisition or Permitted Equity Funded Acquisition did not occur at the commencement of such Relevant Period, annualised actual EBIT or, as the case may be, EBITDA of the Relevant Business or Restricted Subsidiary since the date of such acquisition.

        "APPLICABLE A MARGIN" means, in relation to the Term A Outstandings, 2.00% per annum.

        "APPLICABLE B MARGIN" means, in relation to the Term B Outstandings, 2.75% per annum.

        "APPLICABLE REVOLVING MARGIN" means, in relation to the Revolving Outstandings, 2.00% per annum.

        "APPLICABLE TREATY" means a double tax treaty or convention relating to the relief from double taxation on income and capital.

        "APPLICABLE TREATY BANKS" means a Bank acting out of a Facility Office to which payments pursuant to this Agreement by a Borrower may be made free and clear of any deduction or withholding on account of any taxes of, or imposed by, the country of incorporation of such Borrower, pursuant to an Applicable Treaty (assuming all relevant forms have been duly completed and any necessary direction made).

        "ASSOCIATED COSTS RATE" means, in relation to each Advance or Unpaid Sum, the percentage rate from time to time determined by the Agent in accordance with Schedule 11 (Associated Costs Rate).

        "AUTHORISED SIGNATORY" means, in relation to an Obligor or proposed Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Agent) to sign, seal or execute documents on behalf of such Obligor and to take such action as is required of an Authorised Signatory under the Finance Documents and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor or proposed Obligor setting out the name and signature of such person and confirming such person's authority to act.

        "AVAILABLE CASH" means cash from time to time, standing to the credit of the Acquisition Expenditure Account in the name of the Borrower.

        "AVAILABLE COMMITMENT" means, in relation to a Bank at any time, the aggregate of its Available Term Commitment and Available Revolving Commitment.

        "AVAILABLE REVOLVING COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Revolving Commitment less its share of the Sterling Amount of the Revolving Outstandings at such time provided that such amount shall not be less than zero.

        "AVAILABLE REVOLVING FACILITY" means, at any time, the aggregate amount of the Available Revolving Commitments adjusted, in the case of any proposed utilisation, so as to take into account:

        (a) any reduction in the Revolving Commitment of a Bank pursuant to the terms hereof;

        (b) any Revolving Advance which, pursuant to any other utilisation, is to be made; and

        (c)     any Revolving Advance which is due to be repaid,

        on or before the proposed Utilisation Date relating to such utilisation.

        "AVAILABLE TERM COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the aggregate of its Available Term A Commitment and its Available Term B Commitment at such time.

        "AVAILABLE TERM A COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Term A Commitment at such time LESS the aggregate of its share of the Sterling Amount of the Term A Advances which are then outstanding.

        "AVAILABLE TERM B COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Term B Commitment at such time LESS the aggregate of its share of the Sterling Amount of the Term B Advances which are then outstanding.

        "AVAILABLE TERM FACILITIES" means, at any time, the aggregate of the Available Term A Facility and the Available Term B Facility at such time and "AVAILABLE TERM FACILITY" means the amount of any such available facility.

        "AVAILABLE TERM A FACILITY" means, at any time, the aggregate amount of the Available Term A Commitments adjusted, in the case of any proposed utilisation, so as to take into account any reduction in the Term A Commitment of a Bank on or before the proposed Utilisation Date relating to such utilisation.

        "AVAILABLE TERM B FACILITY" means, at any time, the aggregate amount of the Available Term B Commitments adjusted, in the case of any proposed utilisation, so as to take into account any reduction in the Term B Commitment of a Bank on or before the proposed Utilisation Date relating to such utilisation.

        "BANK" means any financial institution:

        (a)     named in Schedule 1 (The Banks); or

        (b) which has become a party hereto in accordance with the provisions of Clause 35.4 (Assignments by Banks) or 35.5 (Transfers by Banks),

        and which has not ceased to be a party hereto in accordance with the terms hereof.

        "BORROWER" means the Original Borrower and each Additional Borrower, PROVIDED THAT such company has not been released from its rights and obligations hereunder in accordance with Clause 36.3 (Resignation of a Borrower).

        "BORROWER ACCESSION MEMORANDUM" means a memorandum substantially in the form set out in Schedule 6 (Form of Borrower Accession Memorandum).

        "BUDGET" means, in relation to the Group and the period starting no later than the date of this Agreement and ending 30 September 2004, the Business Plan, and in relation to each successive twelve (12) month period thereafter:

        (a)     a projected balance sheet;

        (b)     a projected profit and loss account;

        (c)     a projected cash flow statement; and

        (d) a projected covenant calculation relating to each financial undertaking contained in Clause 22.1 (Financial Covenants).

        "BUSINESS" means the provision of healthcare services to the community and NHS Trust falling into the following divisions:

        (a) the supply of nurses and carers to the NHS local authorities, private nursing homes, industry and private individuals;

        (b)     the supply of ostomy and urology products; and

        (c)     the supply of oxygen cylinders and concentrators.

        "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for business generally in London.

        "BUSINESS PLAN" means the business plan for the Group and TW US Strategy Paper describing the nature and extent of, and prospects for the Group's business and operations, dated on or about the date of this Agreement and prepared by the Parent.

        "CASH EQUIVALENT INVESTMENTS" means:

        (a) debt securities denominated in (i) US Dollars or (ii) euro or Sterling ("OTHER CURRENCY") issued by the United States of America or the United Kingdom ("UK") or any country which is a member of the European Union whose indebtedness is rated AA or better by Standard & Poor's Corporation which are (in each case) not convertible into any other form of security;

        (b) debt securities denominated in US Dollars or Other Currency which are not convertible into any other form of security, rated P-1 (Moody's Investor Services Inc.) or A-1 (Standard & Poor's Corporation) and not issued or guaranteed by any member of the Group;

        (c) certificates of deposit denominated in US Dollars or Other Currency issued by, and sterling acceptances by, banking institutions authorised under applicable UK legislation which at the time of making such issue or acceptances, have outstanding debt securities rated as provided in paragraph (b) above; and

        (d) such other securities (if any) as are approved as such in writing by the Agent

        PROVIDED THAT any such debt securities, certificates of deposit, acceptances and other securities referred to in paragraphs (a) - (d) above shall only constitute Cash Equivalent Investments if they have a maturity of six months or less or (if they have a maturity of longer than six months) they do not have a fixed interest rate/coupon.

        "CAPITAL EXPENDITURE" shall have the meaning given to such term in Clause 22.3 (Financial Definitions).

        "CASH FLOW" shall have the meaning given to such term in Clause 22.3 (Financial Definitions).

        "CHANGE OF CONTROL" means the occurrence of the following event or circumstances:

        (a) any person or group of connected persons which does not at the date hereof have control of the Parent or any holding company of the Parent acquires such control (for the purposes of this paragraph "connected person" shall be construed in accordance with Section 839 of the Income and Corporation Taxes Act 1988); or

        (b) the persons listed in Clause 19.20 (Control of the Parent) ceases to have control of the Parent.

        "CLOSING CERTIFICATE" means the closing certificate substantially in the form set out in Schedule 11 (Form of Closing Certificate).

        "COMMITMENT" means, in relation to a Bank at any time, the aggregate of its Term Commitment and its Revolving Commitment.

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

        "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking in the standard form from time to time of the LMA or in such other form as may be agreed between the Parent and the Agent.

        "DEBENTURE" means a debenture in the agreed form executed or to be executed in favour of the Security Agent.

        "DISPUTE" means any dispute referred to in Clause 44 (Jurisdiction).

        "DORMANT SUBSIDIARY" means, on any given date, a Group company

        (a) which has been dormant within the meaning of section 250(3) of the Act for the period of 12 months ending on that date (or, if a shorter period, for the period from the date of its incorporation to that date) and;

        (b) the value of whose assets does not exceed in aggregate (pounds sterling)10,000.

        "DUE DILIGENCE REPORT" means the preliminary legal due diligence report in relation to the Group dated 16 December 1999, together with the preliminary report dated 25 July 1999.

        "EARN OUT" means, in relation to a Permitted Acquisition, the earn out element (as set out in the Acquisition Policy, the related Acquisition Feasibility Memorandum, the Framework Acquisition Agreement and the relevant Acquisition Agreement) payable to the vendors as part of the Total Consideration.

        "ENCUMBRANCE" means (a) a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person or (c) any other type of preferential arrangement (including any title transfer and retention arrangement) the effect of which is to give a creditor a preferential position in relation to any asset of a person on any insolvency proceeding of that person.

        "ENVIRONMENTAL CLAIM" means any claim, proceedings or official investigation by any person pursuant to any Environmental Law.

        "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any member of the Group conducts business giving rise to legal obligations or liability relating to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

        "ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

        "EVENT OF DEFAULT" means any circumstance described as such in Clause 24 (Events of Default).

        "EXCESS CASH FLOW" has the meaning given to such term in Clause 22.3 (Financial Definitions).

        "EXCLUDED PROCEEDS" means (a) aggregate Net Disposal Proceeds received in respect of sales or other transfers of assets or revenues where the proceeds of each such asset disposal do not exceed (pounds sterling)50,000 (or its equivalent) and up to but not more than s sterling100,000 (or its equivalent) in aggregate in any period of twelve months (the "PERMITTED RETENTION") and (b) any insurance recovery where the proceeds arising out of the same are to be applied and are applied in acquiring replacement assets for the assets damaged or destroyed (or in reinstating the relevant damaged assets) or meeting any liability in respect of which such moneys are received within 180 days of receipt PROVIDED THAT such proceeds are deposited into and held in the Holding Account until such time that a replacement of such asset is required or such reinstatement is made or such liability is met.

        "EXISTING TW US LOAN " means the existing intra-group loans between TW US and the Original Borrower in the amount of approximately
        (pounds sterling)40,000,000.

        "FACILITIES" means the Term Facilities and the Revolving Facility.

        "FACILITY OFFICE" means, in relation to the Agent, each office identified with its signature below or such other office(s) as it may select by notice and, in relation to any Bank, each office notified by it to the Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office(s) as it may from time to time select by notice to the Agent.

        "FINAL MATURITY DATE" means:

        (a) when designated "TERM A FACILITY" or "REVOLVING FACILITY", the sixth anniversary of the date hereof; or

        (b) when designated "TERM B FACILITY", the seventh anniversary of the date hereof.

        "FINANCE DOCUMENTS" means this Agreement, any Borrower Accession Memorandum or Guarantor Accession Memorandum, the fee letters referred to in Clauses 26.3 (Arrangement Fee), 26.4 (Agency Fee) and 26.5 (Underwriting Fee), the Security Documents, the Intercreditor Arrangements, Mezzanine Warrant Instrument, the Hedging Agreements entered into by a Bank (but not any other financial institution) and any documents evidencing the terms of any other agreement or document that may be entered into or executed pursuant to any of the foregoing by any Obligors and any other document which is designated a "FINANCE DOCUMENT" in writing signed by the Parent and the Agent.

        "FINANCE LEASE" means a contract treated as a finance lease in accordance with UK GAAP.

        "FINANCE PARTIES" means the Agent, the Security Agent, the Arranger, the Underwriters and the Banks and any Hedge Counterparties which are Banks.

        "FINANCIAL INDEBTEDNESS" means any indebtedness in respect of or arising under or in connection with:

        (a)     moneys borrowed (including overdrafts); or

        (b) indebtedness under any debenture, bond (other than a performance bond issued in respect of the trade obligations), note or loan stock or other similar instrument; or

        (c) any acceptance or documentary credit (other than in respect of trade obligations); or

        (d) receivables sold or discounted (otherwise than on a non-recourse basis); or

        (e) the acquisition cost of any asset to the extent payable after the time of acquisition or possession by the person liable as principal obligor for the payment thereof where the deferred payment is arranged primarily as a method of raising finance or financing or refinancing the acquisition of the asset acquired (excluding, for the avoidance of doubt, trade credit with a term of 180 days or less on customary terms); or

        (f) the sale price of any asset to the extent paid before the time of sale or delivery by the person liable to effect such sale or delivery where the advance payment is arranged primarily as a method of raising finance or financing or refinancing the manufacture, assembly, acquisition or holding of the asset to be sold (excluding, for the avoidance of doubt, trade credit with a term of 180 days or less on customary terms); or

        (g) Finance Leases, credit sale or conditional sale agreements (whether in respect of land, buildings, plant, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing or refinancing the acquisition of the relevant asset (but not including liabilities under operating leases); or

        (h) the net amount from time to time due pursuant to any agreement for managing or hedging currency and/or interest rate and/or commodity risk whether by way of forward exchange, cap, collar, swap, forward rate agreement or otherwise or the net amount from time to time due under any other derivative contract; or

        (i) the amount payable under any put option or other arrangement (excluding, until exercisable, the warrants issued under the Warrant Documents) whereby any member of the Group is liable, at the request of a third party, to purchase share capital or other securities issued by it or any other member of the Group prior to the Final Maturity Date; or

        (j) the amount payable by any member of the Group in respect of the redemption of any share capital or other securities issued by it prior to the Final Maturity Date; or

        (k) the amount of any guarantee or indemnity of any person in respect of any indebtedness falling within paragraphs (a) to (j) inclusive of this definition,

        and so that, where the amount of Financial Indebtedness falls to be calculated, no amount shall be taken into account more than once in the same calculation.

        For the avoidance of doubt Financial Indebtedness shall not include indebtedness incurred in relation to any Earn Outs payable at the date hereof.

        "FINANCIAL MODEL" means the financial model in the agreed form prepared by PricewaterhouseCoopers.

        "FINANCIAL QUARTER" shall have the meaning ascribed to it in Clause 22.3 (Financial Definitions).

        "FLOTATION" means a successful application being made for any part of the share capital of the Group or any holding company of the Parent to be listed on any stock exchange or the grant of permission to deal in any such share capital on any recognised exchange.

        "FRAMEWORK ACQUISITION AGREEMENT" means the form of purchase agreement as identified in Section I Clause C (5) of Schedule 3 (Conditions Precedent).

        "FUNDS FLOW STATEMENT" means the chart and memorandum in the agreed form showing the payments to be made by each member of the Group and TW US at or immediately prior to the date hereof for the purposes of repaying the Existing TW US Loan.

        "GROUP" means the Parent and its subsidiaries for the time being.

        "GROUP ASSETS" means all the assets, properties and business of the Group taken as a whole.

        "GROUP REVENUES" means all revenues of the Parent.

        "GROUP STRUCTURE CHART" means the group structure chart in agreed form showing:

        (a)     all members of the Group;

        (b) any person in which any Group member has an interest in the issued share capital or equivalent ownership interest of such person;

        (c) the jurisdiction of incorporation or establishment of each person within (a) above; and

        (d) that all members of the Group are wholly-owned subsidiaries of the Parent.

        "GUARANTOR ACCESSION MEMORANDUM" means a memorandum substantially in the form set out in Schedule 7 (Form of Guarantor Accession Memorandum).

        "GUARANTORS" means each of the Original Guarantors and each Additional Guarantor.

        "HEDGE COUNTERPARTY" means a Bank which has become a party to the Intercreditor Arrangements as a Hedge Counterparty in accordance with the provisions thereof.

        "HEDGING AGREEMENTS" means each of the agreements entered into or to be entered into between the Group member(s) approved by the Agent and a Hedge Counterparty for the purpose of hedging interest rate liabilities in accordance with Clause 23.34 (Hedging).

        "HOLDING ACCOUNT" means the account specified in a letter between the Parent and the Agent which account is held by the Original Borrower with the Security Agent (or any other interest bearing account held in England (or any other jurisdiction agreed to by the Security Agent (acting reasonably)) with the Security Agent by a Group member which is opened after the date hereof and after receipt by the Agent of written confirmation from the Parent that such account is to be a "Holding Account") (as the same may be redesignated, substituted or replaced from time to time) which is pledged, charged or assigned to the Security Agent pursuant to the Security Documents to secure all amounts due under the Finance Documents and from which the only withdrawals which may be made are to:

        (a) (i) in the case of any disposal proceeds deposited in such account, reinvest in assets which are similar to the assets to which such disposal proceeds relate or (ii) in the case of insurance proceeds deposited in such account, repair, replace or reinstate the assets to which such insurance proceeds relate or to meet a third party claim or (iii) in the case of acquisition recoveries deposited in such account, discharge the liability, charge or claim to which such acquisition recoveries relate or to be applied in repair, replacement or reinstatement of assets which are a total loss or damaged as a result of the event or circumstance giving rise to such acquisition recoveries PROVIDED THAT, in the case of any withdrawal, such withdrawal is made as soon as reasonably practicable and in any event within 90 days (or such longer period agreed by the Agent) of receipt of such disposal proceeds or, as the case may be, acquisition recoveries or within 180 days (or such longer period agreed by the Agent) of receipt of such insurance proceeds and provided further the Parent has provided a certificate to the Security Agent requesting withdrawal of such proceeds (setting out in reasonable detail how such withdrawal shall be applied); or

        (b)     repay amounts due to the Finance Parties under this Agreement,

        and the interest rate on the deposit in such account to be the rate applicable to corporate customers of a similar standing to such Group member in respect of deposits in the same currency of similar amounts and similar duration.

        "HYPERION" means Hyperion Capital.

        "INDEBTEDNESS FOR BORROWED MONEY" means any indebtedness in respect of or arising under or in connection with Financial Indebtedness (save for Financial Indebtedness falling within paragraph (h) of the definition of "FINANCIAL INDEBTEDNESS").

        "INFORMATION MEMORANDUM" means the document approved by the Parent concerning the Group which, at their request and on their behalf, has been prepared in relation to this transaction and distributed by the Arranger to selected banks.

        "INITIAL INVESTOR" means Triumph Partners III, L.P. and each of its permitted successors, assigns or transferees.

        "INSTRUCTING GROUP" means:

        (a) whilst there are no Outstandings, a Bank or Banks whose Commitments amount (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than sixty-six and two thirds per cent. of the Total Commitments; and

        (b) whilst there are Outstandings, a Bank or Banks to whom in aggregate more than sixty-six and two thirds per cent. of the Sterling Amount of the Outstandings is owed.

        "INTELLECTUAL PROPERTY" means any and all interests in any part of the world in or relating to registered and unregistered trade marks and service marks, domain names, patents, registered designs, trade names, business names, titles, registered or unregistered copyrights in published and unpublished works, unregistered designs, inventions registered or unregistered, data base rights, know-how, any other intellectual property rights and any applications for any of the foregoing and any goodwill therein.

        "INTERCREDITOR ARRANGEMENTS" means the intercreditor deed referred to in
        Schedule 3 Part 1 paragraph E(3) (Conditions Precedent).

        "INTEREST PERIOD" means, save as otherwise provided herein:

        (a)     any of those periods mentioned in Clause 4.1 (Interest Periods);
                and

        (b) in relation to an Unpaid Sum, any of those periods mentioned in Clause 28.1 (Default Interest Periods).

        "INTRA-GROUP BORROWERS" means the intra-group borrowers named in the Intra-Group Loan.

        "INTRA-GROUP LOAN" means any loan between members of the Group evidenced by a loan agreement in the agreed form.

        "IP LICENCE" means the licence or agreement pursuant to or under which any Intellectual Property is held, used or exploited by any Group member.

        "JOINT VENTURE" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

        "LEGAL OPINIONS" means the Legal Opinions delivered to the Agent in accordance with Clause 2.3 (Conditions Precedent), Clause 36.2 (Borrower Conditions Precedent) and Clause 37.2 (Guarantor Conditions Precedent).

        "LEGAL RESERVATIONS" means the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim, rules against contractual penalties and similar principles which are set out in the Legal Opinions as qualifications as to matters of law.

        "LIBOR" means, in relation to any amount owed by an Obligor hereunder on which interest for a given period is to accrue:

        (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate for sterling (being currently "3750") for such period at or about 11.00 a.m. on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average British Bankers Association Interest Settlement Rate for such currency as the Agent, after consultation with the Banks and the Parent, shall select; or

        (b) if no quotation for the relevant currency and the relevant period is displayed and the Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in the currency of such amount and for such period at or about 11.00 a.m. on the Quotation Date for such period.

        "LMA" means the Loan Market Association.

        "MARKET REPORT" means the market report by Cambridge Pharma Consultancy dated November 1999 in relation to the Group in agreed form.

        "MANAGEMENT OPTIONS" means the seven (7) day option for management to invest in the Original Borrower pursuant to the Securities Purchase Agreement.

        "MANDATORY PREPAYMENT ACCOUNT" means an interest bearing account held in England by the Original Borrower with the Security Agent and identified in a letter between the Original Borrower and the Agent as a Mandatory Prepayment Account (as the same may be redesignated, substituted or replaced from time to time) which is pledged, charged or assigned to the Security Agent pursuant to the Security Documents to secure amounts due under the Finance Documents and from which no withdrawals may be made by any Group members and the interest rate on the deposit in such account to be the rate applicable to corporate customers of a similar standing to such Group member in respect of deposits in the same currency of similar amounts and similar duration.

        "MARGIN" means the Applicable A Margin (subject to Clause 5.3 (Term Margin Ratchet)), the Applicable B Margin or, as the context may require, the Applicable Revolving Margin (subject to Clause 7.3 (Revolving Margin Ratchet)).

        "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the assets, property, business, financial condition or the results of operations of the Group taken as a whole or (b) a material adverse effect on the ability of any Obligor to comply with any of its payment obligations (and its obligations under Clause 22.1 (Financial Covenants)) under the Finance Documents.

        "MATERIAL SUBSIDIARY" means the Obligors and each other member of the Group whose assets exceed 5% of the total assets of the Group and whose profit exceed 5% of the gross profit of the Group by reference to the most recently delivered audited accounts.

        "MEZZANINE FACILITY" means the mezzanine loan facility made available to the Borrower (as defined therein) on the terms and conditions of the Mezzanine Credit Agreement.

        "MEZZANINE CREDIT AGREEMENT" means the mezzanine credit agreement dated of even date herewith and made between Transworld Healthcare UK, Limited as borrower and the banks and financial institutions named therein as Banks, setting out the terms and conditions on which the Mezzanine Outstandings will be made available.

        "MEZZANINE FINANCE DOCUMENTS" means the Mezzanine Credit Agreement, the Mezzanine Warrant Instrument, any guarantor accession memorandum under the Mezzanine Credit Agreement, the Security Documents which provide security to the Mezzanine Lenders, the Intercreditor Arrangements, the fee letters referred to in Clause 26.3 (Arrangement Fee) of the Mezzanine Credit Agreement and any documents evidencing the terms of any other agreement or document that may be entered into or executed pursuant to any of the foregoing by the Obligors or any of them and any other document which is designated a "MEZZANINE FINANCE DOCUMENT" or "FINANCE DOCUMENT" in writing signed by the Parent and the Mezzanine Banks.

        "MEZZANINE BANKS" means the "BANKS" as defined in the Mezzanine Credit Agreement.

        "MEZZANINE OUTSTANDINGS" means the loan in the maximum principal amount of (pounds sterling)10,000,000 to be made available by the Mezzanine Banks under the Mezzanine Credit Agreement, the rights in relation to which are subject to the provisions of the Intercreditor Arrangements.

        "MEZZANINE WARRANT INSTRUMENT" means the mezzanine warrant instrument executed as a deed dated of even date hereof by the Original Borrower and any other document or agreement entered into or executed in connection with such instrument or the rights set out therein.

        "MIRROR NOTES" means the mirror loan notes constituted by the Securities Purchase Agreement.

        "MIRROR PIK NOTES" means promissory loan notes constituted by the Securities Purchase Agreement issued in lieu of the interest due on the Mirror Notes.

        "MIRROR NOTE DOCUMENTS" means the Mirror Notes and the Securities Purchase Agreement in agreed form and any other documents entered into pursuant thereto.

        "NET DISPOSAL PROCEEDS" means the gross total proceeds (including any amounts received in repayment of intercompany debt) received by Group members in cash from all disposals of any revenues or fixed assets of the Group (other than Excluded Proceeds) less:

        (a) reasonable out of pocket expenses of the Group incurred due to such disposal;

        (b) restructuring and other costs incurred by the Group in connection with any such disposal to the extent not included in
                (a) above provided that such costs are in an amount acceptable to an Instructing Group (acting reasonably);

        (c) the VAT or similar tax paid or payable by any member of the Group due to such disposal; and

        (d) any income, capital gains or other taxes incurred and required to be paid by any member of the Group in connection with such disposal as reasonably determined in good faith by such member of the Group on the basis of the existing tax rates applicable to the gain (if any) and after taking into account all available credits, deductions and allowances.

        "NOTICE OF DRAWDOWN" means a notice substantially in the form set out in
        Schedule 4 (Notice of Drawdown).

        "OBLIGORS" means the Parent, the Borrower and the Guarantors.

        "ORIGINAL FINANCIAL STATEMENT" means:

        (a) in relation to the Parent, its audited consolidated financial statements for its financial year ended 30 September 1999; and

        (b) in relation to each Obligor other than the Parent, its audited financial statements for its financial year ended 30 September 1999; and

        (c) in relation to any Additional Obligor, its audited financial statements delivered pursuant to Schedule 8 (Additional Conditions Precedent).

        "ORIGINAL OBLIGORS" means the Original Borrower and the Original Guarantors.

        "ORIGINAL SENIOR SUBORDINATED NOTE AMOUNT" means the actual issued amount (up to (pounds sterling)22,600,000) pursuant to the Securities Purchase Agreement being the aggregate principal amount of the Senior Subordinated Notes on issue but excluding any PIK Notes.

        "ORIGINAL STERLING AMOUNT" means:

        (a) in relation to a Revolving Advance, the amount specified in the Notice of Drawdown relating thereto, as the same may be reduced pursuant to Clause 6.2 (Reduction of Available Revolving Commitment); and

        (b)     in relation to a Term Advance:

                (i) where such Advance came into existence as a result of a drawing under either Term Facility, the amount specified as such in the Notice of Drawdown relating thereto, as the same may be reduced pursuant to Clause 3.4 (Reduction of Available Term Commitment);

                (ii) where such Term Advance came into existence upon the consolidation of two or more Term Advances, the aggregate of the Sterling Amounts of the Term Advances so consolidated; and

                (iii) where such Term Advance came into existence upon the division of a Term Advance, the amount specified as such by the relevant Borrower pursuant to Clause 4.4 (Division of Term Advances).

        "OUTSTANDINGS" means, at any time, the Term Outstandings and the Revolving Outstandings.

        "PARTY" means a party to this Agreement.

        "PAYMENT BLOCKAGE EVENT" means:

        (a)     the occurrence of any Event of Default which is continuing; or

        (b) any event or circumstance which would become (with the passage of time, the giving of notice in each case as contemplated or required under Clause 24 (Events of Default)) an Event of Default PROVIDED THAT in the case of any event or circumstance falling within this paragraph (b) such Payment Blockage Event shall not be capable of "continuing" for more than 30 days with respect to a particular event or circumstance.

        "PERMITTED ACQUISITIONS" means an acquisition of a business (a "RELEVANT BUSINESS") where:

        (a) the acquisition comprises an acquisition of assets and not shares;

        (b) the assets to be acquired are free from all Encumbrances (except the Encumbrance identified in paragraph (h) and (i) of the definition of Permitted Encumbrances) and any other third party claim;

        (c) the Relevant Business is substantially similar to paragraph (a) of the definition of Business as conducted at the time of the proposed acquisition;

        (d) the Total Consideration for any single Permitted Acquisition hereunder shall not exceed five times EBITDA. Where the turnover of the Relevant Business is up to (pounds sterling)200,000, EBITDA shall be evidenced by the latest available financial statements and where such turnover is greater than (pounds sterling)200,000, EBITDA shall be determined by reference to the latest available audited financial statements or the latest available financial statements for a twelve (12) month period reviewed by an independent accounting firm;

        (e) the Relevant Business must have a positive Adjusted Cash Flow taking into account the applicable Agreed Pro Forma Adjustments;

        (f) a certificate signed by the Chief Financial Officer of the Parent (supported by a board resolution authorising the issue of such certificate) confirming that the Group companies have sufficient available cash resources and/or credit facilities under or permitted by the terms of this Agreement to meet the ongoing working capital requirements of the Group as enlarged by such acquisition;

        (g) the Revised Financial Projections demonstrate that the Group will at all times be in compliance with its obligations under Clause 22 (Financial Condition).

        "PERMITTED DISPOSALS" means:

        (a) disposals on arm's length terms of stock in trade or expenditure of cash by a Group member in its ordinary course of trade;

        (b)     disposals:

                (i) by an Obligor to another Obligor (other than the Parent or the Original Borrower) which is party to a legally valid, binding and (subject to the Legal Reservations) enforceable Security Document which creates a first priority Encumbrance over the assets and/or revenue disposed of; or

                (ii) by a member of the Group which is not an Obligor to another member of the Group (other than to the Parent or the Original Borrower) PROVIDED THAT, in the case of transfer to an Obligor, such assets and/or revenue are not subject to any material liabilities or Encumbrances;

        (c) disposals for cash on arm's length terms of any surplus or obsolete or worn-out assets not required for the efficient operation of the business of the Group by any Group member;

        (d)     disposals of Cash Equivalent Investments on arm's length terms;
                and

        (e) disposals on arm's length terms of assets in return for other assets of comparable or greater value;

        (f) disposals on arm's length terms of assets the proceeds of which are to be re-invested in similar or like assets within a period of 180 days from the date of receipt of such proceeds by the relevant member of the Group;

        (g) disposals of cash where such disposal is not prohibited by the Finance Documents;

        (h) any other disposal PROVIDED THAT the consideration (both cash and non-cash) received for such disposal(s) does not exceed in aggregate (pounds sterling)250,000 in any period of twelve months.

        "PERMITTED ENCUMBRANCE" means:

        (a)

                (i) any netting or set-off arrangement (or any Encumbrance over a credit balance in a bank account which is entered into in order to effect such an arrangement) entered into by any member of the Group in the normal course of its banking arrangements;

                (ii) any netting or set-off arrangement under a Hedging Agreement where the obligations of other parties thereunder are calculated by reference to net exposure thereunder (but not any netting or set-off relating to such

                        Hedging Agreement in respect of cash collateral or any other Encumbrance except as otherwise permitted hereunder);

        (b) any title transfer or retention of title arrangement entered into by any member of the Group in the normal course of its trading activities on the counterparty's standard or usual terms;

        (c) any lien arising by operation of law and in the normal course of business PROVIDED THAT such lien is discharged within thirty days of arising;

        (d)     any Encumbrance arising under or evidenced by a Security
                Document;

        (e)     any Encumbrance entered into pursuant to this Agreement;

        (f)     any Encumbrance arising under the Mezzanine Credit Agreement;

        (g) any lien in favour of a bank over goods and documents of title to goods arising in the ordinary course of documentary credit transactions entered into in the ordinary course of trade; and

        (h) any Encumbrance constituted by a Finance Lease which does not exceed (pounds sterling)50,000 for each transaction and subject to an aggregate amount which does not at any time exceed (pounds sterling)500,000;

        (i)     in addition to any Encumbrances subsisting pursuant to paragraph
                (a) to (h) above any other Encumbrances PROVIDED THAT the amount secured by such Encumbrances referred to in this paragraph (i) does not at any time exceed (pounds sterling)200,000.

        "PERMITTED EQUITY FUNDED ACQUISITIONS" means an acquisition of the whole of the shares in a limited liability company (a "RESTRICTED SUBSIDIARY") or the acquisition of a business (a "PERMITTED BUSINESS") funded entirely from Available Cash where:

        (a) no later than eight days before the purchase date of a Permitted Equity Funded Acquisition, the Agent has received all the materials set out in Clause 3.2.3 and Schedule 3 (Conditions Precedent) Part II it would have received had this acquisition been a Permitted Acquisition;

        (b) the acquisition comprises an acquisition of assets of a Permitted Business or shares of a Restricted Subsidiary;

        (c) the assets of the Permitted Business to be acquired are free from all Encumbrances and any other third party claims;

        (d) the Restricted Subsidiary (i) holds its assets free from all Encumbrances (except the Encumbrance identified in paragraph (h) and (i) of the definition of Permitted Encumbrances), (ii) is acquired on arm's length terms, (iii) has no Financial Indebtedness and (iv) accedes to this Agreement as a Guarantor pursuant to Clause 37 (Additional Guarantors);

        (e) the Relevant Business or the Restricted Subsidiary's business is substantially similar to paragraph (a) of the definition of business as conducted at the time of the proposed acquisition;

        (f) the Restricted Subsidiary or Permitted Business must be EBITDA positive. Where the turnover of the Relevant Business or Restricted Subsidiary is up to (pounds sterling)200,000, EBITDA shall be evidenced by the latest available financial statements and where such turnover is greater than (pounds sterling) 200,000, EBITDA shall be determined by reference to the latest available audited financial statements or the latest financial statements for a twelve (12) month period reviewed by an independent accounting firm;

        (g) the Restricted Subsidiary or the Permitted Business must have a positive Adjusted Cash Flow taking into account the applicable Agreed Pro Forma Adjustments;

        (h) a certificate signed by the Chief Financial Officer of the Parent (supported by a board resolution authorising the issue of such certificate) confirming that the Group companies have sufficient available cash resources and/or credit facilities under or permitted by the terms of this Agreement to meet the ongoing working capital requirements of the Group as enlarged by such acquisition;

        (i) the Revised Financial Projections demonstrate that the Group will at all times be in compliance with its obligations under Clause 22 (Financial Condition); and

        (j) the aggregate amount of Total Consideration for all Permitted Equity Funded Acquisitions hereunder shall not exceed
                (pounds sterling)5,000,000 in each financial year.

        "PERMITTED INDEBTEDNESS" means:

        (a) any Financial Indebtedness arising under or permitted pursuant to the Finance Documents;

        (b) any Financial Indebtedness arising under the Mezzanine Credit Agreement;

        (c) any Financial Indebtedness arising under the Senior Subordinated Note Documents or the Mirror Note Documents;

        (d)     any Financial Indebtedness arising under Permitted Transactions;

        (e) any Financial Indebtedness arising under Permitted Treasury Transactions;

        (f) any Financial Indebtedness PROVIDED THAT such Financial Indebtedness is subordinated on terms acceptable to an Instructing Group);

        (g)     any Financial Indebtedness arising under Finance Leases;

        (h) any Financial Indebtedness under unsecured overdraft facilities in an amount, when aggregated with the amount of all indebtedness incurred under (i) below, not exceeding
                (pounds sterling)100,000 (or its equivalent) at any time;

        (i) any other Financial Indebtedness which, when aggregated with all Financial Indebtedness incurred under (h) above, does not exceed (pounds sterling)100,000 (or its equivalent) at any time.

        "PERMITTED TRANSACTIONS" means:

        (a)     Intra-Group Loans PROVIDED THAT such loans are:

                (i) trade credits or guarantees or indemnities granted in the ordinary course of trading and upon terms usual for trade; or

                (ii) loans by a member of the Group which is not an Obligor to another member of the Group which is not an Obligor; or

                (iii) loans by an Obligor to the Original Borrower to fund the obligations of the Original Borrower under the Finance Documents, the Mezzanine Documents or, as the case may be, the Mirror Notes provided that in each case the proceeds of such Intra Group Loan are immediately applied in satisfaction of such obligation(s);

                (iv) loans by an Obligor to another Obligor (other than the Parent or the Original Borrower);

                (v) loans by an Obligor to the Parent to fund (1) tax liabilities and (2) administration costs provided that the aggregate amount of such loans outstanding do not exceed (pounds sterling)100,000 per annum; and

                (vi) loans by any Obligor to any of its employees provided that the aggregate amount of such loans outstanding at anytime does not exceed (pounds sterling)250,000.

        (b) payments permitted pursuant to Clause 23.24 (Dividends, Distributions and Interest).

        "PERMITTED TREASURY TRANSACTIONS" means the Treasury Transactions entered into in accordance with Clause 23.34 (Hedging).

        "PIK NOTES" means the promissory loan notes constituted by the Securities Purchase Agreement issued in lieu of interest on the Senior Subordinated Notes.

        "POTENTIAL EVENT OF DEFAULT" means any event which would become (with the passage of time, the giving of notice or any combination thereof) an Event of Default PROVIDED THAT any such event which requires the satisfaction of any conditions as to materiality before it becomes an Event of Default shall not be a Potential Event of Default until that condition is satisfied.

        "PROPORTION" means, in relation to a Bank:

        (a) whilst no Advance is outstanding, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

        (b) whilst at least one Advance is outstanding, the proportion borne by its share of the Sterling Amount of the Outstandings to the Sterling Amount of the Outstandings.

        "QUALIFYING BANK" means an Applicable Treaty Bank or a Bank acting out of a Facility Office to which payments pursuant to this Agreement by a Borrower may be made free and clear of any deduction or withholding on account of any taxes of, or imposed by, the Relevant Jurisdiction of such Borrower.

        "QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period, PROVIDED THAT, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

        "REFERENCE BANKS" means the principal London offices of Barclays Bank PLC, Paribas and such Banks as may be appointed as such by the Agent after consultation with the Parent.

        "RELIANCE LETTER" means any letter in the agreed form from a provider of a Report and which is addressed to the Agent (on behalf of the Finance Parties) pursuant to which the provider of the Report agrees that the Finance Parties are entitled to rely on such Report.

        "REPAYMENT DATE" means, in relation to any Revolving Advance, the last day of the Term thereof.

        "REPEATED REPRESENTATIONS" means:

        (a) on the date hereof and on the first date on which an Advance is made under the Facilities, all of the representations set out in Clause 19 (Representations); and

        (b)     at any other time, each of the representations set out in:

                (i) Clause 19.1 (Status) to Clause 19.10 (No Immunity) other than Clauses 19.3 (Execution and Power), 19.7 (Validity and Admissibility in Evidence) and 19.4.2 (No Material Proceedings); and

                (ii) Clause 19.14 (No Material Defaults) to Clause 19.32 (Year 2000 Compliance) other than Clauses 19.15 (Information), 19.16 (Information Memorandum), 19.23 (Consents and Approvals).

        "REPORTS" means the Accountants Report, the Due Diligence Report and the Market Report.

        "RESIGNATION NOTICE" means a notice substantially in the form set out in
        Schedule 9 (Form of Resignation Notice).

        "REVISED FINANCIAL PROJECTIONS" means the financial projections of the Group and each Group member on a consolidated and consolidating basis prepared on a pro forma basis assuming that the proposed acquisition was completed at the start of the twelve month period ending on the next Quarter Date falling after the proposed Purchase Date.

        "REVOLVING ADVANCE" means an advance made or to be made by the Banks under the Revolving Facility.

        "REVOLVING COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "REVOLVING COMMITMENT" in Schedule 1 (The Banks).

        "REVOLVING FACILITY" means the revolving loan granted to the Borrower in this Agreement.

        "REVOLVING OUTSTANDINGS" means, at any time, the aggregate of the Sterling Amounts of each outstanding Revolving Advance.

        "REVOLVING TERMINATION DATE" means the date falling one month prior to the Final Maturity Date PROVIDED THAT if such day is not a Business Day, it shall be deemed to be the next succeeding Business Day.

        "ROLLOVER ADVANCE" means an Advance which is used to refinance a maturing Advance and which is the same amount or lesser amount and the same currency as such maturing Advance and is to be drawn on the day such maturing Advance is to be repaid.

        "SECURITIES PURCHASE AGREEMENT" means the loan note instrument made by the Parent constituting up to (pounds sterling)22,600,000 senior subordinated loan notes, 9.375% due 2007 and by the Original Borrower constituting up to (pounds sterling)22,600,000 senior subordinated mirror notes, 9.375% due 2007.

        "SECURITY" means the security from time to time constituted by or pursuant to the Security Documents.

        "SECURITY DOCUMENTS" means each of the Debentures by each Obligor together with any other document entered into by any member of the Group creating or evidencing security for all or any part of the obligations of the Obligors or any of them under any of the Finance Documents whether by way of personal covenant, charge, security interest, mortgage, pledge or otherwise and as referred to in
        Part I Section E of Schedule 3 (Conditions Precedent).

        "SENIOR SUBORDINATED NOTES" means the senior subordinated loan notes constituted by the Securities Purchase Agreement.

        "SENIOR SUBORDINATED NOTE DOCUMENTS" means the Senior Subordinated Notes and the Securities Purchase Agreement in agreed form and any other documents entered into pursuant thereto.

        "SENIOR SUBORDINATED NOTE HOLDERS" means the holders of any Senior Subordinated Notes from time to time.

        "SERVICE CONTRACTS" means the deed of restrictive covenant in agreed form entered into between the Original Borrower and Timothy Aitken, Sarah Eames and Wayne Palladino.

        "SOLVENCY CERTIFICATE" means each of the solvency certificates certified by the Chief Finance Officer of the Parent in relation to the solvency of the Parent and the Original Borrower and certified by the Chief Finance Officer of TW US in relation to the solvency of TW US.

        "STERLING AMOUNT" means:

        (a) in relation to an Advance, its Original Sterling Amount as reduced by the proportion (if any) of such Advance which has been repaid; and

        (b) in relation to the Outstandings, the aggregate of the Sterling Amounts of each outstanding Advance.

        "STRATEGIC SALE" means the sale, liquidation or disposition or (including by way of merger or consolidation, regardless of whether the Parent or the Original Borrower are the surviving or resulting corporation) of stock or assets accounting for ninety per cent. (90%) or more of the total value of all Group Assets or generating ninety per cent. (90%) or more of all Group Resources.

        "SYNDICATION DATE" means the day specified by the Arranger as the date on which primary syndication of the Facilities is completed.

        "TERM" means, save as otherwise provided herein in relation to any Advance, the period for which such Advance is borrowed, as specified in the Notice of Drawdown relating thereto.

        "TERM ADVANCE" means a Term A Advance or a Term B Advance.

        "TERM A ADVANCE" means an advance (as from time to time consolidated, divided or reduced by repayment) made or to be made by the Banks under the Term A Facility.

        "TERM B ADVANCE" means an advance (as from time to time consolidated, divided or reduced by repayment) made or to be made by the Banks under the Term B Facility.

        "TERM AVAILABILITY PERIOD" means the Term A Availability Period and the Term B Availability Period.

        "TERM A AVAILABILITY PERIOD" means the period from the date hereof to and including the earlier of (a) thirty days from the date hereof and
        (b) the first Business Day on which the Available Term A Commitment of each of the Banks is zero.

        "TERM B AVAILABILITY PERIOD" means the period from the date hereof to and including the earlier of (a) thirty-six months from the date hereof and (b) the first Business Day on which the Available Term B Commitment of each of the Banks is zero.

        "TERM COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the aggregate of its Term A Commitment and its Term B Commitment.

        "TERM A COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "TERM A COMMITMENT" in Schedule 1 (The Banks).

        "TERM B COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "TERM B COMMITMENT" in Schedule 1 (The Banks).

        "TERM FACILITIES" means the Term A Facility and the Term B Facility and "TERM FACILITY" shall mean any one of them.

        "TERM A FACILITY" means the term loan facility granted to the Borrowers under sub-clause 2.1.1 (Grant of the Facilities) of this Agreement.

        "TERM B FACILITY" means the term loan facility granted to the Borrowers under sub-clause 2.1.2 (Grant of the Facilities) of this Agreement.

        "TERM OUTSTANDINGS" means, at any time, the aggregate of the Term A Outstandings and the Term B Outstandings at such time.

        "TERM A OUTSTANDINGS" means, at any time, the aggregate principal amount of the outstanding Term A Advances.

        "TERM B OUTSTANDINGS" means, at any time, the aggregate principal amount of the outstanding Term B Advances.

        "TERM REPAYMENT DATE" means the date specified in Clause 10.1 (Term Repayment Instalments), provided that if such date is not a Business Day, it shall be deemed to be the next succeeding Business Day.

        "TOTAL COMMITMENTS" means, at any time, the aggregate of the Banks' Commitments.

        "TOTAL CONSIDERATION" means, in relation to a Permitted Acquisition, the aggregate amount of:

        (a)     the gross payment to the vendors;

        (b)     the Acquisition Working Capital; and

        (c)     the Earn Out.

        "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 2 (Form of Transfer Certificate) or the standard form from time to time of the LMA Transfer Certificate (Par) signed by a Bank and a Transferee under which:

        (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations hereunder upon and subject to the terms and conditions set out in Clause 35.3 (Assignments and Transfers by Banks); and

        (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as contemplated in Clause 35.5 (Transfers by Banks).

        "TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

        "TRANSFEREE" means a person to which a Bank seeks to transfer all or part of such Bank's rights, benefits and obligations under the Finance Documents.

        "TREATY ON EUROPEAN UNION" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993).

        "TREASURY TRANSACTION" means any currency or interest purchase, cap or collar agreement, forward rate agreements, interest rate or currency future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap or combined interest rate and currency swap agreement and any other similar agreement.

        "TW US" means Transworld Healthcare, Inc., a company incorporated in the state of New Jersey, United States of America.

        "TW US STRATEGY PAPER" means the strategy paper prepared by TW US setting out the business strategy of TW US.

        "UNPAID SUM" means the unpaid balance of any of the sums referred to in Clause 28.1 (Default Interest Periods).

        "UK GAAP" means generally accepted accounting principles in the United Kingdom.

        "UTILISATION DATE" means, in relation to an Advance, the date on which it is to be made.

        "VOTING TRUST AGREEMENT" means the voting trust agreement dated on or about the date hereof and made between the Parent, the Initial Investor, the Original Borrower, TW US and the Trustee (as defined therein).

        "WAREHOUSE ACQUISITION COST" means an amount equal to approximately (pounds sterling)1,900,000 being the cost incurred by and payable to Hyperion in relation to the acquisitions of Odiham, Finchley and Birmingham made by Hyperion on behalf of Allied Medicare.

        "WARRANT DOCUMENTS" means the Warrant Instrument and Mezzanine Warrant Instrument.

        "WARRANT INSTRUMENT" means the warrant instrument pursuant to which warrants are to be issued to Senior Subordinated Noteholders pursuant to the Securities Purchase Agreement executed as a deed dated of even date herewith by the Original Borrower and any other document or agreement entered into or executed in connection with such instrument or the rights set out therein.

1.2     INTERPRETATION

        Any reference in this Agreement to:

        the "AGENT", any "ARRANGER", any "UNDERWRITER" the "SECURITY AGENT", any "HEDGE COUNTERPARTY" or any "BANK" shall be construed so as to include it and any subsequent successors and permitted transferees and assigns in accordance with their respective interests;

        a document is in "AGREED FORM" if it is initialled as such on or before the date hereof for the purposes of identification by or on behalf of the Parent and the Arranger or Agent or is executed on or before the date hereof by the Parent and the Arranger or Agent or, if not so executed or initialled, is in form and substance reasonably satisfactory to the Agent;

        "CONTINUING", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been waived in accordance with the terms hereof or remedied and, in relation to a Potential Event of Default, one which has not ceased to be a Potential Event of Default;

        the "CONTROL" of a company or corporation shall be construed as:

        (a) the power (whether by way of ownership of shares, proxy, contract, agency, operation of law, or otherwise, and whether direct or indirect) to:

                (i) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of that company or corporation; or

                (ii) appoint or remove all, or the majority, of the directors or other equivalent officers of that company or corporation (and the relevant person or persons shall be deemed to have power to make such an appointment if:

                        (1) an individual cannot be appointed as a director or an equivalent officer of that company or corporation without the exercise by the relevant person or persons of such power in the individual's favour; or

                        (2) an individual's appointment as a director or an equivalent officer of that company or corporation follows necessarily from the individual being a director or other equivalent officer of any of the relevant person or persons); or

                (iii) give directions with respect to the management, operating and/or financial policies of that company or corporation which the directors or other equivalent officers of that company or corporation are obliged to comply with; or

        (b) the holding of more than one-half of the issued share capital of that company or corporation (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

        "DISPOSAL" shall be construed as any sale, lease, transfer, conveyance, subparticipation, granting of derivative interests, assignment, licence, sub-licence or other disposal (including, without limitation, any other transaction or arrangement pursuant to which the economic or other commercial benefit of the existing and/or remaining assets of the relevant person is lost or materially diluted) and "DISPOSE" shall be construed accordingly;

        a "GUARANTEE" means any guarantee, bond, indemnity, or other legally binding assurance against financial loss granted by one person in respect of any indebtedness of another person, or any legally binding agreement by one person to assume any indebtedness of (or any legally binding arrangement by or under which indebtedness is assumed in respect
        of) any other person and "GUARANTEED" shall be construed accordingly;

        a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

        "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

        "INSOLVENCY PROCEEDING" (a) means any proceeding by, against or in respect of any company or corporation for its liquidation, bankruptcy, winding-up, dissolution, reorganisation, moratorium or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer in respect of it or of all or a substantial part of its assets, and (b) shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business;

        a "LAW" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

        a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

        (a) if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

        (b) if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month;

        a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

        "REPAY" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "PREPAY" (or, as the case may be, the corresponding derivative form thereof);

        a "SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation:

        (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

        (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

        (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

        a "SUCCESSOR" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

        "TAX" shall be construed so as to include any tax (which shall include, but not be limited to, corporation tax and advance corporation tax), levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

        "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

        a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries.

1.3     CURRENCY SYMBOLS AND DEFINITIONS

        "(pounds sterling)" AND "STERLING " denote lawful currency of the United Kingdom.

1.4     AGREEMENTS AND STATUTES Any reference in this Agreement to:

        1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

        1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

1.5     HEADINGS

        Clause and Schedule headings are for ease of reference only.

1.6     TIME

        Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to London time.

1.7     NO PERSONAL LIABILITY FOR DIRECTORS

        No part of this Agreement shall be construed so as to attach any personal liability, obligation or duty to any director of any Group member.

2.      THE FACILITIES

2.1     GRANT OF THE FACILITIES

        The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof:

        2.1.1 a term loan facility in an aggregate amount of up to (pounds sterling)28,000,000 (THE "TERM A FACILITY");

        2.1.2 a term loan facility in an aggregate amount of up to (pounds sterling)12,500,000 (THE "TERM B FACILITY"); and

        2.1.3 a revolving loan in an aggregate amount of up to (pounds sterling)5,000,000 (THE "REVOLVING FACILITY").

2.2     PURPOSE AND APPLICATION

        2.2.1 The Term A Facility is intended for the purpose of refinancing Existing TW US Loans.

        2.2.2 The Term B Facility is intended for the purpose of (a) financing up to fifty per cent. of the Total Consideration payable in relation to Permitted Acquisitions including the financing of Acquisition Costs and (b) financing up to fifty per cent. of the Warehouse Acquisition Cost.

        2.2.3 The Revolving Facility is intended for financing the general working capital and Capital Expenditure requirements and for general corporate purposes of the Group.

        2.2.4 The Available Cash is intended for the purpose of financing the Total Consideration.

        2.2.5 Accordingly, each Borrower shall so apply all amounts raised by it hereunder and none of the Finance Parties shall be obliged to concern themselves with such application.

2.3     CONDITIONS PRECEDENT

        Save as the Banks may otherwise agree, none of the Borrowers may deliver any Notice of Drawdown unless the Agent has confirmed to the Parent and the Banks that it has received all of the documents and other evidence listed in Schedule 3 Part I (Conditions Precedent) and that each is, in form and substance, satisfactory to the Agent.

2.4     SEVERAL OBLIGATIONS

        The obligations of each Bank are several and the failure by a Bank to perform its obligations hereunder shall not affect the obligations of an Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

2.5     SEVERAL RIGHTS

        The rights of each Finance Party are several and any debt arising hereunder at any time from an Obligor to any Finance Party hereto shall be a separate and independent debt.

        Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

3.      UTILISATION OF THE TERM FACILITY

3.1     UTILISATION CONDITIONS FOR THE TERM A FACILITY

        A Term A Advance will be made if:

        3.1.1 not later than 11.00 a.m. three Business Days before the proposed Utilisation Date, the Agent has received a completed Notice of Drawdown from the Borrower;

        3.1.2 the proposed Original Sterling Amount of such Term Advance is (pounds sterling)28,000,000 which is equal to the amount of the Available Term A Facility;

        3.1.3 the interest rate applicable to such Term A Advance during its first Interest Period would not fall to be determined pursuant to Clause 8.1 (Market Disruption);

        3.1.4 the proposed date for the making of such Term A Advance is a Business Day falling within the Term A Availability Period;

        3.1.5 on and as of the proposed Utilisation Date (a) no Event of Default or Potential Event of Default is continuing or would occur as a result of the making of such Term A Advance and (b) the Repeated Representations are true (before and immediately after the making of such Term Advance) by reference to the facts and circumstances then existing.

3.2     UTILISATION CONDITIONS FOR THE TERM B FACILITY AND THE AVAILABLE CASH

        3.2.1   A Term B Advance will be made if:

                (a) (i) not later than eight Business Days before the proposed Utilisation date, the Agent has received the materials set out in Clause 3.2.3, and (ii) not later than 11.00 a.m. three Business Days before the proposed Utilisation Date, the Agent has received a completed Notice of Drawdown from the Borrower;

                (b) the proposed Original Sterling Amount of such Term B Advance is (a) a minimum amount of (pounds sterling)100,000 or (b) equal to or less than the amount of the Available Term B Facility;

                (c) there would not, immediately upon the maturity of such Term B Advance, be more than six Term B Advances outstanding;

                (d) the interest rates applicable to such Term B Advance during its first Interest Period would not fall to be determined pursuant to Clause 8.1 (Market Disruption);

                (e) the proposed date for the making of such Term B Advance is a Business Day falling within the Term B Availability Period;

                (f) on and as of the proposed Utilisation Date (a) no Event of Default or Potential Event of Default is continuing or would occur as a result of the making of such Term B Advance and (b) the Repeated Representations are true (before and immediately after the making of such Term Advance) by reference to the facts and circumstances then existing and (c) the Agent has confirmed to the Parent and the Banks that it has received all of the documents and other evidence listed in Schedule 3 Part II (Conditions Precedent) and that each is, in form and substance, satisfactory to the Agent (save in respect of a drawdown to be made under this sub-clause 3.2.1 for the purpose of financing the Warehouse Acquisition
                        Cost).

        3.2.2 No later than eight days prior to the purchase date of a Permitted Acquisition in relation to which the Total Consideration is to be funded entirely from Available Cash, the Agent shall receive the materials set out in sub-clause 3.2.3 as it would have received had such Permitted Acquisition be funded up to fifty per cent. from a Term B Advance. If the utilisation conditions in sub-clause 3.2.1 are fulfilled, a Notice of Drawdown may be delivered to the Agent in respect of a Term B Advance in an amount up to fifty per cent. of the Total Consideration of a Permitted Acquisition funded initially entirely from Available Cash. Such drawndown Term B Advance shall be credited to the Capital Expenditure Account.

        3.2.3 Each Notice of Drawdown delivered to the Agent requesting a Term B Advance must be accompanied by:

                (a) a certificate properly completed, authorised and executed by the Parent confirming:

                        (i) that the proceeds of such Term B Advance are to be applied in the payment of up to fifty per cent. of the Total Consideration payable in relation to a Permitted Acquisition, that the balance of such Permitted Acquisitions has been funded out of the Available Cash;

                        (ii) no Event of Default, and no breach of a repeated representation is likely to arise on and following the purchase date as a result of the completion of the relevant Permitted Acquisition part of which is to be paid out of the proceeds of the relevant Term B Advance;

                        (iii) (save in respect of such Term B Advance to be drawndown for the purpose of financing the Warehouse Acquisition Cost) that the Acquisition Feasibility Memorandum is prepared in accordance with the Acquisition Policy and to the extent that it materially deviates from the Acquisition Policy, a commentary from the Board in respect of such deviation.

                (b) (save in respect of such Term B Advance to be drawndown for the purpose of financing the Warehouse Acquisition
                        Cost) the Acquisition Feasibility Memorandum, the Framework Acquisition Agreement and the Acquisition Agreement in relation to each Permitted Acquisition. In the event that the terms of a proposed acquisition deviates from the Acquisition Feasibility Memorandum, the Borrower and the Initial Investor must be made available to the Lenders to answer questions regarding such proposed acquisition and the Acquisition Feasibility Memorandum;

                (c) (save in respect of such Term B Advance to be drawndown for the purpose of financing the Warehouse Acquisition
                        Cost) the Budget (approved by the board of directors of the Parent) relating to such Relevant Business and Acquisition Working Capital together with such analysis (as the Agent may from time to time reasonably require) of the investment return projected in relation to such Permitted Acquisition;

                (d) (save in respect of such Term B Advance to be drawndown for the purpose of financing the Warehouse Acquisition
                        Cost) the Revised Financial Projections in relation to a Permitted Acquisition; and

                (e) (save in respect of such Term B Advance to be drawndown for the purpose of financing the Warehouse Acquisition
                        Cost) the financial statements for the period of twelve
                        (12) months ending on the last day of the month immediately preceding the proposed purchase date of a Permitted Acquisition or Permitted Equity Funded Acquisition audited or reviewed by an accounting firm acceptable to the Banks of the Relevant Business including any pro forma adjustments at the start of the twelve month period ending on the next Quarter Date falling after the purchase date of a Permitted Acquisition.

        3.2.4 To the extent that any drawndown Term B Advance to be applied in the payment of up to fifty per cent. of the Total Consideration payable in relation to a Permitted Acquisition (in compliance with Clause 3.2.3) is greater than the gross payment to the vendors element of the definition of Total Consideration, such surplus amount will be paid into the Capital Expenditure Account to be applied by the Borrower to fund the Total Consideration in relation to such Permitted Acquisition.

        3.2.5   The Parent hereby agrees that:-

                (a) none of the proceeds of Term B Advances may be used for any purpose other than the finance of up to fifty per cent. from time to time of

                        Permitted Acquisitions and none of the Available Cash may be used for any purpose other than the finance of the Total Consideration; and

                (b) Available Cash may only be withdrawn from the Acquisition Expenditure Account to finance the Total Consideration in relation to Permitted Acquisitions and to finance the Warehouse Acquisition Cost.

3.3     EACH BANK'S PARTICIPATION IN TERM ADVANCES

        Each Bank will participate through its Facility Office in each Term Advance made in the proportion borne by its relevant Available Term Commitment to the relevant Available Term Facility immediately prior to the making of that Term Advance.

3.4     REDUCTION OF AVAILABLE TERM COMMITMENT

        If a Bank's relevant Available Term Commitment is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown for a Term Advance pursuant to this Clause 3 and such reduction was not taken into account in calculating the relevant Available Term Facility, then both the Original Sterling Amount and the amount of that Term Advance shall be reduced accordingly.

4.      INTEREST PERIODS FOR TERM ADVANCES

4.1     INTEREST PERIODS

        The period for which a Term Advance is outstanding shall be divided into successive periods each of which (other than the first, which shall begin on the day such Term Advance is made) shall start on the last day of the preceding such period.

4.2     DURATION

        Until the earlier of six months after the date hereof and the Syndication Date, the duration of each Interest Period shall be one month. Thereafter, the duration of each Interest Period shall, save as otherwise provided herein, be one, three or six months (or such other period as may be agreed between the Parent and the Banks), in each case as the Borrower to which such Term Advance is made (or the Parent) may by no later than 10.00 a.m. three Business Days' prior notice to the Agent select, or such other period as the Banks agree PROVIDED THAT:

        4.2.1 if such Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to sub-clauses 4.2.2, 4.2.3 and 4.2.3, be three months;

        4.2.2 any Interest Period which begins during or at the same time as any other Interest Period and made under the same Term Facility shall end at the same time as that other Interest Period;

        4.2.3 to the extent necessary to ensure at any time Advances (in an aggregate amount not less than the amount of the next scheduled repayment of principal hereunder) have Interest Periods expiring on the relevant scheduled Term Repayment Date or Final Maturity Date, any Interest Period which would otherwise end during the month preceding, or extend beyond, a Term

                Repayment Date or Final Maturity Date shall be of such duration that it shall end on that Term Repayment Date or Final Maturity Date.

4.3     CONSOLIDATION OF TERM ADVANCES

        If two or more Interest Periods relating to Term Advances denominated in the same currency end at the same time, then, on the last day of those Interest Periods, the Term Advances to which they relate shall be consolidated into and treated as a single Term Advance.

4.4     DIVISION OF TERM ADVANCES

        The Borrower to which a Term Advance is made may, by no later than 10.00 a.m. three Business Days' prior notice to the Agent direct that such Term Advance shall, at the beginning of any Interest Period relating thereto, be divided into (and thereafter, save as otherwise provided herein, treated in all respects as) two or more Term Advances having such Original Sterling Amounts (in aggregate, equalling the Sterling Amount of the Term Advance being so divided) as shall be specified by such Borrower in such notice, PROVIDED THAT such Borrower shall not be entitled to make such a direction if:

        4.4.1 as a result of so doing, there would be more than six outstanding Term Advances; or

        4.4.2 any Term Advance thereby coming into existence would have a Sterling Amount of less than (pounds sterling)10,000,000.

5.      PAYMENT AND CALCULATION OF INTEREST ON TERM ADVANCES

5.1     PAYMENT OF INTEREST

        On the last day of each Interest Period relating to a Term Advance (and, if the Interest Period of such Term Advance exceeds six months, on the expiry of each period of six months during that Interest Period) the Borrower to which such Term Advance has been made shall pay accrued interest on the Term Advance to which such Interest Period relates.

5.2     CALCULATION OF INTEREST

        The rate of interest applicable to a Term Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of the Margin at such time, the Associated Costs Rate (if any) in respect thereof at such time and LIBOR on the Quotation Date therefor. In relation to the first Interest Period of any Term Advance made on the date hereof, LIBOR for such Term Advance for such Interest Period shall be determined in accordance with paragraph (b) of the definition of LIBOR.

5.3     TERM MARGIN RATCHET

        5.3.1 Subject to sub-clause 5.3.3, if the ratio of Total Debt to EBITDA in respect of the most recent Relevant Period (as defined in Clause 22 (Financial Condition) is within the range set out in column 1 of the margin grid table set out below, then the Applicable A Margin shall be the percentage per annum set out

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                opposite such range PROVIDED THAT from the date hereof until the date falling 12 months after the date thereafter, the Applicable A Margin shall be not less than 2.00% per annum.

                                          MARGIN GRID TABLE

                            COLUMN 1                            COLUMN 2

                      TOTAL DEBT TO EBITDA                 APPLICABLE A MARGIN
                                                                    %

                Less than 3.0:1 but greater than or               1.75
                equal to 2.0:1

                Less than 2.0:1 but greater than or               1.50
                equal to 1.5:1

                Less than 1.5:1                                   1.25

        5.3.2 Any reduction or increase to the Applicable A Margin provided for in sub-clause 5.3.1 shall take effect only in relation to any Advance made or Interest Period commencing at least 15 Business Days after receipt by the Agent for the Relevant Period of both (a) (in the case of a Relevant Period ending on the last day of the Parent's financial year) the annual audited financial statements of the Group in accordance with Clause 20.1 (Annual Statements) or (in the case of a Relevant Period ending on the last day of any other Financial Quarter of the Parent) quarterly financial statements of the Group in accordance with Clause 20.2 (Quarterly Statements) for such Relevant Period and (b), in each case, a Compliance Certificate for such Relevant Period pursuant to Clause 20.7 (Compliance Certificates).

        5.3.3 If at any time an Event of Default is continuing the Applicable A Margin shall be 3.00% per annum.

        5.3.4   The change to the Applicable A Margin set out in sub-clause
                5.3.3 shall apply from the date certified by the Agent (in writing) as the date on which an Event of Default has occurred or come into existence until the date certified by the Agent (in writing) as the date by which such Event of Default is no longer continuing. The Agent shall give such certification promptly on reasonably determining that an Event of Default has occurred or exists and promptly upon it becoming reasonably apparent that such Event of Default is no longer continuing.

6.      UTILISATION OF THE REVOLVING FACILITY

6.1     UTILISATION CONDITIONS FOR THE REVOLVING FACILITY

        Save as otherwise provided herein, a Revolving Advance will be made by the Banks to the Borrower if:

        6.1.1 not later than 11.00 a.m. one Business Day before the proposed Utilisation Date, the Agent has received a completed Notice of Drawdown from the

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                Borrower stating whether the utilisation is to be made by way of
                Revolving Advance;

        6.1.2 the proposed Utilisation Date is a Business Day falling one month or more before the Revolving Termination Date;

        6.1.3 the proposed date for such utilisation is not less than two Business Days after the date upon which the Revolving Facility was previously utilised;

        6.1.4 the proposed Original Sterling Amount of such Revolving Advance is (a) (if less than the Available Revolving Facility) an amount not less than (pounds sterling)500,000 and an integral multiple of (pounds sterling)100,000 or (b) equal to the amount of the Available Revolving Facility;

        6.1.5 the proposed Term of the Revolving Advance requested is a period of one, three or six months or such other period as the Banks agree in each case ending on or before the Revolving Termination Date;

        6.1.6 in respect of an Advance other than a Rollover Advance neither of the events mentioned in sub-clauses 8.1.1 and 8.1.2 of Clause
                8.1 (Market Disruption) shall have occurred;

        6.1.7 there would not, immediately after the making of such Revolving Advance, be more than nine Revolving Advances outstanding; and

        6.1.8   on and as of the proposed Utilisation Date:

                (a) no Event of Default or (save in relation to a Rollover Advance) Potential Event of Default is continuing PROVIDED THAT in the case of a Potential Event of
                        Default:

                        (i) such Potential Event of Default shall not be capable of continuing for more than thirty days from the date of the Notice of Drawdown with respect to a particular event or circumstance; and

                        (ii) the Borrower may not deliver a further Notice of Drawdown until the earlier of (a) the expiry of such thirty day period and (b) the date on which the Potential event of Default ceases to be continuing.

                        If a further Potential Event of Default has occurred and is continuing at the time of delivery of a further Notice of Drawdown, the Banks may rely upon such further Potential Event of Default for the purposes of this Clause 6.1.8 and the provisions of sub-paragraphs (i) and (ii) above shall apply to such further Potential Event of Default;

                (b) the Repeated Representations are true (before and immediately after the making of such Revolving Advance) by reference to the facts and circumstances then subsisting; and

                (c) (in the case of an Advance proposed to be made on the date hereof) the Agent has confirmed to the Parent and the Banks that it has received all of the documents and other evidence listed in Schedule 3 Part I (Conditions Precedent) and that each is, in form and substance, satisfactory to the Agent, then, save as otherwise provided herein, such Revolving Advance will be made.

6.2     REDUCTION OF AVAILABLE REVOLVING COMMITMENT

        If a Bank's Revolving Commitment is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown for a Revolving Advance then both the Original Sterling Amount and the amount of that Revolving Advance be reduced accordingly.

7.      PAYMENT AND CALCULATION OF INTEREST ON REVOLVING ADVANCES

7.1     PAYMENT OF INTEREST

        On the Repayment Date relating to each Revolving Advance (and, if the Term of such Revolving Advance exceeds six months, on the expiry of each period of six months during such Term) the Borrower shall pay accrued interest on that Revolving Advance.

7.2     CALCULATION OF INTEREST

        The rate of interest applicable to a Revolving Advance from time to time during its Term shall be the rate per annum which is the sum of the Margin at such time, the Associated Costs Rate in respect thereof at such time and LIBOR on the Quotation Date therefor. In relation to the Term of any Revolving Advance made on the date hereof, LIBOR for such Revolving Advance for such Term shall be determined in accordance with paragraph (b) of the definition of LIBOR.

7.3     REVOLVING MARGIN RATCHET

        7.3.1 Subject to sub-clause 7.3.3, if the ratio of Total Debt to EBITDA in respect of the most recent Relevant Period is within the range set out in column 1 of the margin grid table set out below, then the Applicable Revolving Margin shall be the percentage per annum set out opposite such range PROVIDED THAT from the date hereof until the date falling twelve months after the date thereafter, the Applicable Revolving Margin shall be not less than 2.00 % per annum.

                                    MARGIN GRID TABLE

                 COLUMN 1                          COLUMN 2

                 TOTAL NET DEBT TO EBITDA          APPLICABLE REVOLVING MARGIN %

                 Less  than 3.0.:1 but greater     1.75%
                 than or equal to 2.01:1

                 Less than 2.0:1 but greater       1.50
                 than or equal to 1.5:1

                 Less than 1.5:1                   1.25

        7.3.2 Any reduction or increase to the Revolving Margin provided for in sub-clause 7.3.1 shall take effect only in relation to any Revolving Advance made at least 15 Business Days after receipt by the Agent for the Relevant Period of both (a) (in the case of a Relevant Period ending on the last day of the Parent's financial year) the annual audited financial statements of the Group in accordance with Clause 20.1 (Annual Statements) or (in the case of the Relevant Period ending on the last day of any other Financial Quarter of the Parent) quarterly financial statements of the Group in accordance with Clause 20.2 (Quarterly Statements) for such Relevant Period and (b), in each case, a Compliance Certificate for such Relevant Period pursuant to Clause 20.7 (Compliance Certificates).

        7.3.3 If at any time an Event of Default is continuing the Applicable Revolving Margin shall be 3.00% per annum.

        7.3.4 The change to the Applicable Revolving Margin set out in sub-clause 7.3.3 shall apply from the date certified by the Agent (in writing) as the date on which an Event of Default has occurred or come into existence until the date certified by the Agent (in writing) as the date by which such Event of Default is no longer continuing. The Agent shall give such certification promptly upon reasonably determining that an Event of Default has occurred or exists and promptly upon becoming aware it becoming reasonably apparent that such Event of Default is no longer continuing.

8.      MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

8.1     MARKET DISRUPTION

        If, in relation to any Advance or Unpaid Sum:

        8.1.1 LIBOR is to be determined by reference to Reference Banks and at or about 11.00 a.m. on the Quotation Date for the relevant Interest Period or Term none or only one of the Reference Banks supplies a rate for the purpose of determining LIBOR, for the relevant Interest Period or Term; or

        8.1.2 before the close of business in London on the Quotation Date for such Advance or Unpaid Sum the Agent has been notified by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. or more of such Advance or Unpaid Sum is owed (or, in the case of an undrawn Advance, if made, would be owed) that the LIBOR rate does not accurately reflect the cost of funding its participation in such Advance or Unpaid Sum, then, the Agent shall notify the Parent, the relevant Borrower and the Banks of such event and, notwithstanding anything to the contrary in this Agreement, Clause 8.2 (Substitute Interest Period and Interest
        Rate) shall apply to such Advance (if it is a Term Advance which is already outstanding or a Rollover Advance) or Unpaid Sum. If sub-clause
        8.1.1 or 8.1.2 of Clause 8.1 (Market Disruption) applies to a proposed Advance (other than a Rollover Advance), such Advance shall not be made.

8.2     SUBSTITUTE INTEREST PERIOD AND INTEREST RATE

        If sub-clause 8.1.1 of Clause 8.1 (Market Disruption) applies to an Advance, the duration of the relevant Interest Period or Term shall be one month, or less, such that it shall end on the next succeeding Repayment Date (in the case of a Term Advance) or the Revolving Termination Date (in the case of a Rollover Advance). If either sub-clause 8.1.1 or 8.1.2 of Clause 8.1 (Market Disruption) applies to an Advance or Unpaid Sum, the rate of interest applicable to such Advance or Unpaid Sum during the relevant Interest Period or Term shall (subject to any agreement reached pursuant to Clause 8.3 (Alternative
        Rate)) be the rate per annum which is the sum of:

        8.2.1   the Margin at such time;

        8.2.2   the Associated Costs Rate in respect thereof at such time; and

        8.2.3 the rate per annum notified to the Agent by each Bank before the last day of such Interest Period or Term to be that which expresses as a percentage rate per annum the cost to such Bank of funding from sources it reasonably selects its portion of such Advance or Unpaid Sum during such Interest Period or Term.

8.3     ALTERNATIVE RATE

        If:

        8.3.1 either of those events mentioned in sub-clauses 8.1.1 and 8.1.2 of Clause 8.1 (Market Disruption) occurs in relation to an Advance or Unpaid Sum; or

        8.3.2 by reason of circumstances affecting the London Interbank Market during any period of three consecutive Business Days LIBOR is not available for Sterling to prime banks in the London Interbank Market, then, in any such case, if the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations in good faith with a view to agreeing an alternative basis:

        (a) for determining the rates of interest from time to time applicable to the Advances and Unpaid Sums; and/or

        (b) upon which the Advances and Unpaid Sums may be maintained thereafter,

        and any such alternative basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto, PROVIDED THAT the Agent may not agree any such alternative basis without the prior consent of each Bank.

9.      NOTIFICATION

9.1     ADVANCES

        Not later than 11.00 a.m. three Business Days before the first day of an Interest Period or Term (or, in the case of any utilisation being made on the date hereof, not later than 11.30 a.m. on the date hereof), the Agent shall notify each Bank of the Facility that is to be utilised, the name of the Borrower, the proposed Sterling Amount of the relevant

        Advance, the proposed length of the relevant Interest Period or Term and the aggregate principal amount of the relevant Advance allocated to such Bank pursuant to this Agreement, the name of the proposed beneficiary.

9.2     INTEREST RATE DETERMINATION

        The Agent shall promptly notify the relevant Borrower and the Banks of each determination of LIBOR, Margin and the Associated Costs Rate.

9.3     CHANGES TO ADVANCES OR INTEREST RATES

        The Agent shall promptly notify the relevant Borrower and the Banks of any change to:

        9.3.1   the proposed length of an Interest Period or Term; or

        9.3.2   any interest rate;

        in each case occasioned by the operation of Clause 8 (Market Disruption and Alternative Interest Rates).

10.     REPAYMENT OF THE TERM FACILITY

10.1    TERM REPAYMENT INSTALMENTS

        10.1.1 Term A Repayment Instalments: The Parent shall procure (and the Borrower which has drawn a Term A Advance shall repay the Term A Outstandings in order to ensure) that the aggregate Sterling Amount of the Term A Outstandings is repaid in instalments in the amount and on the Term A Repayment Date set out in the table below:

                TERM A REPAYMENT DATE                     REPAYMENT INSTALMENTS
                                                            (pounds sterling)

                30 July 2000                                    1,400,000
                31 December 2000                                1,400,000
                30 June 2001                                    1,400,000
                31 December 2001                                1,400,000
                30 June 2002                                    2,100,000
                31 December 2002                                2,100,000
                30 June 2003                                    2,100,000
                31 December 2003                                2,100,000
                30 June 2004                                    3,500,000
                31 December 2004                                3,500,000
                30 June 2005                                    3,500,000
                Final Maturity Date                             3,500,000

                Term B Repayment Instalments: The Parent shall procure (and the Borrower which has drawn a Term B Advance shall repay its share of the Term B Outstandings in order to ensure) that the Sterling Amount of the Term B Outstandings is repaid in instalments on each Term B Repayment Date in an amount equal to the percentage of the aggregate principal amount advanced on the last day of the Term B Availability Period in respect of the Term B Facility relating to such Term B Repayment Date as set out in the table below:


                TERM B REPAYMENT DATE                      REPAYMENT INSTALMENTS
                                                                      %

                31 December 2003                                     20%
                31 December 2004                                     20%
                31 December 2005                                     30%
                Final Maturity Date                                  30%

10.2    SELECTION OF TERM ADVANCES

        If, in relation to a Term Repayment Date, the aggregate amount of the relevant Term Advances exceeds the amount of the relevant Term Outstandings to be repaid, the Parent may, by not less than five Business Days' prior notice to the Agent, select which of those Term Advances will be wholly or partially repaid, PROVIDED THAT:

        10.2.1 the Parent may not make any such selection if, as a result, more than one such Term Advance would fall to be partially repaid; and

        10.2.2 if the Parent fails to give such notice, the Agent shall select the relevant Term Advances to be wholly or partially repaid.

11.     REPAYMENT OF THE REVOLVING FACILITY

11.1 The Borrower shall repay each Revolving Advance made to it in full on the Repayment Date relating thereto. All Revolving Outstandings shall be repaid on or before the Final Maturity Date by the Borrower.

11.2    REVOLVING FACILITY CLEAN DOWN

        The Borrower will procure that the principal amount outstanding in respect of all Advances of the Revolving Facility is no more than thirty
        (30) per cent. of the Revolving Facility for a period of at least fourteen (14) consecutive days in each twelve (12) month period falling after twelve (12) months from the date hereof (the "CLEANING DOWN PERIOD") with at least thirty (30) days falling between each Clean Down Period.

12.     MANDATORY PREPAYMENT

12.1    MANDATORY PREPAYMENT ON DISPOSAL

        Subject to Clause 12.6 (Prepayment Accounts), the Parent shall procure the application of an amount equal to the Net Disposal Proceeds in respect of any disposal of any assets of the Group in repayment of the Facilities in accordance with Clause 12.5 (Application of Prepayments) promptly upon receipt of the same by any Group member.

        The Parent will procure that any amounts which are retained for reinvestments as envisaged by paragraph (b) of the definition of Excluded Proceeds and paragraph (f) of the definition of Permitted Disposals will be paid into the Holding Account promptly upon receipt of the same.

12.2    AMCARE DISPOSAL

        The Group may, on approval by the Agent (acting on the instructions of the Instructing Group), dispose of Amcare Limited (the "AMCARE DISPOSAL"). So long as the Amcare Disposal occurs within twelve (12) months of the date hereof, the Parent shall ensure that the application of an amount equal to the Net Disposal Proceeds of such disposal (the "AMCARE DISPOSAL PROCEEDS") shall be credited to the Holding Account and, within six (6) months of such Amcare Disposal, the Amcare Disposal Proceeds may be withdrawn from the Holding Account by the Original Borrower from time to time to fund the whole of the Total Consideration for one or more Permitted Acquisitions subject to clause 23.22 (Total Permitted Acquisitions). For the avoidance of doubt Clauses 12.1 (Mandatory Prepayment on Disposal) and 12.5 (Application of Prepayments) shall not apply to the Amcare Disposal Proceeds during such six (6) month period from making the Amcare Disposal and if the Amcare Disposal occurs after the date falling twelve (12) months after the date hereof, the Amcare Disposal Proceeds shall be applied in accordance with Clause
        12.1 (Mandatory Prepayment on Disposal).

12.3    MANDATORY PREPAYMENT ON CHANGE OF CONTROL OR SALE OF BUSINESS

        The Parent shall procure that the Term Outstandings and the Revolving Outstandings are immediately prepaid in full upon the occurrence of:

        12.3.1  any Change of Control; or

        12.3.2 Hyperion ceasing to have beneficial ownership of at least 50.1% in TW US; or

        12.3.3 the Initial Investor disposing of any Warrants or Senior Subordinated Notes; or

        12.3.4 any Flotation of any of the shares of any member of the Group or any holding company of the Parent; or

        12.3.5  a Strategic Sale.

12.4    MANDATORY PREPAYMENT OF EXCESS CASH FLOW

        The Parent shall procure that, within ten Business Days of the delivering to the Agent of aggregated and consolidated audited Accounts of the Group pursuant to Clause 20.1 (Annual Statement) for any annual Accounting Period, the Term Outstandings shall be prepaid in an aggregate amount equal to 50% (fifty per cent.) of the Excess Cash Flow (minus (pounds sterling)1,000,000) of the Group for such Accounting Period to which such annual consolidated accounts relate. Any such prepayment shall be applied in accordance with Clause 12.5 (Application of Prepayments).

12.5    APPLICATION OF PREPAYMENTS

        12.5.1 Any prepayment made under Clauses 12.1 (Mandatory Prepayment on Disposal) (subject to Clause 12.2 (Amcare Disposal)) to 12.3 (Mandatory Prepayment on Change of Control or Sale of Business) shall be applied in repayment:

                (a) first, pro rata across the Term A Outstandings and the Term B Outstandings; and

                (b) second, to the extent the Term A Outstandings and the Term B Outstandings have been repaid in full, in repayment of the Revolving Outstandings (and any amounts so repaid may not be reborrowed and the Revolving Commitments of the Banks will be permanently reduced pro rata to the extent of such repayment).

        12.5.2 Any prepayment of Term Outstandings in respect of a Term Facility shall be applied so that the Borrower effects a prepayment of the Term A Outstandings or, as the case may be, the Term B Outstandings in order to satisfy the remaining obligations under Clause 10.1 (Term Repayment Instalments) in respect of outstandings under that Term Facility pro rata.

        12.5.3 Any prepayment (other than as mentioned in sub-clause 12.5.1) of Term Outstandings in respect of a Term Facility shall be applied across the Term Advances then outstanding under such Term Facility in the manner notified by the Original Borrower to the Agent at the time of prepayment (or, if no such notice is given, pro rata but in any event so that any such prepayment is applied so that each Borrower effects a prepayment pro rata to its share of the Term A Outstandings or, as the case may be, the Term B Outstandings).

        12.5.4 The Parent shall procure that upon any requirement hereunder to prepay the Term Outstandings in full, the Revolving Outstandings shall also be repaid and each Banks Available Revolving Commitment shall be immediately cancelled and reduced to zero.

12.6    PREPAYMENT ACCOUNTS

        12.6.1 If Clause 12.1 (Mandatory Prepayment on Disposal) (subject to Clause 12.2 (Amcare Disposal)) to Clause 12.3 (Mandatory Prepayment on Change of Control or Sale of Business) inclusive would require the Original Borrower to procure the prepayment of any Advance hereunder otherwise than at the end of an Interest Period or on the maturity of a Revolving Advance, the Original Borrower can elect (by written notice to the Agent to be received not later than 11 a.m. three Business Days prior to the date on which the prepayment obligation would, but for this Clause 12.6 (Prepayment Accounts) arise) to credit the amount to be repaid to the Mandatory Prepayment Account on the date on which the prepayment obligation would, but for this Clause 12.6 (Prepayment Accounts), arise and to prepay the relevant Term Advance and/or Revolving Advance at the first occurring end of an Interest Period relative to the Term Advance to be repaid or date on which a Revolving Advance matures (where such Term Advance or, as the case may be, Revolving Advance is at least equal to the amount to be repaid unless the Term Outstandings under which such Term Advance was made or the Revolving Outstandings is less than the amount to be repaid). Following any such election and provided the required payment is made to the Mandatory

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                Prepayment Account the obligation to prepay the relevant Term
                Advance and/or Revolving Advance will not arise until the first occurring end of an Interest Period relative to such Term Advance to be repaid or date on which such a Revolving Advance matures.

        12.6.2 The Original Borrower hereby irrevocably authorises the Agent to withdraw monies from the Mandatory Prepayment Account and apply such monies against prepayments which are due to be made hereunder or, upon the occurrence of an Event of Default which is continuing, against any amounts due and payable under the Finance Documents.

        12.6.3 Any Bank with which such account is held acknowledges and agrees that interest shall accrue at normal commercial rates on amounts credited to the Mandatory Prepayment Account and the Holding Account and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) provided that the account holder shall not be entitled to receive such interest while an Event of Default is continuing.

13.     CANCELLATION AND VOLUNTARY PREPAYMENT

13.1    CANCELLATION OF THE TERM FACILITY

        The Parent may, by giving to the Agent not less than five Business Days' prior notice to that effect, cancel the whole or any part (being an amount of not less than (pounds sterling)1,000,000 and an integral multiple of (pounds sterling)1,000,000) of either Available Term Facility. Any such cancellation shall reduce the Available Term Commitments of the Banks in respect of such Available Term Facility rateably.

13.2    PREPAYMENT OF THE TERM OUTSTANDINGS

        13.2.1 The Borrower to which a Term Advance has been made may, if it has given to the Agent not less than five Business Days' prior notice to that effect, prepay the whole of any Term Advance or any part of any Term Advance (being an amount such that the Sterling Amount of such Term Advance will be reduced by an amount of not less than (pounds sterling)1,000,000 and an integral multiple of (pounds sterling)1,000,000) on the last day of any Interest Period relating to that Term Advance (or at any other time subject to payment of the appropriate breakage costs in accordance with Clause 28.4 (Break Costs).

        13.2.2 Any prepayment of Term Outstandings in respect of a Term Facility shall satisfy pro tanto the remaining obligations under Clause 10.1 (Term Repayment Instalments) in respect of outstandings under such Term Facility pro rata.

        13.2.3 Any prepayment of Term Outstandings in respect of a Term Facility shall be applied across the Term Advances then outstanding under such Term Facility in the manner notified by the Parent to the Agent at the time of prepayment (or, if no such notice is given, pro rata).

13.3    CANCELLATION OF THE REVOLVING FACILITY

        The Parent may, by giving to the Agent not less than five Business Days' prior notice to that effect, cancel the whole or any part (being an amount of not less than (pounds sterling)500,000 and an integral multiple of (pounds sterling)500,000) of the Available Revolving Facility. Any such cancellation shall reduce the Available Revolving Commitment and Revolving Commitment of each Bank rateably.

13.4    PREPAYMENT OF REVOLVING OUTSTANDINGS

        The Borrower to which a Revolving Advance has been made may, by giving to the Agent not less than five Business Days' prior notice to that effect, prepay the whole or any part of a Revolving Advance (being an amount such that the Sterling Amount of such Revolving Advance will be reduced by an amount of not less than (pounds sterling)500,000 or integral multiple of (pounds sterling)1,000,000) subject to payment of the appropriate breakage costs in accordance with Clause 28.4 (Break Costs).

13.5    EARLY PREPAYMENT FEE

        If a voluntary prepayment or a mandatory prepayment within the terms of Clause 12 (Mandatory Prepayment) of the whole of any part of the Facilities is made prior to the first anniversary of the date hereof consequent upon a refinancing implemented through the bank or debt capital markets, the Borrower shall pay to the Agent to the account of the Banks a fee of an amount equal to 1% (one per cent.) of the amount of the Facilities so prepaid.

13.6    NOTICE OF CANCELLATION OR PREPAYMENT

        Any notice of cancellation or prepayment given by a Borrower pursuant to this Clause 13 (Cancellation and Voluntary Prepayment) shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment, shall oblige the relevant Borrower to make such prepayment on such date.

13.7    NOTICE OF REMOVAL OF A BANK

        If:

        13.7.1 any sum payable to any Bank by an Obligor is required to be increased pursuant to Clause 14.1 (Tax Gross-up); or

        13.7.2  any Bank claims indemnification from an Obligor under Clause
                14.2 (Tax Indemnity) or Clause 16.1 (Increased Costs), the Parent may, whilst such circumstance continues, give the Agent at least five Business Days notice (which notice shall be irrevocable) of its intention (a) if such circumstance relates to a Bank to cancel and repay.

13.8    REMOVAL OF A BANK

        On the day the notice referred to in Clause 13.7 (Notice of Removal of a Bank) expires each Borrower to which an Advance has been made shall repay (without incurring the prepayment fee payable under Clause 13.5 (Prepayment Fee) such Bank's portion of each such Advance.

13.9    NO FURTHER AVAILABILITY

        A Bank for whose account a repayment is to be made under Clause 13.8 (Removal of a Bank) shall not be obliged to participate in the making of Advances on or after the date upon which the Agent receives the Parent's notice of its intention to procure the repayment of such Bank's share of the Outstandings, and such Bank's Available Term Commitment and Available Revolving Commitment shall be reduced to zero.

13.10   NO OTHER REPAYMENTS OR CANCELLATION

        The Borrowers shall not repay or cancel all or any part of the Outstandings except at the times and in the manner expressly provided for in this Agreement.

13.11   NO REBORROWING

        None of the Borrowers shall be entitled to reborrow any amount of any Term Facility which is repaid or to reborrow any amount of the Revolving Facility which is repaid where such repayment permanently reduces the Revolving Facility.

14. TAXES

14.1    TAX GROSS-UP

        All payments to be made by an Obligor to any Finance Party hereunder shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any withholding or deduction equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

14.2    TAX INDEMNITY

        Without prejudice to Clause 14.1 (Tax Gross-up), if any Finance Party is required to make any payment of or on account of tax on or in relation to any sum received or receivable hereunder (including any sum deemed for the purposes of tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Parent shall, upon demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability together with any interest, penalties, costs and expenses payable or incurred in connection therewith, PROVIDED THAT this Clause 14.2 (Tax Indemnity) shall not apply to:

        14.2.1 any tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated or resident for tax purposes; or

        14.2.2 any tax imposed on and calculated by reference to the net income of the relevant Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance party but not actually receivable) by the jurisdiction in which such Facility Office is located.

14.3    BANKS' TAX STATUS CONFIRMATION

        Each Bank confirms in favour of the Agent (on the date hereof or, in the case of a Bank which becomes a party hereto pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that either:

        14.3.1 it is a bank as defined for the purposes of Section 349 of the Income and Corporation Taxes Act 1988 and it is within the charge to United Kingdom Corporation tax as respects interest payable to it hereunder and is beneficially entitled to its share of the Outstandings and the interest thereon; or

        14.3.2 it is not resident for tax purposes in the United Kingdom and is beneficially entitled to its share of the Outstandings and the interest thereon,

        and each Bank shall promptly notify the Agent if there is any change in its position from that set out above.

14.4    CLAIMS BY BANKS

        A Bank intending to make a claim pursuant to Clause 14.2 (Tax Indemnity) shall notify the Agent of the event or circumstance giving rise to the claim as soon as reasonably practicable after its relevant Facility Office has become aware of such event or circumstance, whereupon the Agent shall notify the Parent thereof.

14.5    EXCLUDED CLAIMS

        If any Bank is not or ceases to be a Qualifying Bank, no Obligor shall be liable to pay to that Bank under Clause 14.1 (Tax Gross-Up) any amount in respect of taxes levied or imposed in excess of the amount it would have been obliged to pay if that Bank had been or had not ceased to be a Qualifying Bank PROVIDED THAT this Clause 14.5 (Excluded Claims) shall not apply (and each Obligor shall be obliged to comply with its obligations under Clause 14.1 (Tax Gross-Up)) if:

        14.5.1 after the date hereof and after the date when such Bank first becomes a Bank for the purposes of this Agreement, there shall have been any introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or order or governmental rule or treaty or any practice or concession of any applicable tax authority and as a result thereof such Bank ceased to be a Qualifying Bank; or

        14.5.2 such Bank is not or ceases to be a Qualifying Bank as a result of the actions of or omission to act by any Obligor.

14.6    DOUBLE TAXATION RELIEF

        If, and to the extent that, the effect of Clause 14.1 (Tax Gross-Up) or Clause 14.2 (Tax Indemnity) can be mitigated by virtue of the provisions of any Applicable Treaty

        (whether by a claim to repayment of any taxes referred to in Clause 14.1 (Tax Gross-Up) or Clause 14.2 (Tax Indemnity) or otherwise) each Bank agrees to co-operate with the relevant Obligor with a view to submitting any forms required for the purpose of ensuring the application of such double tax convention so far as relevant, PROVIDED THAT no Bank shall be required pursuant to this Clause 14.6 (Double Taxation Relief) to complete or co-operate in completing any form which is not substantially similar to any form in use at the date of this Agreement for the purpose of claiming exemption or relief from or repayment of taxes envisaged hereunder pursuant to an Applicable Treaty between England and such Bank's jurisdiction of residence.

15.     TAX RECEIPTS

15.1    NOTIFICATION OF REQUIREMENT TO DEDUCT TAX

        If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Agent.

15.2    EVIDENCE OF PAYMENT OF TAX

        If an Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for such Finance Party, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Finance Party's share of such payment.

15.3    TAX CREDIT PAYMENT

        If an additional payment is made under Clause 14 (Taxes) by an Obligor for the benefit of any Finance Party and such Finance Party, in its sole discretion, determines that it has obtained (and has derived full use and benefit from) a credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that such Finance Party, in its sole opinion, determines that:

        15.3.1 such credit, relief, remission or repayment is in respect of or calculated with reference to the additional payment made pursuant to Clause 14 (Taxes); and

        15.3.2 its tax affairs for its tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled,

        such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Obligor such amount as such Finance Party shall, in its sole opinion, determine to be the amount which will leave such Finance Party (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by such Obligor.

15.4    TAX CREDIT CLAWBACK

        If any Finance Party makes any payment to an Obligor pursuant to Clause
        15.3 (Tax Credit Payment) and such Finance Party subsequently determines, in its sole opinion, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, such Obligor shall reimburse such Finance Party such amount as such Finance Party determines, in its sole opinion, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.

15.5    TAX AND OTHER AFFAIRS

        No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 14.1 (Tax Gross-up) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

16.     INCREASED COSTS

16.1    INCREASED COSTS

        If, by reason of (a) any change in law or in its interpretation or administration and/or (b) compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary or other authority (including, for the avoidance of doubt, any minimum reserve requirements imposed by the European Central Bank) (in each case after the date of this Agreement):

        16.1.1 a Bank or any holding company of such Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's entering into or assuming or maintaining a commitment, issuing or performing its obligations under the Finance Documents;

        16.1.2 a Bank any holding company of such Bank incurs a cost as a result of such Bank's entering into or assuming or maintaining a commitment, issuing or performing its obligations under the Finance Documents; or

        16.1.3 there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining such Bank's share of the Advances or any Unpaid Sum,

        (including, without limitation, any such circumstance (other than any such circumstance which is existing on the date hereof and is applicable to such Bank or any holding company of such Bank on the date hereof) which results from the introduction or changeover to the Sterling in any Participating Member State) then the Parent shall, from time to time on demand of the Agent, promptly pay to the Agent for the account of that Bank amounts sufficient to indemnify that Bank or to enable that Bank to indemnify its holding company from and against, as the case may be, (a) such reduction in the rate of return of capital, (b) such cost or (c) such increased cost.

16.2    INCREASED COSTS CLAIMS

        A Bank intending to make a claim pursuant to Clause 16.1 (Increased Costs) shall notify the Agent of the event or circumstance giving rise to such claim as soon as reasonably practicable after its relevant Facility Office has become aware of such event or circumstance, whereupon the Agent shall notify the Parent thereof.

16.3    EXCLUSIONS

        Notwithstanding the foregoing provisions of this Clause 16 (Increased Costs), no Bank shall be entitled to make any claim in respect of:

        16.3.1  any cost, increased cost or liability as referred to in Clause
                16.1 (Increased Costs) to the extent the same is compensated by the Associated Costs Rate; or

        16.3.2 any cost, increased cost or liability compensated by Clause 14 (Taxes) or which would have been compensated by Clause 14 (Taxes) if the provisions of Clause 14.5 (Excluded Claims) or sub-clauses 14.2.1 or 14.2.2 of Clause 14.2 (Tax Indemnity) had not applied; or

        16.3.3 any cost, increased cost or liability arising by reason of a breach by a Bank or their holding company of any law or regulatory request.

17.     ILLEGALITY

        If, at any time, it is or will become unlawful for a Bank to make, fund, issue, participate in or allow to remain outstanding all or part of its share of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Parent through the Agent a notice to that effect and:

        17.1.1 such Bank shall not thereafter be obliged to participate in any Advance and the amount of its Available Term Commitment and Available Revolving Commitment shall be immediately reduced to zero; and

        17.1.2 if the Agent on behalf of such Bank so requires, the Parent shall procure that each Borrower shall either (a) as soon as practicable and in any event within 5 days of such notice or (b) on the date specified by such Banks through the Agent as being, in its bona fide opinion, the last day of any applicable grace period permitted by law repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank under the Finance Documents and any repayment of any Term Advance so made shall reduce rateably the remaining obligations under Clause 10.1 (Term Repayment Instalments) in respect of the outstandings under the Term Facility under which such Term Advance was made.

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18.     MITIGATION

        If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

        18.1.1 an increase in any sum payable to it or for its account pursuant to Clause 14.1 (Tax Gross-up);

        18.1.2 a claim for indemnification pursuant to Clause 14.2 (Tax Indemnity) or Clause 16.1 (Increased Costs);

        18.1.3 the reduction of its Available Term Commitment and Available Revolving Commitment to zero or any repayment to be made pursuant to Clause 17 (Illegality),

        then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Obligors under any of the Clauses referred to in sub-clauses 18.1.1, 18.1.2, 18.1.3 and 18.1.3, such Bank shall, upon request by the Parent or relevant Borrower and, in consultation with the Agent and the Parent and to the extent that it can do so lawfully and without prejudice to its own position, take such steps as may be reasonable and practical in all the circumstances (including a change of location of such Facility Office or the transfer of its rights, benefits and obligations hereunder to another financial institution acceptable to the Parent and willing to participate in the Facilities) to mitigate the effects of such circumstances, PROVIDED THAT such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so might have any adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).

19.     REPRESENTATIONS

        Each Obligor makes the representations and warranties set out in Clause
        19.1 (Status) to Clause 19.33 (Financial Model and Financial Projections) to the Finance Parties on its own behalf and, in addition, the Parent makes the representations set out therein to the Finance Parties on behalf of each member of the Group, in each case save as specifically disclosed in the Disclosure Letter. The Original Obligors acknowledge that the Finance Parties have entered into this Agreement in reliance on those representations and warranties. The representations and warranties in Clause 19.16 (Information Memorandum) shall only be made on the dates specified in Clause 19.36 (Repetition of Representations).

19.1    STATUS

        It is a corporation duly organised and validly existing under the laws of its jurisdiction of incorporation and is a limited liability corporation and has the power and all necessary governmental and other material consents, approvals, licences and authorisations under any applicable jurisdiction to own its property and assets and to carry on its business as currently conducted.

19.2    BINDING OBLIGATIONS

        The obligations expressed to be assumed by it in the Finance Documents are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof, subject to the Legal Reservations.

19.3    EXECUTION AND POWER

        In relation to the Finance Documents, its execution of the Finance Documents to which it is be a party and its exercise of its rights and performance of its obligations thereunder and the transactions contemplated thereby (including, without limit, borrowing thereunder and granting any security or guarantees contemplated thereunder) do not:

        19.3.1 conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets; or

        19.3.2  conflict with its constitutive documents; or

        19.3.3 conflict with any applicable law or any applicable official or judicial regulation or order.

        It has the power to enter into and perform its obligations under the Finance Documents to which it is a party and all corporate and other action required to authorise the execution, delivery and performance of the Finance Documents to which it will be a party and the transactions contemplated therein has been duly taken. No limit on its powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by the Finance Documents to which it is a party.

19.4    NO MATERIAL PROCEEDINGS

        19.4.1 No action or administrative proceeding of or before any court, arbitrator or agency (including, but not limited to, investigative proceedings) which could reasonably be expected to have a Material Adverse Effect has been started or (to the best of its knowledge or belief) threatened against it or its assets, nor are there any circumstances likely to give rise to any such action or proceedings.

        19.4.2 It is not aware of any other event or circumstance which could reasonably be expected to have a Material Adverse Effect.

19.5    FINANCIAL STATEMENTS

        19.5.1 Its most recent audited financial statements delivered to the Agent pursuant to Clause 20.1 (Annual Statements) (consolidated in the case of the Parent):

                (a) were prepared in accordance with UK GAAP and consistently applied and comply with Clause 20.9 (Accounting Policies);

                (b) disclose all liabilities (contingent or otherwise) and all unrealised or anticipated losses of such Obligor or, as the case may be, any member of the Group to the extent required by the applicable accounting principles referred to in Clause 20.9 (Accounting Policies); and

                (c) give a true and fair view of (in the case of audited financial statements) or fairly present in all material respects (in the case of unaudited financial statements) the financial condition and the results of the operations of such Obligor or, as the case may be, the Group during the relevant period.

        19.5.2 Its financial year end and, in the case of the Parent, the financial year end of the Group is 30 September.

19.6    NO MATERIAL ADVERSE CHANGE

        Since 16 December 1999 (being the date as at which the Accountants Report was prepared), there has been no change in the assets, property, business, financial condition, or results of the Group taken as a whole which could reasonably be expected to have a Material Adverse Effect.

19.7    VALIDITY AND ADMISSIBILITY IN EVIDENCE

        All acts, conditions and things required to be done, fulfilled and performed in order:

        19.7.1 to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Finance Documents;

        19.7.2 to ensure that the obligations expressed to be assumed by it in the Finance Documents are legal, valid, binding and enforceable; and

        19.7.3 to make the Finance Documents admissible in evidence in its jurisdiction of incorporation,

        have been done, fulfilled and performed subject to any Legal
        Reservations.

19.8    CLAIMS PARI PASSU

        Under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of the Finance Parties against it under the Finance Documents will rank to the extent that they are secured pursuant to a Security Document, prior to and otherwise at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

19.9    NO FILING OR STAMP TAXES

        Under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents save for any filing or recording of or tax payable in connection with any Security Document which is referred to in the Legal Opinions and which will be effected or paid promptly after the date hereof. For the purposes of this Clause 19.9 a Transfer Certificate shall not be a Finance Document.

19.10   NO IMMUNITY

        In any proceedings taken in its jurisdiction of incorporation in relation to the Finance Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

19.11   REPORTS

        The Reports have been prepared after due and careful consideration and the Parent (and its executive directors), having made all reasonable enquiries in the circumstances:

        19.11.1 is not aware of any material inaccuracy as to factual matters relating to the Business contained in the Reports which render the Reports misleading in any material respect;

        19.11.2 does not (as at the date hereof) regard as unreasonable or unattainable any of the forecasts or projections set out in any of the Reports;

        19.11.3 believes (having made all reasonable enquiries) the assumptions upon which the forecasts and projections in relation to the Business contained in the Reports are based to be fair and reasonable; and

        19.11.4 is not aware of any facts or matters not stated in the Reports, the omission of which make any statements contained therein misleading in any material respect;

        19.11.5 has made full disclosure of all material facts known to it (having made all reasonable enquiries) to all the persons responsible for the preparing of Reports in relation to the Parent and the Group where failure to disclose such facts could be reasonably likely to render the Reports misleading in any material respect; and

        19.11.6 consider that the Accountants Report fairly presented in all material respects the financial condition and the results of the operations of the Business during the periods referred to therein.

19.12   GROUP STRUCTURE

        19.12.1 The Group Structure Chart delivered to the Agent pursuant to
                Schedule 3 (Conditions Precedent) is true, complete and accurate.

        19.12.2 All necessary inter-company loans, transfers, share exchanges and other steps resulting in the final Group structure set out in the Group Structure Chart have been taken in compliance in all material respects with all relevant laws and regulations and all requirements of relevant regulatory authorities.

19.13   NO INSOLVENCY PROCEEDINGS

        No Material Subsidiary has taken any corporate action nor have any other steps been taken or insolvency proceedings been started or (to the best of its knowledge and belief having made all reasonable enquiry) threatened against any Material Subsidiary (whether by voluntary arrangement, scheme of arrangement or otherwise save for any solvent reorganisation previously approved by an Instructing Group in writing, such approval not to be unreasonably withheld) or for the enforcement of an Encumbrance over all or any of its revenues or assets or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee, or similar officer of it or of any or all of its assets or revenues.

19.14   NO MATERIAL DEFAULTS

        No member of the Group:

        19.14.1 is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect; or

        19.14.2 is or is likely to be in breach of or in default under any agreement to which it is party or which is binding on it or any of its assets as a result of entering into and performing its obligations under the Finance Documents to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

19.15   INFORMATION

        19.15.1 All of the written information (taken as a whole) supplied by the Parent, any Obligor and any advisers of the Parent and/or any Obligor to the Agent and/or the Banks and/or their advisers in connection with the Finance Documents and/or a Permitted Acquisition or Permitted Equity Funded Acquisition is true, complete and accurate in all material respects as at the date such information was supplied and is not misleading in any material respect.

        19.15.2 The forecasts and projections contained in the Business Plan and TW US Strategy Paper were made in good faith and based on opinions and assumptions which its directors believe were reasonable to hold and reasonable to make at the time of supply.

        19.15.3 The Parent has not knowingly failed to disclose to the Agent any material facts or circumstances which would be reasonably likely, if disclosed, to adversely affect the decision of a person considering whether or not to provide finance to the Borrowers.

19.16   INFORMATION MEMORANDUM

        The factual information contained in the Information Memorandum is true, complete and accurate in all material respects, the financial projections contained therein have been prepared in good faith on the basis of recent historical information and on the basis of fair and reasonable assumptions and after careful consideration, all material statements of opinion/intention and expectation were made in good faith and after careful consideration and nothing has occurred or been omitted that renders the information contained in the Information Memorandum inaccurate or misleading in any material respect.

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19.17   ENVIRONMENTAL COMPLIANCE

        Each member of the Group has duly performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so could reasonably be expected to have a Material Adverse Effect.

19.18   ENVIRONMENTAL CLAIMS

        No Environmental Claim has been commenced or (to the best of the Parent's knowledge and belief) is threatened against any member of the Group where such claim could be reasonably be expected, if determined against such member of the Group, to have a Material Adverse Effect.

19.19   ENCUMBRANCES AND FINANCIAL INDEBTEDNESS

        19.19.1 Save for Permitted Encumbrances, no Encumbrance exists over all or any of the present or future revenues, assets or undertakings of any member of the Group.

        19.19.2 Save for Permitted Indebtedness, it has no Financial
                Indebtedness.

        19.19.3 The execution of the Finance Documents to which it is a party and the exercise by it of its rights thereunder will not result in the existence or imposition of nor oblige any Group member to create any Encumbrance (save for Permitted Encumbrances) in favour of any person over any of its present or future revenues, assets or undertakings.

19.20   CONTROL OF THE PARENT

        The Trustee for and on behalf of the beneficiaries named therein (as defined in the Voting Trust Agreement) has and will have control of the Parent.

19.21   PARENT AND ORIGINAL BORROWER

        The Parent and the Original Borrower are and will be holding companies and do not and will not carry on any other business save as permitted pursuant to Clause 23.35 (The Parent) and Clause 23.36 (The Original Borrower).

19.22   NO EVENT OF DEFAULT

        No Event of Default or Potential Event of Default has occurred which is continuing save for any Event of Default or Potential Event of Default notified to the Agent pursuant to Clause 23.4 (Notification of Events of Default).

19.23   CONSENTS AND APPROVALS

        All necessary consents, licences, authorisations and approvals to the transactions constituted by a Permitted Acquisition or a Permitted Equity Funded Acquisition and the Finance Documents have been obtained on or prior to the date of the relevant acquisition and all consents, licences, authorisations and other approvals necessary for the conduct of the business of the Group as carried on at the date hereof have been, or when required will be obtained, their terms and conditions have been, or once required, will be complied with in all material respects and they have not been and, so far as it is aware, will not be revoked or otherwise terminated.

19.24   TAXATION

        19.24.1 Each Group member has duly and punctually paid and discharged all taxes, assessments and governmental charges imposed upon it or its assets within the time period allowed therefor without imposing tax penalties or creating any Encumbrance with priority to the Banks or the security granted or evidenced by the Security Documents (save to the extent payment thereof is being contested in good faith by the relevant Group member and adequate reserves are being maintained for those taxes and where payment thereof can lawfully be withheld and would not result in an Encumbrance with priority to the security created or evidenced by the Security Documents; in relation to the representation made under this Clause 19.24 (Taxation) on the date hereof, this proviso shall only apply to the extent any such payment has been previously disclosed to the Agent in writing) save that no breach of this representation in relation to the payment and discharge of all taxes, assessments and governmental charges imposed on each Group member or its assets shall occur unless such payment and discharge would result in a liability against any member of the Group in excess of(pounds sterling)500,000.

        19.24.2 No Group member is materially overdue in the filing of any tax returns which would result in a liability against any Group Member in excess of (pounds sterling)500,000.

        19.24.3 No claims are being or are reasonably likely to be asserted against any Group member with respect to taxes which could be reasonably expected to have a Material Adverse Effect.

19.25   SECURITY INTEREST

        Subject to the Legal Reservations, each Security Document to which it is a party creates the security interest which that Security Document purports to create or, if that Security Document purports to evidence a security interest, accurately evidences a security interest which has been validly created and each security interest ranks in priority as specified in the Security Document creating or evidencing that interest.

19.26   INTELLECTUAL PROPERTY

        It is not aware of any adverse circumstance relating to validity, subsistence or use of any of its Intellectual Property which could reasonably be expected to have a Material Adverse Effect.

19.27   GOOD TITLE TO ASSETS

        It has good title to or valid leases of or other appropriate licence, authorisation or consent to use its assets necessary to carry on its business as presently conducted.

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19.28   LEGAL AND BENEFICIAL OWNER

        It is the absolute legal (subject to the Voting Trust Agreement in respect of the Parent and the Original Borrower any necessary registrations in the books of the entity whose shares are being charged or any other legal formalities referred to in the Legal Opinions which will be effected promptly after the date hereof) and, where applicable, beneficial owner of all its assets subject to any Permitted Encumbrances and to any security granted under the Security Documents to which it is a party.

19.29   ISSUE OF SHARE CAPITAL

        Save to the extent contemplated in Clause 23.25 (Share Capital) or in the Securities Purchase Agreement there are no agreements in force or corporate resolutions passed which call for the present or further issue or allotment of, or grant to any person the right (whether conditional or otherwise) to call for the issue or allotment of any share, loan note or loan capital of the Parent or any Group member (including an option or right of pre-emption or conversion).

19.30   NO TRADING

        Save as contemplated by, or otherwise in connection with this Agreement, the Finance Documents, the Mezzanine Finance Documents and the Acquisition Documents and the transactions contemplated hereby or thereby, neither the Parent nor the Original Borrower has not traded or undertaken any commercial activities of any kind and has any liabilities or obligations (actual or contingent).

19.31   PENSIONS

        Each member of the Group is in material compliance with all applicable laws and contracts relating to the pension schemes (if any) operated by it or in which it participates and has no material unrecorded or unindemnified liabilities in respect of such schemes which could reasonably be expected to have a Material Adverse Effect.

19.32   YEAR 2000 COMPLIANCE

        The Parent believes (having made all reasonable enquiries) that the Year 2000 problem (that is, the risk that any computer hardware or software or any equipment operated by electronic means used by the Group may be unable to recognise and perform properly date-sensitive functions involving a date before, on or after 31 December 1999) could not reasonably be expected to have a Material Adverse Effect.

19.33   FINANCIAL MODEL AND FINANCIAL PROJECTIONS

        The Financial Model and any future projections prepared for the purposes of any Permitted Acquisition have been prepared on a basis that is in all material respects consistent with UK GAAP.

19.34   PROPERTY

        No single freehold, feuhold, leasehold or heritable property owned by any Obligor has a value in excess of (pounds sterling)500,000.



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19.35   PERMITTED ACQUISITIONS AND PERMITTED EQUITY FUNDED ACQUISITIONS

        19.35.1 Execution and Power

                In relation to a Permitted Acquisition or a Permitted Equity Funded Acquisition, its execution of the Acquisition Documents to which it will be a party and its exercise of its rights and performance of its obligations thereunder and the transactions contemplated thereby (including, without limit, borrowing thereunder and granting any security or guarantees contemplated thereunder) will not:

                (a) conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets; or

                (b)     conflict with its constitutive documents; or

                (c) conflict with any applicable law or any applicable official or judicial regulation or order.

                In relation to a Permitted Acquisition or a Permitted Equity Funded Acquisition it has the power to enter into and perform its obligations under the Acquisition Documents to which it will be a party and all corporate and other action required to authorise the execution, delivery and performance of the Acquisition Document to which it will be a party and the transactions contemplated therein has been duly taken.

        19.35.2 Acquisition Documents

                In relation to any Permitted Acquisition or a Permitted Equity Funded Acquisition there will be no amendment, variation or waiver of the terms of the Acquisition Documents after the relevant purchase date save as approved in writing by the Agent other than any amendments or variations which are of a minor or technical nature or which could not reasonably be considered to be material to the interests of the Finance Parties and the Acquisition Documents contain all of the terms of the agreement between the purchaser and the vendors in relation to a Permitted Acquisition or a Permitted Equity Funded Acquisition.

        19.35.3 Parent's Knowledge

                In relation to a Permitted Acquisition or a Permitted Equity Funded Acquisition, the Parent is not aware of any event, fact or circumstance which would constitute a breach of warranty or misrepresentation or breach of contract or other claim against the vendors if all references in the Acquisition Documents to "so far as the vendors are aware" or similar were deleted.

19.36   REPETITION OF REPRESENTATIONS

        19.36.1 The Repeated Representations shall be deemed to be repeated by the relevant Obligor by reference to the then existing facts and circumstances on the date hereof, the date each Notice of Drawdown is given, on the first day of each

                Interest Period, on each date on which an Advance is or is to be made (or any Advance is rolled over), and on each date on which a company becomes (or it is proposed that a company becomes) an Additional Obligor and at the end of each Financial Quarter of the Group.

        19.36.2 Clause 19.16 (Information Memorandum) shall be deemed to be made only on the date that the Information Memorandum is approved by the Parent and on the Syndication Date.

20.     FINANCIAL INFORMATION

20.1    ANNUAL STATEMENTS

        The Parent shall as soon as the same become available, but in any event within 120 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Banks the financial statements of the Group and each Group member on a consolidated and consolidating basis for such financial year, audited by an internationally recognised firm of independent auditors licensed to practise in its jurisdiction of incorporation, and the related auditor's and director's reports.

        Such annual statements shall include a balance sheet, profit and loss account and cash flow statement.

20.2    QUARTERLY STATEMENTS

        The Parent shall as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years, deliver to the Agent in sufficient copies for the Banks the consolidated financial statements of the Group for such period.

        Such quarterly statements shall be in a form reasonably acceptable to the Agent and shall include a balance sheet, profit and loss account and cash flow statement, and (other than in respect of quarterly statements in respect of any financial quarter falling in 1999) a comparison with the financial statements for the same financial quarter of the previous year and a description of significant acquisitions and disposals, and other transactions or events which are material in the context of the Group occurring in that financial quarter and the financial year to date.

20.3    MONTHLY MANAGEMENT STATEMENTS

        The Parent shall as soon as the same become available but in any event within 30 days after the end of each month deliver to the Agent in sufficient copies for the Banks the consolidated financial statements of the Group for such period.

        Such monthly accounts shall be on a month-to-month and cumulative basis and in a form reasonably acceptable to the Agent and shall include a balance sheet, profit and loss account and cashflow statements and provide a management commentary thereon as to, inter alia, the Group's performance during such month and the financial year to date and any material developments or proposals affecting the Group or its business.

20.4    ANNUAL BUDGET

        The Parent shall, as soon as the same become available, and in any event no later than 10 days prior to the beginning of any financial year, deliver to the Agent in sufficient copies for the Banks an annual Budget (in form reasonably acceptable to the Agent) prepared by reference to each month in respect of such financial year of the Group including:

        20.4.1 forecasts of projected disposals other than in the ordinary course of trade (including timing and amount thereof) on a consolidated basis of the Group for such financial year;

        20.4.2 projected annual profit and loss accounts (including turnover and operating costs) for and projected balance sheets and cash flow statements on a monthly basis for such financial year on a consolidated basis for the Group;

        20.4.3 projected Capital Expenditure to be incurred on a monthly basis for such financial year on a consolidated basis for the Group;

        20.4.4 projected EBIT as at the end of each month in such financial year;

        20.4.5 a quantitative analysis and commentary for the management on its proposed activities for such financial year;

        20.4.6  a comparison against the Business Plan forecast for such period.

        The Parent shall forthwith provide the Agent with details of any material changes in the projections delivered under this Clause 20.4 (Annual Budget) as soon as it becomes aware of any such change.

20.5    OTHER REPORTS AND FILINGS

        The Parent shall, as soon as the same become available, but in any event within 30 days after the filing thereof, deliver to the Agent in sufficient copies for the Banks copies of any and all reports (whether on Form 10-K, Form 10-Q or otherwise), proxy materials and other information and documents, if any, which TW US shall file with the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended.

20.6    REQUIREMENTS AS TO FINANCIAL STATEMENTS

        The Parent shall ensure that each set of financial statements delivered by it pursuant to this Clause 20 (Financial Information) is certified by an Authorised Signatory of the Parent as giving a true and fair view of (in the case of audited financial statements) or fairly presents in all material respects (in the case of unaudited financial statements) the consolidated financial condition of the Group as at the end of the period to which those financial statements relate and of the results of the Group's operations during such period.

20.7    COMPLIANCE CERTIFICATES

        The Parent shall ensure that each set of financial statements delivered by it pursuant to Clause 20.1 (Annual Statements) and Clause 20.2 (Quarterly Statements) is accompanied by a Compliance Certificate signed by the Parent's auditors (in the case of a Compliance Certificate delivered with the annual financial statements of the Group) and by the Group Finance Director and one other director of the Parent (in the case of a Compliance Certificate delivered with the Parent's annual or its quarterly financial statements). Each Compliance Certificate shall provide sufficient information to determine which subsidiaries of the Parent are Material Subsidiaries.

20.8    OTHER FINANCIAL INFORMATION

        Each Obligor shall from time to time on the request of the Agent, furnish the Agent with such information about the business or financial condition of the Group as the Agent or any Bank (through the Agent) may reasonably require and, for the avoidance of any doubt, it shall be reasonable for a Bank (through the Agent) to require copies of the annual financial statements of any Obligor.

20.9    ACCOUNTING POLICIES

        The Parent shall ensure that each set of financial statements delivered by the Parent pursuant to this Clause 20 (Financial Information) is prepared using UK GAAP (with normal period end adjustments for monthly and quarterly accounts) consistent with those applied in the preparation of the Business Plan (the "REFERENCE ACCOUNTING POLICIES") unless, in relation to any such set of financial statements, the Parent notifies the Agent that there have been one or more changes in any such accounting policies, practices, procedures and reference period and in which case the Parent shall procure that its auditors provide:

        20.9.1 a description of the changes and the adjustments which would be required to be made to those financial statements if they have been prepared using the Reference Accounting Policies; and

        20.9.2 sufficient information, in such detail and format as may be reasonably required by the Agent, to enable the Banks to make an accurate comparison between the financial position indicated by those financial statements and the Business Plan or, as the case may be, any accounts previously delivered under Clauses 20.1, (Annual Statements) 20.2 (Quarterly Statements) and 20.3 (Monthly Management Statements).

        If there has been a change in accounting policies, practices, procedures or reference period and the description and information required by this Clause 20.9 (Accounting Policies) have been provided by the auditors in connection with such change and any amendments have been agreed pursuant to Clause 20.10 (Change in Accounting Policy) in connection with such change, then such change shall become part of the normal accounting policies, practices, procedures and reference period as if it were used in the preparation of the Reference Accounting Policies.

20.10   CHANGE IN ACCOUNTING POLICIES

        If there has been one or more such changes in any accounting policies, practices or procedures or reference period:

        20.10.1 the Agent and the Parent shall, at the Agent's or the Parent's request, negotiate in good faith with a view to agreeing such amendments to the financial covenants in Clause 22 (Financial Condition) and the definitions used therein as may be necessary to grant to the Banks protection comparable to that granted on the date hereof, and any amendments as agreed will have effect on the date agreed between the Agent and the Parent; and

        20.10.2 if no such agreement is reached within 30 days of the Agent's request, the Agent shall (if so requested by an Instructing Group) instruct the auditors of the Parent or independent accountants (approved by the Parent or, in the absence of such approval within 5 days of request by the Agent therefor, a firm with internationally recognised expertise) to determine any amendment to Clause 22 (Financial Condition) which those auditors or, as the case may be, accountants (acting as experts and not arbitrators) consider appropriate to grant to the Banks protection comparable to that granted on the date hereof, which amendments shall take effect when so determined by those auditors, or as the case may be, accountants. Where such auditors or accountants are instructed hereunder, the cost and expense of those auditors or accountants shall be for the account of the Parent.

21.     OTHER INFORMATION

21.1    SHAREHOLDER INFORMATION

        The Parent shall, as soon as reasonably practicable, after the same are supplied or made available, furnish the Agent with such general information as is required by law to be supplied or made available to all shareholders (in their capacity as such) of the Parent or, in the case of any Obligor, their creditors generally or any class thereof.

21.2    AUDITOR'S LETTER

        The Parent shall at the reasonable request of the Agent require and authorise its auditors to discuss with the Agent the information and other matters related to or arising out of the annual audit of the Group by the auditors for the time being of the Parent.

21.3    LITIGATION AND ENVIRONMENTAL CLAIMS

        The Parent shall advise the Agent promptly upon becoming aware of the same of the details of:

        21.3.1 each litigation, arbitration or administrative proceeding pending or reasonably likely to be commenced against any member of the Group which would, if adversely determined, result in liability of such member of the Group in an amount in excess of (pounds sterling)500,000; and



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        21.3.2  each Environmental Claim which would involve liability or expenditure in excess of (pounds sterling)500,000.

21.4    SHAREHOLDERS

        The Parent shall promptly inform the Agent in writing upon any transfer of any legal or beneficial ownership of the Borrower and itself or any change of control of such shares of which it is aware and such notice shall include details of the previous owner or controller and the new owner or controller and the number and type of shares affected.

21.5    INFORMATION COVENANTS

        The Parent shall procure that any notices required to be delivered to the Agent under Clause 23 (Covenants) are delivered in accordance with such clause.

22.     FINANCIAL CONDITION

22.1    FINANCIAL COVENANTS

        The Parent shall ensure that the financial condition of the Group shall be such that:

        22.1.1 Senior Interest Cover Ratio: Interest Cover for each Relevant Period specified in Column 1 below shall not be less than the ratio set out in Column 2 below opposite each Relevant Period.


                COLUMN 1                                          COLUMN 2

                RELEVANT PERIOD                                   RATIO (TO 1.0)

                (ENDING ON)

                Date hereof - 31 March 2000                       2.75

                Date hereof - 30 June 2000                        2.75

                Date hereof - 30 September 2000                   3.00

                1 January 2000 - 31 December 2000                 3.00

                1 April 2000 - 31 March 2001                      3.00

                1 July 2000 - 30 June 2001                        3.00

                1 October 2000 - 30 September 2001                3.50

                1 January 2001 - 31 December 2001                 3.50

                1 April 2001 - 31 March 2002                      3.50

                1 July 2001 - 30 June 2002                        3.50

                1 October 2001 - 30 September 2002                4.50

                1 January 2002 - 31 December 2002                 4.50

                1 April 2002 - 31 March 2003                      4.50

                1 July 2002 - 30 June 2003                        4.50

                1 October 2002 - 30 September 2003                5.00

                Each 12 month period ending on a Quarter Date     5.00
                falling after 30 September 2003


                "INTEREST COVER" means, in relation to any Relevant Period, the ratio of EBITA to Net Senior Cash Interest for such Relevant Period.



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        22.1.2  Fixed Charge Cover: Fixed Charge Cover for each Relevant Period specified in column 1 below shall not be less than the ratio set out in column 2 below opposite such Relevant Period.


                COLUMN 1                                        COLUMN 2

                RELEVANT PERIOD                                 RATIO (TO 1.0)

                1 January 2000 - 30 June 2000                   1.0

                1 January 2000 - 30 September 2000              1.0

                1 January 2000 - 31 December 2000               1.0

                1 April 2000 - 30 March 2001                    1.0

                Each 12 month period ending on a Quarter Date   1.0
                falling after 30 March 2001

                "FIXED CHARGE COVER" means, in relation to any Relevant Period, the ratio of Cash Flow to Net Debt Service for such Relevant Period.

        22.1.3 Debtor Days: The Parent shall ensure that on each Quarter Date, the Debtor Days shall not exceed 82.

        22.1.4 Net Worth: Consolidated Net Worth shall not at any time during each period specified in column 1 below be less than the amount specified in column 2 below opposite such Relevant Period.


                COLUMN 1                                COLUMN 2

                FINANCIAL YEAR ENDING                   Amount (pounds (million)
                                                               sterling)

                Date hereof - 29 September 2001          20 + X

                30 September 2001 - 29 September 2002    22 + X

                30 September 2002 - 29 September 2003    25 + X

                30 September 2003 - 29 September 2004    30 + X

                30 September 2004 - 29 September 2005    35 + X

                Each 12 month period ending on 29        35 + X
                September after 29 September 2005

                "X" means adjusted as appropriate to take account of any revaluation arising out of the consolidation of the Group.

        22.1.5 Total Net Debt Cover Ratio: Total Net Debt Cover as at the end of each Relevant Period specified in Column 1 below shall not be more than the ratio set out in Column 2 below opposite such Relevant Period.


                 COLUMN 1                                         COLUMN 2

                 RELEVANT PERIOD                                  RATIO (TO 1.0)

                 (ENDING ON)

                 1 January 2000 - 31 March 2000                   4.50

                 1 January 2000 - 30 June 2000                    4.50

                 1 January 2000 - 30 September 2000               4.50

                 1 January 2000 - 31 December 2000                4.50

                 1 April 2000 - 31 March 2001                     4.50

                 1 July 2000 - 30 June 2001                       4.50

                 1 October 2000 - 30 September 2001               4.25

                 1 January 2001 - 31 December 2001                4.25

                 1 April 2001 - 31 March 2002                     4.25

                 1 July 2001 - 30 June 2002                       4.25

                 1 October 2001 - 30 September 2002               3.50

                 1 January 2002 - 31 December 2002                3.50

                 1 April 2002 - 31 March 2003                     3.50

                 1 July 2002 - 30 June 2003                       3.50

                 1 October 2002 - 30 September 2003               3.00

                 1 January 2003 - 31 December 2003                3.00

                 1 April 2003 - 31 March 2004                     3.00

                 1 July 2003 - 30 June 2004                       3.00

                 1 October 2003 - 30 September 2004               2.50

                 Each 12 month period ending on a Quarter Date    2.50
                 falling after 30 September 2004

                "TOTAL NET DEBT COVER" means, in relation to any Relevant Period, the ratio of Total Net Debt as at the last day of such period to EBITDA for such period.

        22.1.6 Capital Expenditure: The Group shall not in any financial year incur a greater amount of Capital Expenditure than is specified in the annual Budget relating to such financial year.

22.2    CALCULATIONS

        For the purpose of calculating Total Net Debt Cover:

        In relation to any Relevant Period ending on or before 30 September 2000, EBITDA shall be determined on a rolling 12 month basis and shall be calculated by annualising actual EBITDA, in respect of the period from 1 January 2000 to the last day of the Relevant Period.

22.3    FINANCIAL DEFINITIONS

        In Clause 22 (Financial Condition) the following terms have the following meanings.

        "APPROVED ACCOUNTING PRINCIPLES" means UK GAAP.

        "AVERAGE DAILY SALES" means, the total sales during the relevant quarter divided by the number of days in that quarter.

        "CASH" means, at any time, cash at bank denominated in sterling and credited to an account in the name of a Borrower with an Eligible Deposit Bank and to which a Borrower is alone beneficially entitled and for so long as (a) such cash is repayable on



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        demand and (b) repayment of such cash is not contingent on the prior discharge of any other indebtedness of any Group member or of any other person whatsoever or on the satisfaction of any other condition.

        "CAPITAL EXPENDITURE" means any expenditure which would be treated as capital expenditure in accordance with Approved Accounting Principles.

        "CASH FLOW" means, in respect of any Relevant Period, EBIT for such Relevant Period:

        (a) adding back depreciation and the amount attributable to amortisation of goodwill or any intangible assets during that period, to the extent deducted in arriving at EBIT;

        (b)     minus any taxes paid in cash during such Relevant Period;

        (c) minus all Capital Expenditure during such Relevant Period and for this purpose to the extent that any Capital Expenditure is financed by finance lease, hire purchase or similar arrangements the amount included in Capital Expenditure shall be the amount which would have been included had such Capital Expenditure not been so financed but after including the principal amount financed under such financing arrangements as a cash inflow;

        (d) plus any extraordinary items received in cash during such Relevant Period;

        (e) minus any extraordinary items paid in cash during such Relevant Period;

        (f) minus the amount of the increase or plus the amount of the decrease (as the case may be) in Working Capital during such Relevant Period;

        (g) plus the amount of any dividends or other profit distributions (net of tax) received in cash by any member of the Group during such Relevant Period from companies which are not members of the Group;

        (h) minus the aggregate amount of Total Consideration of Permitted Acquisitions and Permitted Equity Funded Acquisitions made during such Relevant Period;

        (i) plus the aggregate of the Available Cash and drawings under the Term B Facility utilised to fund Permitted Acquisitions and Permitted Equity Funded Acquisitions made during such Relevant Period;

        (j) after adding back or deducting, as the case may be, the amount of any gain or any loss against book value arising on a disposal of any asset (not being stock disposed of in the ordinary course of trading) during such Relevant Period to the extent deducted or added back in arriving at EBIT for that period;

        (k) plus (to the extent not already included) the amount of any Net Disposal Proceeds arising during such Relevant Period on the disposal of any asset (not being stock disposed of in the ordinary course of trading) save for any Net Disposal Proceeds which are held in the Holding Account;

        (l) plus (to the extent not already included) any amount of additional available cash resulting from the use of any pension surplus during such Relevant Period;

        (m) minus, except to the extent deducted in calculating EBIT, the net cost of management fees during such Relevant Period;

        (n) minus payments on provisions or reserves not included in Working Capital in respect of such Relevant Period;

        (o) minus payments with respect to capitalised assets not included in Capital Expenditure or Working Capital in respect of such Relevant Period; and

        (p) after adding back the aggregate amount of payments during such Relevant Period made in respect of Earn Out obligations of the Group entered into prior to the date of the Agreement PROVIDED THAT the aggregate of all such adjustments made under this sub-paragraph (p) since the date of this Agreement shall not exceed the cash balances (excluding Available Cash) of the Group at the date hereof.

        "CONSOLIDATED FIXED CHARGES" means, in respect of any Relevant Period, the aggregate of:

        (a)     Net Cash Interest for that Relevant Period;

        (b) all scheduled repayments of principal under the terms of any Indebtedness for Borrowed Money (but excluding any voluntary or mandatory prepayment of the Facilities) of any member of the Group (excluding any Indebtedness for Borrowed Money between any member of the Group and any other member of the Group) falling due during that period:

                (i) including, without limitation, all capital payments falling due in respect of any Indebtedness for Borrowed Money falling within paragraph (g) of the definition of that term; and

                (ii) excluding any repayment or prepayment of any overdraft or revolving credit facility (including, without limitation, the Revolving Advances) falling due during that period and capable of being simultaneously redrawn under the terms of the relevant facility;

        "CONSOLIDATED NET WORTH" means at any time the aggregate of the amounts paid up or credited as paid up on the issued share capital of the Parent (other than any redeemable shares) and the aggregate amount of the reserves of the Group including:

        (a)     any amount credited to the share premium account;

        (b)     any capital redemption reserve fund; and

        (c) any balance standing to the credit or debit of the consolidated profit and loss account reserve of the Group, adjusted for (i) the effect of the historic goodwill arising on consolidation of (pounds sterling)50,701,000; (2) the elimination of the amortisation charged in respect of purchased goodwill as per the consolidated profit and loss account of the Group; and (3) deducting the amortisation of purchased goodwill using a five
                (5) year amortisation period,

        but deducting:

        (i) (to the extent included) any amounts arising from an upward revaluation of assets made at any time after 30 September 1999; and

        (ii) (to the extent included) any dividend or distribution recommended but not debited to the profit and loss account reserve or made by any member of the Group to the extent payable to a person who is not a member of the Group and such distribution is not provided for in the most recent financial statements, and so that no amount shall be included or excluded more than once.

        "CURRENT ASSETS" means the sum of inventory, trade receivables and other receivables (including sundry debtors) falling due within 12 months, prepaid accounts and other assets but excluding cash at bank and in hand.

        "CURRENT LIABILITIES" means the sum of all liabilities falling due within 12 months (including trade creditors, accruals and provisions and prepayments but excluding any Indebtedness for Borrowed Money falling due within such period.

        "DEBTOR DAYS" means, with respect to any Quarter Date, the aggregate of all outstanding receivables (excluding VAT) (net of any provisions) on such Quarter Date divided by Average Daily Sales.

        "EBIT" means, in respect of any Relevant Period, the consolidated profit of the Group for such period:

        (a) before any deduction of corporation tax or other taxes on income or gains for such Relevant Period;

        (b) before any deduction of Interest Payable in respect of such Relevant Period and before amortisation of Acquisition Costs, to the extent amortised;

        (c) after deducting (to the extent included) Interest Receivable in respect of such Relevant Period;

        (d)     excluding extraordinary items relating to such Relevant Period;

        (e) after deducting (to the extent otherwise included) the amount of profit (or adding back the loss) for such Relevant Period of any member of the Group which is attributable to any third party (not being a member of the Group) which is a shareholder in such member of the Group;

        (f) after deducting (to the extent otherwise included) any gain over book value arising in favour of a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such Relevant Period and any gain arising on any revaluation of any asset during such period;

        (g) after adding back (to the extent otherwise deducted) any loss against book value incurred by a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such Relevant Period; and

        (h) after deducting any depreciation on fixed assets relating to such Relevant Period.

        "EBITA" means, in respect of any Relevant Period, EBIT for such period before deducting amortisation of any goodwill on any intangible assets relating to such Relevant Period.

        "EBITDA" means, in respect of any Relevant Period, EBIT for such period adding back depreciation and amortisation during that period, to the extent deducted in calculating EBIT and taking into account any applicable Agreed Pro Forma Adjustments.

        "ELIGIBLE DEPOSIT BANKS" means any bank or financial institution with a short term rating of at least A1 granted by Standard & Poor's Corporation or P1 granted by Moody's Investors Services Inc..

        "EXCESS CASH FLOW" means, in respect of any financial year of the Group, Cash Flow for such financial year:

        (a)     less the aggregate of:

                (i)     Consolidated Fixed Charges of the Group; and

                (ii) (9.375% multiplied by the Original Senior Subordinated Note Amount) minus any cash interest paid under the Senior Subordinated Notes,

                for such financial year;

        (b) less (to the extent included in calculating Cash Flow) the amount prepaid during such financial year pursuant to the provisions of Clause 12.1 (Mandatory Prepayment on Disposals);

        (c) less an amount equal to the amount required to reduce drawings under the Revolving Facility to zero as at the date of calculation.

        "FINANCIAL QUARTER" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

        "INTEREST" means, in respect of any Relevant Period, amounts payable pursuant to Clause 14 (Taxes) and interest and amounts in the nature of interest paid or payable in respect of any Indebtedness for Borrowed Money of any member of the Group excluding any interest paid or payable on Indebtedness for Borrowed Money between any member of the Group and any other member of the Group but including:

        (a)     the interest element of finance leases;

        (b) discount and acceptance fees payable (or deducted) in respect of any Indebtedness for Borrowed Money excluding any income or expense received or incurred in connection with any sales through factoring or leasing transactions but only to the extent that such amounts have been taken into account in the cost of sales for the purposes of calculating EBIT;

        (c) the net amount (expressed as a positive or negative amount, as appropriate) due to or from members of the Group pursuant to interest rate hedging or similar agreements; and

        (d) commitment, utilisation and non-utilisation fees payable or incurred in respect of Indebtedness for Borrowed Money.

        "INTEREST PAYABLE" means, in respect of any Relevant Period, Interest accrued (whether or not paid or capitalised) during that Relevant Period as an obligation of any member of the Group during that period and calculated on the basis that amortisation of Acquisition Costs, to the extent amortised, will be excluded.

        "INTEREST RECEIVABLE" means, in respect of any Relevant Period, the amount of Interest (which for this purpose shall include all payments of the type described in the definition of Interest above (except for paragraph (c) thereof)) received by members of the Group (other than by other members of the Group) during such period whether or not paid.

        "MONITORED CAPITAL EXPENDITURE" means Capital Expenditure other than Permitted Acquisitions.

        "NET CASH INTEREST" means, in respect of any Relevant Period, Interest Payable less Interest Receivable to the extent actually received in cash during that period.

        "NET DEBT SERVICE" means, in respect of any Relevant Period, the aggregate of:

        (a)     Net Cash Interest; and

        (b) the aggregate of scheduled payments of any Indebtedness for Borrowed Money falling due.

        "NET SENIOR CASH INTEREST" means, in respect of any Relevant Period, Senior Interest Payable less Interest Receivable to the extent actually received in cash during that period.

        "NET SENIOR DEBT" means, at any time, all Indebtedness for Borrowed Money of the Group at such time:

        (a) less amounts outstanding under the Mezzanine Facility at such time;

        (b) less the aggregate amount of all cash balances (excluding the Available Cash) and Cash Equivalent Investments;

        (c) less any Indebtedness for Borrowed Money (not falling within (a) above) which is subordinated pursuant to the Intercreditor Arrangements or otherwise on terms acceptable to an Instructing Group.

        "QUARTER DATE" means each of 31 March, 30 June, 30 September and 31 December.

        "RELEVANT PERIOD" means (notwithstanding that such period commenced prior to the date hereof):

        (a) each period of twelve months ending on the last day of the Parent's financial year; and

        (b) each period of twelve months ending on the last day of each Financial Quarter of the Parent's financial year,

        PROVIDED THAT if any such period includes the date hereof, it shall be deemed to commence on such date.

        "SENIOR INTEREST" means, in respect of any Relevant Period, all interest and amounts in the nature of interest paid or payable in respect of the Facilities of any member of the Group including any commitment, utilisation and non-utilisation fees payable or incurred in respect of the Facilities.

        "SENIOR INTEREST PAYABLE" means, in respect of any Relevant Period, Senior Interest accrued (whether or not paid or capitalised) during that Relevant Period as an obligation of any member of the Group during that period.

        "TOTAL DEBT" means, at any time, the aggregate amount of Indebtedness for Borrowed Money (excluding any indebtedness incurred in relation to Senior Subordinated Notes) of the Group at such time.

        "TOTAL NET DEBT" means, in respect of any Relevant Period, Total Debt less the aggregate amount of all cash balances (excluding the Available
        Cash).

        "WORKING CAPITAL" means, at any time, the Consolidated Net Assets of the Group comprising stock and debtors (but excluding any cash) and deducting trade creditors and other Current Liability at the last day of such Relevant Period.

22.4    FINANCIAL TESTING

        The financial covenants set out in Clause 22 (Financial Condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 20 (Financial Information).

22.5    AUDITOR'S VERIFICATION

        The Agent may, at any time if it has reasonable grounds for believing that the figures prepared by the Parent are incorrect, inaccurate or incomplete at the Parent's expense require the auditors of the Group or the Group to verify the figures supplied by the Parent in connection with the financial conditions set out in Clause 22.1 (Financial Covenants).

        The Agent may, in accordance with this Clause 22.5, request verification of any figure or calculation made in a Compliance Certificate and/or delivered under Clause 21 (Other Information) and/or any figure contained in the financial statements delivered under Clause 20 (Financial Information) which is relevant to the calculation of the financial conditions referred to above.

        If such auditors fail to verify such figures to the reasonable satisfaction of the Agent after being requested to do so, the Agent may appoint an independent firm of accountants to carry out an appropriate investigation and give a certificate in a form and content reasonably satisfactory to the Agent certifying or verifying the relevant figures and satisfaction of the above financial conditions shall be determined be reference to the figures so verified or certified even if the audited or management accounts for the same date or period have not yet been published.

22.6    ACCOUNTING TERMS

        All accounting expressions to the extent that not otherwise defined herein shall be construed in accordance with UK GAAP.

23.     COVENANTS

23.1    MAINTENANCE OF LEGAL VALIDITY AND LEGAL STATUS

        Each Obligor shall do all such things as are necessary to maintain its and its subsidiaries existence as a legal person and obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences, consents and exemptions required in or by the laws of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under the Finance Documents to which it is expressed to be a party and to ensure the legality, validity, enforceability (subject to the Legal Reservations) or admissibility in evidence in its jurisdiction of incorporation of the Finance Documents and, on request of the Agent, supply copies (certified by an Authorised Signatory of the relevant Obligor as true, complete and up to date) of any such authorisations, approvals, licences, consents and exemptions.

23.2    INSURANCE

        23.2.1 Each Obligor shall and shall procure that each Material Subsidiary shall effect and maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for prudent companies carrying on a business such as that carried on by such Material Subsidiary (including, but not limited to, loss of earnings, business interruption, directors and officers liability cover).

        23.2.2 Without prejudice to sub-clause 23.2.1, each Obligor shall, and shall procure that each Material Subsidiary effects and maintains insurances on and in relation to its business and assets:

                (a) against such risks and at such levels as are recommended by such Material Subsidiary's insurance advisers or such higher levels as are normally maintained by persons carrying on the same business as that carried on by such Group member; and

                (b) in compliance with any relevant agreements which are binding on it from time to time.

        23.2.3 The Parent shall (if so requested in writing) supply the Agent with copies of all such insurance policies or certificates of insurance in respect thereof or (in the absence of the same) such other evidence of the existence of such policies as may be reasonably acceptable to the Agent and shall, in any event, notify the Agent of any material changes to its insurance cover made from time to time.

23.3    ENVIRONMENTAL MATTERS

        23.3.1 Each Obligor shall and shall ensure that each member of the Group shall comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, breach of which (or failure to obtain, maintain or take which) could reasonably be expected to have a Material Adverse Effect.

        23.3.2 Each Obligor shall, and shall procure that each Group member shall, inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of it's knowledge and belief) is threatened against any member of the Group in any case where such claim would be reasonably likely to have a Material Adverse Effect or of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group in any case where such claim could reasonably be expected to have a Material Adverse Effect.

23.4    NOTIFICATION OF EVENTS OF DEFAULT

        Each Obligor shall and shall procure that each Group member shall, inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent (if the Agent has reasonable grounds for believing that there may be an Event of Default or Potential Event of

        Default), confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred.

23.5    CLAIMS PARI PASSU

        Each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

23.6    CONSENTS AND APPROVALS

        Each Obligor shall, and shall procure that each member of the Group shall, comply with all applicable laws, rules, regulations and orders and obtain and maintain all governmental and regulatory consents, licences, authorisations and approvals the failure to comply with which or the failure to obtain and maintain which could be reasonably be expected to have a Material Adverse Effect.

23.7    CONDUCT OF BUSINESS

        Each Obligor shall, and shall procure that each Material Subsidiary shall, ensure that it has the right and is duly qualified to conduct its business as it is conducted from time to time in all applicable jurisdictions and does all things necessary to obtain, preserve and keep in full force and effect all material rights including, without limitation, all franchises, contracts, licences, IP Licences, consents and other rights which are necessary for the conduct of its business.

23.8    TAX

        Each Obligor shall, and shall procure that each Material Subsidiary shall, duly and punctually pay and discharge (a) all taxes, assessments and governmental charges imposed upon it or its assets within the time period allowed therefor without imposing penalties and without resulting in an Encumbrance with priority to any Bank or any security purported to be granted by or created pursuant to the Security Documents (save to the extent payment thereof is being contested in good faith by the relevant Group member and adequate reserves are being maintained for those taxes and where payment thereof can lawfully be withheld and would not result in an Encumbrance with priority to the security created or evidenced by the Security Documents) and (b) all lawful claims which, if unpaid, would by law become Encumbrances upon its assets which are not Permitted Encumbrances.

23.9    PRESERVATION OF ASSETS

        Each Obligor shall, and shall procure that each Material Subsidiary shall, maintain and preserve all of its assets that are necessary in the conduct of its business as conducted at the date hereof in good working order and condition, ordinary wear and tear excepted.

23.10   SECURITY

        23.10.1 Each Obligor shall, and shall procure that each member of the Group shall, at its own expense, take all such action as the Agent or the Security Agent may require (acting reasonably) for the purpose of perfecting or protecting the Agent's or Security Agent's rights under and preserving the security interests intended to be created or evidenced by any of the Finance Documents and as the Agent or the Security Agent may require following the making of any declaration pursuant to Clause 24.23 (Acceleration and Cancellation) or 24.24 (Advances Due on Demand) for facilitating the realisation of any such security or any part thereof.

        23.10.2 Each Obligor shall, and shall procure that each member of the Group shall, ensure that (save as specified in the Legal Reservations) each Security Document to which it is a party creates the security interest which that Security Document purports to create or, if that Security Document purports to evidence a security interest, accurately evidences a security interest which has been validly created and that each security interest ranks in priority as specified in the Security Document creating or evidencing that interest.

23.11   PENSIONS

        The Obligors shall, and shall procure that each Group member shall, ensure that all pension schemes are administered and funded in accordance with applicable law.

23.12   ACCESS

        While an Event of Default or Potential Event of Default (or the Agent reasonably suspects an Event of Default) is continuing and is not remedied or waived in respect of which information has been requested by the Agent and not supplied or not adequately answered, the Parent shall, ensure that any one or more representatives, agents and advisers of the Agent will on reasonable notice be allowed to have access to the assets, books, records and premises of each Group member and to inspect the same during normal business hours (at the reasonable expense of the Parent).

23.13   INTELLECTUAL PROPERTY

        Each Obligor shall, and shall procure that each Group member shall do all acts as are reasonably practicable to maintain, protect and safeguard the Intellectual Property necessary for the business of the relevant Group member and not terminate or discontinue the use of any such Intellectual Property save that licensing arrangements in relation to such Intellectual Property may be entered into between members of the Group provided that (1) such licensing arrangements do not allow any further sub-licensing by the licensee and (2) such licensing arrangements would not have a material adverse effect on the value of any of the Intellectual Property the subject matter of such licensing arrangements Provided that a failure to do so would cause a Material Adverse Effect.

23.14   BANK ACCOUNTS

        Each Obligor shall ensure that all sums received by an Obligor which is party to a Security Document providing security over a bank account which security is ultimately assigned and/or pledged to the Security Agent are paid into a bank account or accounts with such banks or financial institutions previously approved in writing by the Agent

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        and which are subject (to the extent legally possible) to security in favour of the Security Agent pursuant to the Security Documents.

23.15   VENDORS WARRANTIES

        In relation to a Permitted Acquisition or a Permitted Equity Funded Acquisition, the Borrower shall diligently pursue all material claims (if any) for breach of contract or warranty by, or misrepresentation by, or indemnity or other claim (if any) against the vendors or any affiliate thereof or any of their respective employees, officers or advisers or any other party under or in connection with any Acquisition Document which could reasonably be expected to have a Material Adverse Effect.

23.16   BANK ACCOUNTS

        The Parent shall, as soon as possible, but in any event, no later than the day following three (3) months after the date hereof, ensure that in relation to a Borrower, all sums received by it or by any Group Member are paid into a bank account or accounts with a member of the syndicate Banks hereunder and are subject to the security in favour of the Security Agent pursuant to the Security Documents.

23.17   NEGATIVE PLEDGE

        No Obligor shall, and each Obligor will procure that no member of the Group shall, create or permit to subsist any Encumbrance over all or any of its present or future revenues or assets other than a Permitted Encumbrance or create any restriction or prohibition on Encumbrances over all or any of its present or future revenues or assets.

23.18   LOANS AND GUARANTEES

        No Obligor shall, and each Obligor will procure that no member of the Group shall, make any loans, grant any credit or other financial accommodation or give any guarantee (except as required by the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person except:

        23.18.1 trade credit or indemnities or guarantees granted in the ordinary course of trading and upon terms usual for such trade; or

        23.18.2 Permitted Transactions.

23.19   FINANCIAL INDEBTEDNESS

        No Obligor shall, and each Obligor will procure that no member of the Group shall, incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than, in either case, Permitted Indebtedness.

23.20   DISPOSALS

        No Obligor shall, and each Obligor shall procure that no member of the Group shall make any disposal of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets or its business or undertakings other than Permitted Disposals.

23.21   MERGERS

        No Obligor shall, and each Obligor shall procure that no member of the Group shall, without the prior consent of an Instructing Group, merge or consolidate with any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction (other than a corporate reconstruction which is effected by means of capitalisation of any Intra-Group Loan permitted hereunder).

23.22   ACQUISITIONS

        Other than Permitted Acquisitions or Permitted Equity Funded Acquisitions no Obligor shall, and each Obligor shall procure that no member of the Group shall (without the prior consent of an Instructing Group):

        23.22.1 purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein) in, or incorporate, any other company or agree to do any of the foregoing; or

        23.22.2 purchase or otherwise acquire any assets (other than in the ordinary course of business or pursuant to any Capital Expenditure permitted under the terms of this Agreement) or (without limitation to any of the foregoing) acquire any business or interest therein or agree to do so; or

        23.22.3 form, or enter into, any partnership, consortium, Joint Venture or other like arrangement or agree to do so.

23.23   TOTAL PERMITTED ACQUISITIONS

        23.23.1 The Parent shall ensure that the aggregate Total Consideration incurred in each financial year in relation to Permitted Acquisitions and Permitted Equity Funded Acquisitions does not exceed (pounds sterling)12,500,000.

        23.23.2 The Parent shall ensure that the Total Consideration for any single Permitted Acquisition is not greater than (pounds sterling)1,250,000.

23.24   DIVIDENDS, DISTRIBUTIONS AND INTEREST

        23.24.1 No Obligor shall, and each Obligor shall procure that no Group member shall, pay, make or declare any dividend, return on capital, repayment of capital contributions or other distribution (whether in cash or in kind) or make any distribution of assets or other payment (including management fees) whatsoever whether directly or indirectly save (i) in relation to such payments made by an Obligor to the Parent to fund (a) tax liabilities and (b) administration costs provided that the aggregate amount of the loans made under paragraph
                (a)(v) of the definition of Permitted Transactions and this paragraph (i) does not exceed (pounds sterling)100,000 per annum and (ii) for Permitted Transactions.

        23.24.2 No Obligor shall, and each Obligor shall procure that no Group member shall, pay any interest or return on principal or repayment of principal or other distribution (in cash or in kind) to make any distribution of assets or other payment whatsoever in respect of the Senior Subordinated Notes or any other

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                loan notes or loan capital whether directly or indirectly save for Permitted Transactions and payments of interest in respect of the Senior Subordinated Notes permitted under the Intercreditor Arrangements.

        23.24.3 No Obligor shall, and each Obligor shall procure that no Group member shall, pay any fees or make any other payment whatsoever whether directly or indirectly save each Obligor may pay management fees for the two financial years after the date hereof in aggregate up to an amount of (pounds sterling)500,000 in each financial year (and thereafter if the proposed assets sales as identified in the TW US Strategy Paper do not occur, (pounds sterling)250,000 in aggregate in each financial year) in management fees charged by TW US to the Group in relation to compensation for providing management, personnel and facilities to the Group.

        PROVIDED THAT no such payments shall be made under this Clause 23.24 (Dividends, Distributions and Interest) if a Payment Blockage Event has occurred and is continuing and the Agent (acting on the instructions of an Instructing Group) has issued a Stop Notice (as such term is defined in the Intercreditor Arrangements).

23.25   SHARE CAPITAL

        No Obligor shall, and shall procure that no member of the Group shall, issue or redeem or repurchase, purchase, defease or retire any shares or grant any person the right (whether conditional or unconditional) to call for the issue or allotment of any share of the Parent or any Group member or any other equity investments, howsoever called, or alter any rights attaching to its issued shares (including ordinary and preference shares) other than:

        23.25.1 in the case of the Original Borrower, ordinary shares to be issued pursuant to the Warrant Documents or which are otherwise issued to satisfy the obligations of the Parent under the Senior Subordinated Notes and/or the obligations of the Original Borrower under the Mirror Notes;

        23.25.2 (i)     any issue of shares by an Obligor (other than the by the
                        Original Borrower or the Parent) to another wholly-owned member of the Group;

                (ii) the redemption, repurchase, defeasance or retirement by or purchase by a Group member of shares or share capital owned by the Original Borrower;

        23.25.3 the granting of its options to employees of any Group member to acquire 10,010,021 shares and the issue of shares upon the exercise of such options; and

        23.25.4 under the Management Options.



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23.26   AMENDMENTS

        No Obligor shall, and shall procure that no Group member shall, amend, vary, novate, supplement or terminate any of the Voting Trust Agreement, the Mezzanine Credit Agreement, the constitutional documents or any other document delivered to the Agent pursuant to Clauses 2.3 (Conditions Precedent), 36.2 (Borrower Conditions Precedent) or 37.2 (Guarantor Conditions Precedent) or waive any right thereunder other than any amendment or variation which is of a minor or technical nature or which could not reasonably be considered to be material to the interests of the Finance Parties.

23.27   CHANGE OF BUSINESS

        No Obligor shall, and shall procure that no Material Subsidiary shall, without the prior consent of an Instructing Group, make any material changes to the general nature of the business of the Group as carried on at the date hereof, or carry on any other business which results in any material change to the nature of such business.

23.28   FEES, COMMISSIONS AND INTEREST

        No Obligor shall, and shall procure that no Group member shall, other than as required or permitted hereunder or under the Intercreditor Arrangements, pay any fees or commissions or interest or repayments of intra-group indebtedness other than the arrangers fee of (pounds sterling)555,000 payable by the Original Borrower to Triumph Corporate Finance Group, Inc. on the date hereof.

23.29   ARM'S LENGTH BASIS

        No Obligor shall, and shall procure that no Group member shall, enter into any arrangement or contract with any of its affiliates or any Group member save where:

        23.29.1 both parties to the arrangement are Obligors; or

        23.29.2 in any other case such arrangement or contract is entered into on an arm's length basis and is fair and equitable to such Group member; or

        23.29.3 it is pursuant to any other transaction expressly permitted under the terms of the Finance Documents.

        For the purposes of this Clause 23.29 "AFFILIATE" of the specified person shall mean any other person directly or indirectly controlling or controlled by or under common control with such specified person or which is a director, officer or partner (limited or general) of such specified person; for the purposes of this definition "control", when used with respect of any specified person, means the possession, direct or indirect, of the power to vote five per cent. (5%) or more of the securities having ordinary voting power for the election of directors or the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

23.30   TREASURY TRANSACTIONS

        No Obligor shall, and each Obligor shall procure that no Group member shall, enter into any Treasury Transaction which is not a Permitted Treasury Transaction.



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23.31   SUBORDINATED DEBT

        No Obligor shall, and each Obligor shall procure that no Group member shall, unless permitted under the Intercreditor Arrangements or this Agreement, pay, prepay or repay or defease, exchange or repurchase any amount under (a) the Mezzanine Credit Agreement or (b) any Intra-Group Loan subordinated under the Intercreditor Arrangements or (c) the Senior Subordinated Notes or (d) the Mirror Notes.

23.32   JOINT VENTURES

        No Obligor shall, and each Obligor shall procure that no Group member shall, enter into or acquire or subscribe (or agree to enter into or acquire or subscribe) for any shares, stocks, securities or other interest in or transfer of any assets to or lend to or guarantee or give security for the obligations of any Joint Ventures without prior consultation with the Agent and provided that the aggregate liability and total exposure (including, without limitation, the aggregate of any investment or contribution for the Joint Venture and the amount of any liability, actual or contingent, of any member of the Group with respect to the obligations of such Joint Venture) of the Group to all such Joint Ventures shall not exceed (pounds sterling)250,000 at any one time.

23.33   YEAR 2000

        The Parent shall procure that all computer hardware and software and any equipment operated by electronic means ("COMPUTER SYSTEMS") used by any member of the Group are Year 2000 compliant (that is, in relation to any such Computer Systems that any reference to or use of a date before, on or after 31 December 1999 in the operation of such Computer Systems will not have an adverse effect on the use of such Computer Systems) provided that this provision will only apply if the failure in question could be reasonably be expected to have a Material Adverse Effect.

23.34   HEDGING

        23.34.1 The Parent shall, within ninety days of the date hereof, procure that the Borrower approved by the Agent shall enter into secured hedging arrangements for a period of no less than three years ranking pari passu with the claims of the Finance Parties under the Finance Documents satisfactory to the Banks (acting reasonably) with a Bank or Banks in order to fix or cap the total interest cost of the Obligors in respect of at least 66% of the drawndown amount of the aggregate of the Term A Outstandings as at the date such hedging arrangements are entered into.

        23.34.2 The Parent shall, within ninety days of the end of the Term B Availability Period, procure that the Borrower approved by the Agent shall enter into secured hedging arrangements for a period of no less than three years ranking pari passu with the claims of the Finance Parties under the Finance Documents satisfactory to the Banks (acting reasonably) with a Bank or Banks in order to fix or cap the total interest cost of the Obligors in respect of at least 66% of (i) the drawndown amount of the Term B Outstandings and (ii) any amounts outstanding under the Mezzanine Credit Agreement.



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23.35   THE PARENT

        The Parent shall not carry on any business other than as holding company of the Group and shall not own any assets other than its shareholding in the Original Borrower and the Mirror Notes and shall not incur any liabilities of any nature whatsoever save for (a) any Security contemplated pursuant to the terms of this Agreement or the Mezzanine Finance Documents; (b) its obligations under the Senior Subordinated Notes; (c) professional fees and administration costs in the ordinary course of business; (d) any liabilities under the Finance Documents and Mezzanine Finance Documents and (e) any liabilities incurred pursuant to Permitted Acquisitions.

23.36   THE ORIGINAL BORROWER

        The Original Borrower shall not carry on any business other than as a holding company of the Group and shall not own any assets other than its shareholding in its subsidiaries and shall not incur any liabilities of any nature whatsoever save for (a) any Security contemplated pursuant to the terms of this Agreement or the Mezzanine Finance Documents; (b) its obligations under the Mirror Notes; (c) professional fees and administration costs in the ordinary course of business; and (d) the intra-group loans referred to in Clause (a)(iii) of the definition of Permitted Transactions.

23.37   ACCEDING GUARANTORS

        The Parent shall use all reasonable endeavours to ensure that each member of the Group does all that is necessary (including, without limitation, by re-registering public companies as private companies) in order to follow the procedures set out in Sections 155-158 of the Companies Act 1985 (or its equivalent in any other jurisdiction) in order to ensure that the it can become an Additional Guarantor.

23.38   MEDIGAS LIMITED

        The Parent shall ensure that as soon as practicable after four (4) weeks from the date hereof and no later than six (6) weeks from the date hereof, Medigas Limited will accede as a Guarantor in accordance with Clause 37 (Additional Guarantors) and enter into a Debenture.

24.     EVENTS OF DEFAULT

        Each of Clause 24.1 (Failure to Pay) to Clause 24.20 (Material Adverse Change) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

24.1    FAILURE TO PAY

        Any amount due from an Obligor or the Obligors under the Finance Documents is not paid at the time, in the currency and in the manner specified herein unless such failure to pay is caused by technical difficulties with the banking system in relation to the transmission of funds and payment is made within three Business Days of the due date.

24.2    MISREPRESENTATION

        Any representation or statement made or deemed to be made by an Obligor in any Finance Document or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and if the circumstances causing such misrepresentation are reasonably capable of remedy, such Obligor shall have failed to remedy such circumstances within 28 days of receipt by it of written notice from the Agent requiring such circumstances to be remedied.

24.3    BREACH OF SPECIFIC COVENANTS

        At any time any of the requirements of Clause 22.1 (Financial Covenants), Clause 23.5 (Claims Pari Passu), Clause 23.16 (Negative Pledge), Clause 23.20 (Disposals), Clause 23.24 (Dividends, Distributions and Interest), Clause 23.25 (Share Capital) or Clause
        23.26 (Amendments) are not satisfied.

24.4    BREACH OF OTHER OBLIGATIONS

        An Obligor fails duly to perform or comply with any other obligation expressed to be assumed by it in the Finance Documents and such failure, if capable of remedy, is not remedied within 28 days after the earlier to occur of the date the Agent has given notice thereof to the Parent or such Obligor and the date the Obligor or the Parent has actual knowledge and if in the opinion of the Agent, acting reasonably, the circumstances causing such breach are reasonably capable of remedy, such Obligor shall have failed to remedy such circumstances within 28 days of receipt by it of written notice from the Agent requiring such circumstances to be remedied.

24.5    CROSS DEFAULT

        Any Financial Indebtedness of any Material Subsidiary is not paid when due, any Financial Indebtedness of any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity by reason of a default (however described), any commitment for any Financial Indebtedness of any Material Subsidiary is cancelled or suspended by a creditor of any Material Subsidiary by reason of a default (however described) or any creditor of any Material Subsidiary becomes entitled to declare or demand any Financial Indebtedness of any Material Subsidiary due and payable prior to its specified maturity by reason of a default (however described), provided that it shall not constitute an Event of Default under this Clause 24.5 (Cross Default) if the aggregate amount of all such Financial Indebtedness is less than (pounds sterling)200,000.

24.6    INSOLVENCY AND RESCHEDULING

        Any Material Subsidiary ceases or suspends generally payment of its debts or publicly announces an intention to do so (or is deemed for the purposes of any law applicable to it to be) or is unable to pay its debts as they fall due or commences negotiations with or makes a proposal to any one or more of its creditors with a view to the readjustment or rescheduling of all or a substantial part of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or a moratorium is declared in respect of all or a substantial part of the indebtedness of any Material Subsidiary.

24.7    INSOLVENCY PROCEEDINGS

        Any Material Subsidiary takes any corporate action or other steps are taken or formal insolvency proceedings are started (whether by way of voluntary arrangement, scheme of arrangement or otherwise) (save for any pursuant to a solvent reorganisation previously approved in writing by an Instructing Group) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets (or any event occurs or proceedings are taken with respect to any Group member which has a similar or equivalent effect to any of the foregoing in this Clause 24.7) PROVIDED THAT it shall not constitute an Event of Default under this Clause 24.7 if a petition is presented in an winding-up proceeding of a Material Subsidiary and such petition is discharged within 14 days of being presented.

24.8    EXECUTION OR DISTRESS

        Any execution or distress is levied against, or any encumbrancer(s) take possession of, the whole or any part of, the property, undertaking or assets of any Material Subsidiary or any event occurs which under the laws of any jurisdiction has a similar or analogous effect in respect of indebtedness exceeding (pounds sterling)200,000 (or its equivalent) in aggregate at any time and which, in any case, is not stayed or discharged within 21 days after such levy, taking of possession or effect and during such 21 day period is contested in good faith by appropriate means diligently pursued.

24.9    FAILURE TO COMPLY WITH FINAL JUDGMENT

        Any Material Subsidiary fails to comply with or pay any sum due from it or them under any final judgment or any final order made or given by any court of competent jurisdiction when such sums exceed (pounds sterling)200,000 (or its equivalent) in aggregate at any time.

24.10   GOVERNMENTAL INTERVENTION

        By or under the authority of any government:

        24.10.1 the management of any Material Subsidiary is wholly or partially displaced or the authority of any Material Subsidiary in the conduct of its business is wholly or partially curtailed; or

        24.10.2 all or a majority of the issued shares of any Material Subsidiary or the whole or any material part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

24.11   OWNERSHIP OF THE OBLIGORS

        After the date hereof, any Obligor (other than the Parent) ceases to be a wholly-owned subsidiary of the Parent, except where such disposal is permitted hereunder and in the case of the Original Borrower except where provided under the Warrant Document and in respect of the Management Options.

24.12   THE GROUP'S BUSINESS

        Except by reason of a Permitted Disposal, the Group as a whole ceases to carry on the business it carries on at the date hereof or enters into any unrelated business.



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24.13   REPUDIATION

        (1) Any Finance Document or Acquisition Document or the Voting Trust Agreement or the security intended to be constituted by or the subordination effected under any of the Finance Documents is repudiated by any Party (other than a Finance Party) or (2) any Party (other than a Finance Party) does or causes to be done any act or thing reasonably evidencing an intention to repudiate any Finance Document or any such security or subordination effected under any of the Finance Documents or
        (3) any Finance Document or Acquisition Document is not or ceases to be in full force and effect for a continuous period of 28 days Provided that any circumstances causing such Finance Document or Acquisition Document to cease to be in full force and effect are capable of remedy, such Party shall have failed to remedy such circumstances within 28 days of receipt by it of written notice from the Agent requiring such circumstances to be remedied or (4) the validity or applicability thereof to any sums due or to become due thereunder is disaffirmed by or on behalf of any Obligor.

24.14   ILLEGALITY

        24.14.1 At any time any Obligor no longer has the legal power to perform its obligations under the Finance Documents to which it is a party or to own its assets or to carry on its business or at any time it is or becomes unlawful for an Obligor to perform or comply with any or all of its obligations under any Finance Document to which it is a party or any of the obligations of an Obligor thereunder are not or cease to be legal, valid, binding and enforceable (except as provided in the Legal Reservations) and if capable of remedy such Obligor shall have failed to remedy such circumstances with 14 days of receipt by it of written notice from the Agent requiring such circumstances to be remedied.

        24.14.2 At any time it is or becomes unlawful for any Party to perform or comply with any or all of its obligations under any Acquisition Document or

        24.14.3 At any time any of the obligations of any person party to any Acquisition Document are not or cease to be legal, valid, binding and enforceable, which in each case could be reasonably expected to have a Material Adverse Effect.

24.15   AUDITOR'S QUALIFICATION

        The auditors of the Parent or any Group member qualify their annual audit report to the consolidated accounts of the Group or the unconsolidated accounts of any Group member in a manner which is, in the reasonable opinion of an Instructing Group, material in the context of the Facilities.

24.16   ENVIRONMENTAL

        Any Group member breaches any Environmental Law or any Environmental Claim is made or threatened against any Group member which, in either case, could reasonably be expected (taking into account the likelihood of success of such proceedings) to have a Material Adverse Effect.



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24.17   LITIGATION

        24.17.1 Any litigation, arbitration, administrative proceedings or governmental or regulatory investigations, proceedings or disputes are commenced or threatened against any Group member or its respective assets or revenues (taking into account the likelihood of success of such proceedings) which could reasonably be expected to have a Material Adverse Effect; or

        24.17.2 the filing by any person other than the Initial Investors or a Finance Party, whether at law or in equity, of any suit or complaint (or, in the case of derivative or other actions, on behalf of the TW US and the Parent or their successors or assigns by any representative, trustee, agent, court or administrative agency, receiver or administrator preliminary proceedings seeking permission or authority for the filing of any suit or complaint) with any court of competent jurisdiction, or the commencement of any other legal proceeding or administrative process seeking in any manner whatsoever to (i) have the creation of the voting trust pursuant to the Voting Trust Agreement or the transfer to such voting trust of all the issued shares of the Parent and the Original Borrower declared void or invalid or rescinded, (ii) challenge the validity, enforceability or effectiveness of the Voting Trust Agreement or the voting trust created hereby, or (iii) direct the Trustee (as defined in the Voting Trust Agreement) to vote or refrain from voting or to transfer or refrain from transferring the issued shares of the Parent and the Original Borrower held in the voting trust in any manner inconsistent in any respect with
                Section 6 of the Voting Trust Agreement including injunctive or similar equitable relief seeking to prevent the taking of any action that requires the approval of the shareholders of the Parent or the Original Borrower pending resolution of any legal challenge involving the voting share created by the Voting Trust Agreement, the Original Borrower Constitutional documents or the rights of the Initial Investors under the Securities Purchase Agreement or any agreement or instruct contemplated thereby.

24.18   SUBORDINATED DEBT

        An event of default (howsoever described) occurs under the Mezzanine Credit Agreement and is continuing unremedied or unwaived.

24.19   INTERCREDITOR ARRANGEMENTS

        Any party to the Intercreditor Arrangements (other than any Finance Party, the Mezzanine Agent or any Mezzanine Lender) fails to comply with its obligations under the Intercreditor Arrangements.

24.20   VOTING TRUST

        24.20.1 Any party to the Voting Trust Agreement (other than any Finance Party, the Mezzanine Agent or any Mezzanine Lender) fails to comply with its obligations under the Voting Trust Agreement;

        24.20.2 at any time the Voting Trust Agreement is amended, varied, novated, supplemented or terminated or any rights are waived (in a manner which is prejudicial to the Banks) thereunder without the consent of the Banks.

24.21   CONTROL OF PARENT

        The Trustee for and on behalf of the beneficiaries named therein (as defined in the Voting Trust Agreement) ceases to control the Parent.

24.22   MATERIAL ADVERSE CHANGE

        Any event or circumstance occurs which could reasonably be expected to have a Material Adverse Effect.

24.23   ACCELERATION AND CANCELLATION

        Upon the occurrence of an Event of Default which is continuing and at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Parent:

        24.23.1 declare all or any part of the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Obligors under the Finance Documents) or declare all or any part of the Advances to be due and payable on demand of the Agent; and/or

        24.23.2 declare that any unutilised portion of the Facilities shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Bank shall be reduced to zero; and/or

        24.23.3 exercise or direct the Security Agent to exercise all rights and remedies.

24.24   ADVANCES DUE ON DEMAND

        If, pursuant to Clause 24.23 (Acceleration and Cancellation), the Agent declares all or any part of the Advances to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Parent:

        24.24.1 require repayment of all or such part of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Obligors under the Finance Documents) or withdraw its declaration with effect from such date as it may specify; and/or

        24.24.2 select as the duration of any Interest Period or Term which begins whilst such declaration remains in effect a period of six months or less; and/or

        24.24.3 declare that the Security Documents (or any of them) shall have become enforceable.



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25.     GUARANTEE AND INDEMNITY

25.1    PARENT GUARANTEE AND INDEMNITY

        The Parent irrevocably and unconditionally:

        25.1.1 guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of each Obligor (other than the Parent) contained in any of the Finance Documents and agrees to pay from time to time on demand by the Agent any and every sum or sums of money which each Obligor (other than the Parent) is at any time liable to pay to any Finance Party under or pursuant to any of the Finance Documents and which has become due and payable but has not been paid at the time such demand is made; and

        25.1.2 agrees as a primary obligation to indemnify each Finance Party from time to time on demand by the Agent from and against any loss incurred by any Finance Party as a result of any of the obligations of each Obligor (other than the Parent) under or pursuant to any of the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against such Obligor for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Obligor.

25.2    GROUP GUARANTEE AND INDEMNITY

        Each Guarantor other than the Parent irrevocably and unconditionally:

        25.2.1 guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of each Obligor (other than itself) contained in any of the Finance Documents and agrees to pay from time to time on demand by the Agent any and every sum or sums of money which each Obligor (other than itself) is at any time liable to pay to any Finance Party under or pursuant to any of the Finance Documents and which has become due and payable but has not been paid at the time such demand is made; and

        25.2.2 agrees as a primary obligation to indemnify each Finance Party from time to time on demand by the Agent from and against any loss incurred by any Finance Party as a result of any of the obligations of each Obligor (other than itself) under or pursuant to any of the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against such Obligor for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Obligor.



                                      -90-
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25.3    ADDITIONAL SECURITY

        The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which any Finance Party may at any time hold in respect of any of any Obligor's obligations under the Finance Documents.

25.4    CONTINUING OBLIGATIONS

        The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Obligors under the Finance Documents and shall continue in full force and effect until final payment in full of all amounts owing by any Obligor under the Finance Documents and total satisfaction of all the Obligors' actual and contingent obligations thereunder.

25.5    OBLIGATIONS NOT DISCHARGED

        Neither the obligations of each Guarantor herein contained nor the rights, powers and remedies conferred in respect of each Guarantor upon any Finance Party by any Finance Document or by law shall be discharged, impaired or otherwise affected by:

        25.5.1 any insolvency proceeding in respect of any Obligor or any other person or any change in its status, function, control or ownership;

        25.5.2 any of the obligations of any Obligor or any other person under any Finance Document or under any other security taken in respect of any of its obligations under any Finance Document being or becoming illegal, invalid, unenforceable or ineffective in any respect;

        25.5.3 time or other indulgence being granted or agreed to be granted to any Obligor in respect of its obligations under any Finance Document or under any such other security;

        25.5.4 any amendment to, or any variation, waiver or release of, any obligation of any Obligor under any Finance Document or under any such other security;

        25.5.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Obligor's obligations under any Finance Document;

        25.5.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Obligor's obligations under any Finance Document; or

        25.5.7 any other act, event or omission which, but for this Clause 25.5 (Obligations not Discharged) might operate to discharge, impair or otherwise affect any of the obligations of each Guarantor contained in any Finance Document or any of the rights, powers or remedies conferred upon any of the Finance Parties by any Finance Document or by law.



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25.6    SETTLEMENT CONDITIONAL

        Any settlement or discharge between an Obligor and any of the Finance Parties shall be conditional upon no security or payment to any Finance Party by an Obligor or any other person on behalf of an Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party shall be entitled to recover the value or amount of such security or payment from such Obligor subsequently as if such settlement or discharge had not occurred.

25.7    EXERCISE OF RIGHTS

        No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Guarantor by this Agreement or by law:

        25.7.1  to make any demand of any Obligor;

        25.7.2 to take any action or obtain judgment in any court against any Obligor;

        25.7.3 to make or file any claim or proof in any insolvency proceedings of any Obligor; or

        25.7.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor under any Finance Document.

25.8    DEFERRAL OF GUARANTOR'S RIGHTS

        Each of the Guarantors agrees that, so long as any amounts are or may be owed by an Obligor under any Finance Document or an Obligor is under any actual or contingent obligations under any Finance Document, it shall not exercise any rights which it may at any time have by reason of performance by it of its obligations under any Finance Document:

        25.8.1  to be indemnified by an Obligor; and/or

        25.8.2 to claim any contribution from any other guarantor of any Obligor's obligations under any Finance Document; and/or

        25.8.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document by all or any of the Finance Parties.

25.9    SUSPENSE ACCOUNTS

        All moneys received, recovered or realised by a Bank by virtue of Clause
        25.1 (Parent Guarantee and Indemnity) or Clause 25.2 (Group Guarantee and Indemnity) may, in that Bank's discretion, in order to preserve the rights of the Bank to prove for the full amount of all its claim be credited to a suspense or impersonal account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment



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        and discharge of any amounts owing by an Obligor to such Bank under any
        Finance Document.

25.10   AMENDMENTS BINDING

        Without prejudice to the other provisions of Clause 25 (Guarantee and Indemnity), each Guarantor hereby confirms that if the Parent and the Finance Parties or any of them enter into any agreement or other arrangement, including (without limitation) any amendment or supplement to or restatement of this Agreement or the Finance Documents or any of its or their provisions, howsoever fundamental, then the Parent's execution of any such agreement or other arrangement, whether or not expressly made or purportedly made on behalf of the Guarantors, shall bind each of the Guarantors and the guarantee contained in Clause 25 (Guarantee and Indemnity) shall continue in full force and effect without the need to obtain any confirmation or acknowledgement from the Guarantors or any of them that their guarantee continues in full force and effect and applies to the Guarantor's liabilities under the Finance Documents as amended, supplemented or restated in accordance with the agreement of the Parent.

26.     COMMITMENT COMMISSION AND FEES

26.1    COMMITMENT COMMISSION ON THE REVOLVING FACILITY

        The Parent (on behalf of itself and the Borrowers) shall pay to the Agent for account of each Bank a commitment commission on the amount of such Bank's Available Revolving Commitment from day to day during the period beginning on the date hereof and ending on the Revolving Termination Date, such commitment commission to be calculated at the rate of 0.75 per cent. per annum and to be payable in arrear on the last day of each successive period of three months which ends during such period and on the Revolving Termination Date.

26.2    COMMITMENT COMMISSION ON THE TERM FACILITY

        The Parent (on behalf of itself and the Borrowers) shall pay to the Agent for account of each Bank a commitment commission on the amount of such Bank's Available Term Commitment from day to day from the date hereof until the end of the Term Availability Period, such commitment commission to be calculated at the rate of 0.75 per cent. per annum and to be payable on the last day of the Term Availability Period.

26.3    ARRANGEMENT FEE

        The Parent (on behalf of itself and the Original Borrower) shall pay to the Arranger the fees specified in the fee letter dated on or about the date hereof from the Arranger to the Parent at the times, and in the amounts, specified in such letter. The Parent acknowledges that it has received a copy of and consents to the terms of such letter.

26.4    AGENCY FEE

        The Parent (on behalf of itself and the Original Borrower) shall pay to the Agent for its own account the agency fees specified in the agency fee letter dated on or about the date hereof from the Agent to the Parent at the times, and in the amounts, specified in such letter. The Parent acknowledges that it has received a copy of and consents to the terms of such letter.



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26.5    UNDERWRITING FEE

        The Parent (on behalf of itself and the Original Borrower) shall pay to each Underwriter the fees specified in the fee letter dated on or about the date hereof from the Underwriter to the Parent at the times, and in the amounts, specified in such letter. The Parent acknowledges that it has received a copy of and consents to the terms of such letter.

27.     COSTS AND EXPENSES

27.1    TRANSACTION EXPENSES

        The Parent shall (on behalf of itself and the Borrower), from time to time on demand of the Agent, reimburse each of the Agent, the Security Agent and the Arranger and any of their affiliates (on a full indemnity basis whether or not any of the Facilities are drawn down or utilised) for all reasonable costs and expenses (including reasonable legal fees) together with any VAT thereon incurred by it in connection with:

        27.1.1 any due diligence carried out by it or on its behalf in connection with the Finance Documents and the transactions contemplated thereby;

        27.1.2 the negotiation, preparation, execution and perfection of the Finance Documents, any other document referred to in the Finance Documents and the completion of the transactions therein contemplated; and

        27.1.3  the syndication of the Facilities.

27.2    PRESERVATION AND ENFORCEMENT OF RIGHTS

        The Parent shall (on behalf of itself and the Borrower), from time to time on demand of the Agent or Security Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under the Finance Documents and any document referred to in the Finance Documents (including, without limitation, any costs and expenses relating to any investigation as to whether or not an Event of Default might have occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving an Event of Default or Potential Event of Default).

27.3    STAMP TAXES

        The Parent shall (on behalf of itself and the Borrower) pay all stamp, registration and other taxes to which the Finance Documents, any other document referred to in the Finance Documents (other than any Transfer Certificate) or any judgment given in connection therewith is or at any time may be subject and shall (on behalf of itself and the Borrowers), from time to time on demand of the Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.



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27.4    AMENDMENT COSTS

        If an Obligor requests any amendment, waiver or consent then the Parent shall (on behalf of such Obligor), within five Business Days of demand by the Agent, reimburse the Finance Parties for all costs and expenses reasonably incurred (including legal fees) together with any VAT thereon incurred by such person in responding to or complying with such request.

27.5    BANKS' LIABILITIES FOR COSTS

        If the Parent fails to perform any of its obligations under this Clause 27 (Costs and Expenses), each Bank shall, in its Proportion, indemnify each of the Agent, the Security Agent and the Arranger against any loss incurred by any of them (or their affiliates, in the case of costs and expenses referred to in Clause 27.1 (Transaction Expenses)) as a result of such failure.

28.     DEFAULT INTEREST AND BREAK COSTS

28.1    DEFAULT INTEREST PERIODS

        If any sum due and payable by an Obligor hereunder is not paid on the due date therefor in accordance with Clause 31 (Payments) or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 28 (Default Interest and Break Costs)) be selected by the Agent.

28.2    DEFAULT INTEREST

        An Unpaid Sum shall bear interest during each Interest Period in respect thereof at the rate per annum which is two per cent. per annum above the percentage rate which would apply to an Advance in the amount and currency of such Unpaid Sum and for the same Interest Period, PROVIDED THAT if such Unpaid Sum relates to an Advance which became due and payable on a day other than the last day of an Interest Period or Term relating thereto:

        28.2.1 the first Interest Period applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Interest Period or Term relating to that Advance; and

        28.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due, save that the Margin shall be, or be deemed to be, the highest rate specified in the definition thereof.

                Where an Unpaid Sum does not relate to an Advance, interest shall be calculated by reference to the Applicable B Margin.



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28.3    PAYMENT OF DEFAULT INTEREST

        Any interest which shall have accrued under Clause 28.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such Unpaid Sum on the last day of each Interest Period in respect thereof or on such other dates as the Agent may specify by notice to such Obligor.

28.4    BREAK COSTS

        If any Bank or the Agent on its behalf receives or recovers all or any part of an Advance or Unpaid Sum otherwise than on the last day of an Interest Period or Term relating thereto, the Agent shall calculate (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period or Term and (b) the amount of interest which in the opinion of the Agent (acting reasonably) would have been payable to the Agent on the last day of that Interest Period or Term in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period or Term. If (a) exceeds (b), then the Parent shall pay to the Agent on demand for account of such Bank an amount equal to such excess.

29.     PARENT'S INDEMNITIES

29.1    PARENT'S INDEMNITY

        The Parent undertakes to indemnify:

        29.1.1 each Finance Party against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, whether or not reasonably foreseeable, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in any Finance Document save to the extent that such cost, claim, loss, expense or liability has arisen as a result of the negligence or wilful default or wilful breach of obligation of such Finance Party;

        29.1.2 the Agent against any cost or loss it may suffer or incur as a result of its entering into, or performing, any foreign exchange contract for the purposes of Clause 31 (Payments);

        29.1.3  each Bank against any cost or loss it may suffer under Clause
                27.5 (Banks' Liabilities for Costs) or Clause 34.5 (Indemnification) save to the extent that such cost or loss has arisen as a result of the negligence or wilful default or wilful breach of obligation of such Bank;

        29.1.4 each Bank against any cost or loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by any Borrower but not made by reason of the operation of any one or more of the provisions hereof;



                                      -96-
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        29.1.5  each Finance Party and in each case each of their affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, fees and disbursements of legal counsel), joint or several, that may be reasonably incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any official investigation, litigation or proceeding or the preparation of any defence with respect thereto, arising out of or in connection with or relating to the Finance Documents or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Facilities, whether or not such official investigation, litigation or proceeding is brought by a member of the Group, any shareholder or creditors of any member of the Group, an Indemnified Party or any other person, except to the extent that such claim, damage, loss, liability, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's negligence or wilful misconduct or wilful breach of obligation; and

        29.1.6 each Bank against any cost or loss it may suffer or any reduction in its return on capital that it would have been able to obtain but for entering into or performing its obligations under this Agreement as a result of any minimum reserve requirements imposed on it by the European Central Bank in relation to an Advance or any funding of an Advance.

29.2    CURRENCY INDEMNITY

        If any sum (a "SUM") due from an Obligor under the Finance Documents or any order, judgment, award or decision given or made in relation thereto has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

        29.2.1  making or filing a claim or proof against such Obligor;

        29.2.2 obtaining an order, judgment, award or decision in any court, arbitral proceedings or other tribunal; or

        29.2.3 enforcing any order, judgment, award or decision given or made in relation thereto,

        the Parent shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.



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29.3    PARENT'S INDEMNITY FROM BORROWERS

        If the Parent is required to make any payment under Clause 29.1 (Parent's Indemnity), then each Borrower agrees to indemnify the Parent on demand in respect of any such payment.

30.     CURRENCY OF ACCOUNT AND PAYMENT

30.1    CURRENCY OF ACCOUNT

        Sterling is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, PROVIDED THAT:

        30.1.1 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

        30.1.2  each payment pursuant to Clause 14.2 (Tax Indemnity) or Clause
                16.1 (Increased Costs) shall be made in the currency specified by the party claiming thereunder.

31.     PAYMENTS

31.1    PAYMENTS TO THE AGENT

        On each date on which this Agreement requires an amount to be paid by an Obligor or a Bank, such Obligor or, as the case may be, such Bank shall make the same available to the Agent for value on the due date at such time and in such funds and to such account with such bank as the Agent shall specify from time to time.

31.2    PAYMENTS BY THE AGENT

        Save as otherwise provided herein, each payment received by the Agent for the account of another person pursuant to Clause 31.1 (Payments to the Agent) shall:

        31.2.1 in the case of a payment received for the account of a Borrower, be made available by the Agent to such Borrower by application:

                (a) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from such Borrower hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

                (b) secondly, in or towards payment (on the date, and in the currency and funds, of receipt) to such account with such bank in the principal financial centre of the country of the currency of such payment as such Borrower (or the Parent) shall have previously notified to the Agent for this purpose; and

        31.2.2 in the case of any other payment, be made available by the Agent to the person for whose account such payment was received (in the case of a Bank, for the account of the relevant Facility Office) for value as soon as reasonably practicable after receipt by the Agent by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment as such person shall have previously notified to the Agent.

31.3    NO SET-OFF

        All payments required to be made by an Obligor under any Finance Document shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

31.4    CLAWBACK

        Where a sum is to be paid under a Finance Document to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

31.5    PARTIAL PAYMENTS

        If and whenever a payment is made by an Obligor hereunder and the Agent receives an amount less than the due amount of such payment the Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order:

        31.5.1 FIRST, in or towards payment of any unpaid costs, fees and expenses of each of the Agent, the Security Agent and the Arranger;

        31.5.2 SECOND, in or towards payment pro rata of any accrued interest, commitment commission, payable to any Bank hereunder due but unpaid;

        31.5.3 THIRD, in or towards payment pro rata of any Outstandings due but unpaid; and

        31.5.4 FOURTH, in or towards payment pro rata of any other sum due but unpaid.

31.6    VARIATION OF PARTIAL PAYMENTS

        The order of partial payments set out in Clause 31.5 (Partial Payments) shall override any appropriation made by the Obligor to which the partial payment relates but the order set out in sub-clauses 31.5.2,
        31.5.3 and 31.5.4 of Clause 31.5 (Partial Payments) may be varied if agreed by all the Banks.

32.     SET-OFF

32.1    CONTRACTUAL SET-OFF

        Following an Event of Default which is continuing each Obligor authorises each Bank to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Bank in satisfaction of any sum due and payable from such Obligor



                                      -99-
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        to such Bank under any Finance Document but unpaid. For this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

32.2    SET-OFF NOT MANDATORY

        No Bank shall be obliged to exercise any right given to it by Clause
        32.1 (Contractual Set-off).

33.     SHARING

33.1    PAYMENTS TO BANKS

        If a Bank (a "RECOVERING BANK") applies any receipt or recovery from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 31 (Payments), then such Recovering Bank shall:

        33.1.1  notify the Agent of such receipt or recovery;

        33.1.2 at the request of the Agent, promptly pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 31.5 (Partial Payments).

33.2    REDISTRIBUTION OF PAYMENTS

        The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause 31.5 (Partial Payments).

33.3    RECOVERING BANK'S RIGHTS

        The Recovering Bank will be subrogated to the rights of the parties which have shared in a redistribution pursuant to Clause 33.2 (Redistribution of Payments) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).

33.4    REPAYABLE RECOVERIES

        If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

        33.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 33.2 (Redistribution of Payments) shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such Sharing Payment; and

        33.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.



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33.5    EXCEPTION

        This Clause 33 (Sharing) shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor.

33.6    RECOVERIES THROUGH LEGAL PROCEEDINGS

        If any Bank intends to commence any action in any court or arbitral proceedings it shall give prior notice to the Agent, the Security Agent and the other Banks. If any Bank shall commence any action in any court or arbitral proceedings to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court or arbitral proceedings.

34.     THE AGENT, THE ARRANGER, THE UNDERWRITERS AND THE BANKS

34.1    APPOINTMENT OF THE AGENT

        Each of the Arranger and the Banks hereby appoints the Agent to act as its agent in connection with the Finance Documents and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms thereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

34.2    AGENT'S DISCRETIONS

        The Agent may:

        34.2.1 assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (a) any representation made or deemed to be made by an Obligor in connection with any Finance Document is true, (b) no Event of Default or Potential Event of Default has occurred, (c) no Obligor is in breach of or default under its obligations under any Finance Document and (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised;

        34.2.2 assume that each Facility Office of each Bank is that notified to it by such Bank in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace such Facility Office and act upon any such notice until the same is superseded by a further such notice;

        34.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

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        34.2.4  rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

        34.2.5 rely upon any communication or document believed by it to be genuine;

        34.2.6 refrain from exercising any right, power or discretion vested in it as agent under any Finance Document unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

        34.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with any Finance Document until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions; and

        34.2.8 assume (unless it has specific notice to the contrary) that any notice or request made by the Parent is made on behalf of all the Obligors.

34.3    AGENT'S OBLIGATIONS

        The Agent shall:

        34.3.1 promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from an Obligor under any Finance Document;

        34.3.2 promptly notify each Bank of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Agent has notice from any other party hereto;

        34.3.3 save as otherwise provided herein, act as agent under any Finance Document in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arranger and the Banks; and

        34.3.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent under any Finance Document.

        The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

34.4    EXCLUDED OBLIGATIONS

        Notwithstanding anything to the contrary expressed or implied herein, neither the Agent, any Underwriter nor the Arranger shall:

        34.4.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with any Finance Document

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                is true, (b) the occurrence or otherwise of any Event of Default or Potential Event of Default, (c) the performance by an Obligor of its obligations under any Finance Document or (d) any breach of or default by an Obligor of or under its obligations under any Finance Document;

        34.4.2 be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

        34.4.3 be bound to disclose to any other person any information relating to any member of the Group if (a) such person, on providing such information, expressly stated to the Agent or, as the case may be, the Arranger, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person;

        34.4.4 be under any obligations other than those for which express provision is made in any Finance Document; or

        34.4.5 be or be deemed to be a fiduciary for any other party to any Finance Document.

34.5    INDEMNIFICATION

        Each Bank shall, in its Proportion, from time to time on demand by the Agent, indemnify the Agent against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent under any Finance Document (other than any which have been reimbursed by the Parent pursuant to Clause 29.1 (Parent's Indemnity)).

34.6    EXCLUSION OF LIABILITIES

        Except in the case of negligence or wilful default, none of the Agent, the Underwriters and the Arranger accepts any responsibility:

        34.6.1 for the adequacy, accuracy and/or completeness of the Information Memorandum or any other information supplied by the Agent or the Arranger, by an Obligor or by any other person in connection with any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document;

        34.6.2 for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document; or

        34.6.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document.

        Accordingly, none of the Agent, the Underwriters and the Arranger shall be under any liability (whether in negligence or otherwise) in respect of such matters, save in the case of negligence or wilful misconduct.

34.7    NO ACTIONS

        Each of the Banks agree that it will not assert or seek to assert against any director, officer or employee of the Agent, the Underwriters or the Arranger any claim it might have against any of them in respect of the matters referred to in Clause 34.6 (Exclusion of Liabilities).

34.8    BUSINESS WITH THE GROUP

        The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

34.9    RESIGNATION

        The Agent, the Underwriters may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior notice to that effect to each of the other parties hereto, provided that no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 34 (The Agent, the Arrangers, the Underwriters and the Banks).

34.10   SUCCESSOR AGENT

        If the Agent gives notice of its resignation pursuant to Clause 34.9 (Resignation), then any reputable and experienced bank or other financial institution in the United Kingdom may be appointed as a successor to the Agent by an Instructing Group (who shall consult with the Parent) during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself.

34.11   RIGHTS AND OBLIGATIONS

        If a successor to the Agent is appointed under the provisions of Clause
        34.10 (Successor Agent), then:

        34.11.1 the retiring Agent shall be discharged from any further obligation under any Finance Document but shall remain entitled to the benefit of the provisions of this Clause 34 (The Agent, the Arranger, the Underwriters and the Banks); and

        34.11.2 its successor and each of the other parties to any Finance Document shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to the Finance Documents.

34.12   OWN RESPONSIBILITY

        It is understood and agreed by each Bank that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and

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        investigation into all risks arising under or in connection with the
        Finance Documents including, but not limited to:

        34.12.1 the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

        34.12.2 the legality, validity, effectiveness, adequacy and enforceability of any Finance Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document;

        34.12.3 whether such Bank has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of their respective assets under or in connection with any Finance Document, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document; and

        34.12.4 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, an Underwriter or the Arranger, an Obligor, or by any other person in connection with any Finance Document, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document.

        Accordingly, each Bank acknowledges to the Agent, the Underwriters and the Arranger that it has not relied on and will not hereafter rely on the Agent, the Underwriters and the Arranger or any of them in respect of any of these matters.

34.13   AGENCY DIVISION SEPARATE

        In acting as agent under the Finance Documents for the Banks, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 34 (The Agent, the Arranger, the Underwriters and the Banks), any information received by some other division or department of the Agent may be treated as confidential and shall not be regarded as having been given to the Agent's agency division.

34.14   RELIANCE AND ENGAGEMENT LETTERS

        Each Finance Party confirms each of the Arranger and the Agent has authority to accept on its behalf the terms of any Reliance Letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated therein (including any net asset letter in connection with financial assistance procedures) and to bind it in respect of such Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

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35.     ASSIGNMENTS AND TRANSFERS

35.1    BINDING AGREEMENT

        This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and Transferees.

35.2    NO ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS

        No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations under the Finance Documents.

35.3    ASSIGNMENTS AND TRANSFERS BY BANKS

        Any Bank may, at any time, assign all or any of its rights and benefits under the Finance Documents or transfer in accordance with Clause 35.5 (Transfers by Banks) all or any of its rights, benefits and obligations under the Finance Documents to a bank or financial institution, PROVIDED THAT no such assignment or transfer may be made without prior consultation with the Parent, except in the case of any such assignment or transfer:

        35.3.1 to any subsidiary or holding company, or to any subsidiary of any holding company, of such Bank; or

        35.3.2 to any other Bank or any subsidiary or holding company, or to any subsidiary of any holding company, of any other Bank; or

        35.3.3  when an Event of Default has occurred which is continuing.

35.4    ASSIGNMENTS BY BANKS

        If any Bank assigns all or any of its rights and benefits under the Finance Documents in accordance with Clause 35.3 (Assignments and Transfers by Banks), then, unless and until the assignee has delivered a notice to the Agent confirming in favour of the Agent, the Arranger, the Security Agent, the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party to the Finance Documents as a Bank (whereupon such assignee shall become a party to the Finance Documents as a "Bank"), the Agent, the Arranger, the Security Agent, the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party to the Finance Documents.

35.5    TRANSFERS BY BANKS

        If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents as contemplated in Clause 35.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

        35.5.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations under the Finance Documents, each of the Obligors and such Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 35.5 (Transfers by Banks) as "DISCHARGED RIGHTS AND OBLIGATIONS");

        35.5.2 each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as each such Obligor and such Transferee have assumed and/or acquired the same in place of each such Obligor and such Bank;

        35.5.3 the Agent, the Security Agent, the Underwriters, the Arranger, such Transferee, the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to the Finance Documents as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agent, the Security Agent, the Underwriters, the Arranger and the relevant Bank shall each be released from further obligations to each other under the Finance Documents; and

        35.5.4  such Transferee shall become a party hereto as a "Bank".

35.6    ASSIGNMENT AND TRANSFER FEES

        On the date upon which an assignment takes effect pursuant to Clause
        35.4 (Assignments by Banks) or a transfer takes effect pursuant to Clause 35.5 (Transfers by Banks) the relevant assignee or Transferee shall pay to the Agent for its own account a fee of (pounds sterling)1,000.

35.7    DISCLOSURE OF INFORMATION

        Any Bank may disclose to any person:

        35.7.1 to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations under any Finance Document;

        35.7.2 with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, any Finance Document or any Obligor; or

        35.7.3 to whom information may be required to be disclosed by any applicable law or any regulatory authority, such information about any Obligor or the Group and any Finance Document as such Bank shall consider appropriate PROVIDED THAT, in relation to a disclosure under sub-clauses 35.7.1 and 35.7.2, the person to whom such information is to be given has entered into a Confidentiality Undertaking.

35.8    LIMITATION OF SPECIFIED INDEMNITIES

        If, at any time, any Bank assigns or transfers any of its rights, benefits and obligations hereunder or transfers a Facility Office and by reasons of circumstances either in effect at the time of such assignment or transfer or which at such time are known to become effective at a later date there would, but for this Clause 35.8 (Limitation of Specified Indemnities), arise an obligation on the part of an Obligor under Clause 14 (Taxes) or Clause 16.1 (Increased Costs) to pay to such assignee or Transferee any amount in excess of the amount it would have then been obliged to pay but for such assignment or transfer, then such Obligor shall not be obliged to pay the amount of such excess PROVIDED THAT this Clause 35.8 (Limitation of Specified Indemnities) shall not apply to any assignment or transfer made pursuant to Clause 18 (Mitigation) or to any assignment or transfer made in each case with the Parent's prior consent or to any assignment or transfer following an Event of Default which is continuing.

35.9    TRANSFERS OF PART

        Any transfer pursuant to Clause 35.5 (Transfers by Banks) of part (but not the whole) of a Bank's Commitment shall be in a minimum amount of (pounds sterling)5,000,000 and shall be such that the amount of the transferring Bank's Commitment shall not be reduced to less than (pounds sterling)5,000,000.

35.10   INTERCREDITOR ARRANGEMENTS AND SECURITY

        35.10.1 Each assignee or Transferee from a Bank shall enter into a deed of accession in the form set out in the Intercreditor Arrangements.

        35.10.2 Both the transferor or assignor Bank and the relevant Transferee or assignee shall take all steps necessary to ensure the transfer of the benefit of any security relating to the transfer or assignment and shall share (in a proportion to be agreed) any costs attributable to the transfer of such security.

36.     ADDITIONAL BORROWERS

36.1    REQUEST FOR ADDITIONAL BORROWER

        The Parent may request that any of its wholly-owned subsidiaries become an Additional Borrower by delivering to the Agent a Borrower Accession Memorandum and (to the extent legally possible) a Guarantor Accession Memorandum duly executed by the Parent and such subsidiary, together with the documents and other evidence listed in Schedule 8 (Additional Conditions Precedent) in relation to such subsidiary. Such Additional Borrower will provide to the extent legally possible the Security reasonably requested by the Agent which Security shall be given in accordance with Clause 23.10 (Security).

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36.2    BORROWER CONDITIONS PRECEDENT

        A company, in respect of which the Parent has delivered a Borrower Accession Memorandum to the Agent, shall become an Additional Borrower and assume all the rights, benefits and obligations of a Borrower as if it had been an Original Borrower on the date on which the Agent notifies the Parent that:

        36.2.1 an Instructing Group accepts the Parent's request in respect of such subsidiary and confirms that such subsidiary is suitable from a withholding tax position; and

        36.2.2 the Agent has received, in form and substance satisfactory to it, all documents and other evidence listed in Schedule 8 (Additional Conditions Precedent) in relation to such subsidiary,

        unless on such date an Event of Default or Potential Event of Default is continuing or would occur as a result of such subsidiary becoming an Additional Borrower.

36.3    RESIGNATION OF A BORROWER

        If at any time a Borrower (other than the Parent) is under no actual or contingent obligation under or pursuant to any Finance Document and such resignation would not affect the legality, validity or enforceability of any security contemplated by the Security Documents in respect of such Borrower or its assets, the Parent may request that such Borrower shall cease to be a Borrower by delivering to the Agent a Resignation Notice. Such Resignation Notice shall be accepted by the Agent on the date on which it notifies the Parent that it is satisfied that such Borrower is under no actual or contingent obligation under or pursuant to any Finance Document and such Borrower shall immediately cease to be a Borrower and shall have no further rights, benefits or obligations hereunder save for those which arose prior to such date.

37.     ADDITIONAL GUARANTORS

37.1    OBLIGATION FOR ADDITIONAL GUARANTOR

        The Parent shall ensure that any of its subsidiaries (except Dormant Subsidiaries) to the extent legally possible become an Additional Guarantor by delivering to the Agent a Guarantor Accession Memorandum duly executed by the Parent and such subsidiary, together with the documents and other evidence listed in Schedule 8 (Additional Conditions Precedent) in relation to such subsidiary promptly following the acquisition or creation of such subsidiary by any member of the Group. Such Guarantor will provide to the extent legally possible the Security reasonably requested by the Agent which Security shall be given in accordance with Clause 23.10 (Security).

37.2    GUARANTOR CONDITIONS PRECEDENT

        A company, in respect of which the Parent has delivered a Guarantor Accession Memorandum to the Agent, shall became an Additional Guarantor and assume all the rights, benefits and obligations of a Guarantor which is not a Guarantor referred to in Clause 25.1 (Parent Guarantee and Indemnity) or 25.2 (Group Guarantee and Indemnity) as if it had been an original party hereto as a Guarantor but with the exceptions (if any) stipulated in the Guarantor Accession Memorandum on the date on which the Agent receives, in form and substance satisfactory to it, all the documents and other evidence listed in Schedule 8 (Additional Conditions Precedent). The Agent shall notify the Parent when requested to do so whether it has received all such documents in form and substance satisfactory to it.

38.     CALCULATIONS AND EVIDENCE OF DEBT

38.1    BASIS OF ACCRUAL

        Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

38.2    QUOTATIONS

        If on any occasion a Reference Bank or Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent, provided that, in relation to determining LIBOR, this Clause 38.2 (Quotations) shall not apply if only one Reference Bank supplies a quotation.

38.3    EVIDENCE OF DEBT

        Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

38.4    CONTROL ACCOUNTS

        The Agent shall maintain on its books a control account or accounts in which shall be recorded:

        38.4.1 the amount and the Sterling Amount of any Advance or any Unpaid Sum and each Bank's share therein;

        38.4.2 the amount of all principal, interest and other sums due or to become due from an Obligor and each Bank's share therein; and

        38.4.3 the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

38.5    PRIMA FACIE EVIDENCE

        In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 38.3 (Evidence of Debt) and Clause 38.4 (Control Accounts) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

38.6    CERTIFICATES OF BANKS

        A certificate of a Bank as to:

        38.6.1 the amount by which a sum payable to it hereunder is to be increased under Clause 14.1 (Tax Gross-up);

        38.6.2 the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause
                14.2 (Tax Indemnity) or Clause 16.1 (Increased Costs); or

        38.6.3 the amount of any credit, relief, remission or repayment as is mentioned in Clause 15.3 (Tax Credit Payment) or Clause 15.4 (Tax Credit Clawback)

        shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

38.7    AGENT'S CERTIFICATES

        A certificate of the Agent as to the amount at any time due from a Borrower or the Parent hereunder or the amount which, but for any of the obligations of such Borrower or the Parent hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 25 (Guarantee and Indemnity).

39.     REMEDIES AND WAIVERS, PARTIAL INVALIDITY

39.1    REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of any party, any right or remedy under any Finance Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein and in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

39.2    PARTIAL INVALIDITY

        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions thereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

40.     NOTICES

40.1    COMMUNICATIONS IN WRITING

        Each communication to be made under the Finance Documents shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

40.2    ADDRESSES

        Any communication or document to be made or delivered pursuant to the Finance Documents shall (unless the recipient of such communication or document has, by fifteen days' written notice to the Agent, specified another address or fax number) be made or delivered to the address or fax number:

        40.2.1 in the case of the Original Obligors, the Security Agent, the Arranger and the Agent, identified with its name below;

        40.2.2 in the case of each Bank, notified in writing to the Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee); and

        40.2.3 in the case of each Additional Obligor, in the relevant Accession Memorandum

        PROVIDED THAT not more than one address may be specified by each party pursuant to this Clause 40.2 (Addresses) at any time. Any Bank with more than one Facility Office shall specify its main address and fax number for the purpose of notices.

40.3    DELIVERY

        Any communication or document to be made or delivered by one person to another pursuant to the Finance Documents shall:

        40.3.1 if by way of fax, be deemed to have been received when transmission has been completed (and, if such date is not a Business Day, shall be deemed to have been received on the next Business Day); and

        40.3.2 if by way of letter, deemed to have been delivered when left at that address or, as the case may be, ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

        PROVIDED THAT any communication or document to be made or delivered to the Agent or Security Agent shall be effective only when received by its agency division or, as the case may be, trustee division and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's or, as the case may be, Security Agent's signature below (or such other department or officer as the Agent or, as the case may be, the Security Agent shall from time to time specify for this purpose).

40.4    ENGLISH LANGUAGE

        Each communication and document made or delivered by one party to another pursuant to the Finance Documents shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

40.5    NOTIFICATION OF CHANGES

        Promptly upon receipt of notification of a change of address or fax number pursuant to Clause 40.3 (Delivery) the Agent shall notify the other parties hereto of such change.

41.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.



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42.     AMENDMENTS

42.1    AMENDMENTS

        Subject to Clause 42.2 (Amendments requiring the Consent of all the Banks) and Clause 42.3 (Exceptions) the Agent, if it has the prior consent of an Instructing Group, and the Obligors may from time to time agree in writing to amend the Finance Documents or to waive, prospectively or retrospectively, any of the requirements of the Finance Documents and any amendments or waivers so agreed shall be binding on all the Finance Parties, provided that:

        42.1.1 no such waiver or amendment shall subject any Finance Party hereto to any new or additional obligations without the consent of such Finance Party; and

        42.1.2 no such amendment or waiver shall result in any Bank which has a Revolving Commitment being required to participate in a Revolving Advance unless the consent of the Banks with Revolving Commitments exceeding sixty-six and two-thirds per cent. of the aggregate of the Revolving Commitments has been obtained.

42.2    AMENDMENTS REQUIRING THE CONSENT OF ALL THE BANKS

        An amendment or waiver which relates to:

        42.2.1  Clause 33 (Sharing) or this Clause 42 (Amendments);

        42.2.2 a decrease in the principal amount of any payment to a Bank under the Finance Documents, or a change in the currency of any Advance or deferral of any Term Repayment Date or Repayment Date or Final Maturity Date or Revolving Termination Date;

        42.2.3 a decrease in the Margin, the commitment commission, the amount or currency of any payment of interest, fees or any other amount payable hereunder to any Finance Party or deferral of the date for payment thereof;

        42.2.4  an increase in a Bank's Commitment;

        42.2.5 the conditions set out in sub-clause 6.1.8 of Clause 6.1 (Utilisation Conditions for the Revolving Facility) if an Event of Default or Potential Event of Default which relates to a Repeated Representation, Clause 22 (Financial Condition) or sub-clause 23.16 (Negative Pledge) is continuing;

        42.2.6 the definition of Event of Default, Instructing Group Permitted Acquisitions or Permitted Equity Funded Acquisitions;

        42.2.7  a change to any material provision of any Security Document;

        42.2.8 (save for Permitted Disposals) the discharge or release of any Security; or

        42.2.9 any provision which contemplates the need for the consent or approval of all the Banks, shall not be made without the prior consent of all the Banks.

42.3    EXCEPTIONS

        Notwithstanding any other provisions hereof, neither the Agent nor the Security Agent shall be obliged to agree to any such amendment or waiver if the same would:

        42.3.1 (in respect of the Agent or Security Agent) amend or waive this Clause 42 (Amendments), Clause 27 (Costs and Expenses) or Clause 34 (The Agent, the Arranger, the Underwriters and the Banks); or

        42.3.2 otherwise amend or waive any of the Agent's or Security Agent's rights hereunder or subject the Agent or Security Agent or any Arranger to any additional obligations hereunder or under the other Finance Documents.

42.4    AMENDMENTS BY PARENT

        The Parent (acting on behalf of each of the Obligors) may agree any amendment to or modification of the provisions of any of the Finance Documents or any schedule thereto, or grant any waiver or consent in relation thereto.

42.5    AMENDMENT TO CORRECT MANIFEST ERROR

        The Agent may agree with the Parent (acting on behalf of each of the Obligors) any amendment to or the modification of the provisions of any of the Finance Documents or any schedule thereto, which is necessary to correct a manifest error.

43.     GOVERNING LAW

        This Agreement is governed by English law.

44.     JURISDICTION

44.1    ENGLISH COURTS

        The courts of England have exclusive jurisdiction to settle any dispute (a "DISPUTE") arising out of or in connection with the Finance Documents (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

44.2    CONVENIENT FORUM

        The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

44.3    NON-EXCLUSIVE JURISDICTION

        This Clause 44 (Jurisdiction) is for the benefit of the Finance Parties only. As a result and notwithstanding Clause 44.1 (English Courts), it does not prevent any Finance Party from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent Proceedings in any number of jurisdictions.

44.4    SERVICE OF PROCESS

        Each Original Obligor agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it on the Parent at its registered office. If any Obligor ceases to have a place of business in Great Britain or, as the case may be, the appointment of the person mentioned in this Clause 44.4 (Service of Process) (or, as the case may be, the relevant Accession Memorandum) ceases to be effective, the relevant Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If an Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice to such Obligor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause 44.4 (Service of Process) applies to Proceedings in England and to Proceedings elsewhere.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the date and year first above written.

                                                SIGNATURES

THE PARENT

TRANSWORLD HOLDINGS (UK) LIMITED

By:           WAYNE PALLADINO

Address:      BROADWALK HOUSE
              5 APPOLD STREET
              LONDON, EC2A 2HA


Fax:

Attention:



THE ORIGINAL BORROWER

TRANSWORLD HEALTHCARE (UK) LIMITED

By:           WAYNE PALLADINO

Address:      BALDERTON HALL
              SOUTH DRIVE
              BALDERTON
              NEWARK
              NOTTINGHAMSHIRE, NG24 3JR



Fax:

Attention:

THE ORIGINAL GUARANTORS

TRANSWORLD HOLDINGS (UK) LIMITED

By:           WAYNE PALLADINO

Address:      BROADWALK HOUSE
              5 APPOLD STREET
              LONDON, EC2A 2HA




Fax:

Attention:



TRANSWORLD HEALTHCARE (UK) LIMITED

By:           WAYNE PALLADINO

Address:      BALDERTON HALL
              SOUTH DRIVE
              BALDERTON
              NEWARK
              NOTTINGHAMSHIRE, NG24 3JR



Fax:

Attention:



OMNICARE LIMITED

By:           WAYNE PALLADINO

Address:      BALDERTON HALL
              SOUTH DRIVE
              BALDERTON
              NEWARK
              NOTTINGHAMSHIRE, NG24 3JR



Fax:

Attention:

ALLIED MEDICARE LIMITED

By:           WAYNE PALLADINO

Address:      MEDICARE HOUSE
              STONE BUSINESS PARK
              BROOKES ROAD
              STONE
              STAFFORDSHIRE, ST15 0TL



Fax:

Attention:



AMCARE LIMITED

By:           WAYNE PALLADINO

Address:      39B PALLION WAY
              PALLION TRADING ESTATE
              SUNDERLAND
              TYNE & WEAR, SR4 6SN



Fax:

Attention:



ALLIED OXYCARE LIMITED

By:           WAYNE PALLADINO

Address:      CHARLES HOUSE
              ENTERPRISE DRIVE
              FOUR ASHES
              WOLVERHAMPTON, WV10 7DF



Fax:

Attention:

NOVACARE (UK) LIMITED

By:           WAYNE PALLADINO

Address:      UNIT 10
              HORTON COURT
              HORTON SQUARE
              TELFORD
              SALOP, TF1 4GY



Fax:

Attention:



THE ARRANGER

PARIBAS

By:           PATRICK FOX

Address:      10 HAREWOOD AVENUE
              LONDON, NW1 6AA


Fax:          0171 595 5019

Attention:    PATRICK FOX



THE AGENT

BARCLAYS BANK PLC

By:           ANTHONY NASH

Address:      5 THE NORTH COLONNADE
              CANARY WHARF
              LONDON, E14 4PU



Fax:          0171 773 6454

Attention:    MALCOLM ORTON

THE SECURITY AGENT

BARCLAYS BANK PLC

By:           ANTHONY NASH

Address:      5 THE NORTH COLONNADE
              CANARY WHARF
              LONDON, E14 4PU



Fax:          0171 773 6454

Attention:    MALCOLM ORTON



THE UNDERWRITERS

BARCLAYS BANK PLC

By:           ANTHONY NASH

Address:      1ST FLOOR
              54 LOMBARD STREET
              LONDON, EC3P 3AH



Fax:          0171 699 2770

Attention:    A. NASH



PARIBAS

By:           PATRICK FOX

Address:      10 HAREWOOD AVENUE
              LONDON, NW1 6AA



Fax:          0171 595 5019

Attention:    PATRICK FOX

THE BANKS

BARCLAYS BANK PLC

By:           ANTHONY NASH

Address:      1ST FLOOR
              54 LOMBARD STREET
              LONDON, EC3P 3AH



Fax:          0171 699 2770

Attention:    A. NASH



PARIBAS

By:           PATRICK FOX

Address:      10 HAREWOOD AVENUE
              LONDON, NW1 6AA



Fax:          0171 595 5019

Attention:    PATRICK FOX